                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [_]

   Check the appropriate box:

 [_]  Preliminary Proxy Statement

 [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 [X]  Definitive Proxy Statement

 [_]  Definitive Additional Materials

 [_]  Soliciting Material under (S)240.14a-12

                              ITC/\DeltaCom, Inc.
  ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

  ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.
 [_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

 [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

      -----------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

      -----------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------------

    5) Total fee paid:

      -----------------------------------------------------------------

 [_]  Fee paid previously with preliminary proxy materials.

 [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:______________________________________________
    2) Form, Schedule or Registration Statement No.:________________________
    3) Filing Party:________________________________________________________

    4) Date Filed:_____________________________________________________

                             [ITC/\DELTACOM LOGO]
                            1791 O.G. Skinner Drive
                           West Point, Georgia 31833

                              April 18, 2001

Dear fellow stockholder:

   You are cordially invited to attend the annual meeting of stockholders of ITC/\DeltaCom, Inc. to be held on Friday, May 18, 2001, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia.

   At this meeting, you will be asked to consider and approve a proposed investment in ITC/\DeltaCom by ITC Holding Company, Inc. and possibly other investors. In this transaction, ITC/\DeltaCom will issue and sell, for a total purchase price of up to $150 million, up to 150,000 shares of cumulative convertible preferred stock and warrants to purchase our common stock with a total exercise price of up to $45 million. This transaction will bring us much needed capital and will provide us with greater financial and operating flexibility. We are asking our stockholders to approve this transaction in accordance with rules of the National Association of Securities Dealers, Inc. that are applicable to companies which, like ITC/\DeltaCom, have a class of equity securities listed on the Nasdaq National Market.

   In addition, you will be asked to vote upon the election of four directors to serve on our Board of Directors and to consider two proposals relating to our 1997 Stock Option Plan.

   The accompanying proxy statement contains information about the proposed investment transaction and the other important proposals. We urge you to read the entire proxy statement carefully.

   Your Board of Directors has unanimously approved the investment transaction and has determined that it is fair to, and in the best interests of, ITC/\DeltaCom and its stockholders. The Board of Directors unanimously recommends that you vote FOR the investment transaction proposal and each of the other proposals to be presented at the annual meeting.

   Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to vote, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope, or vote by telephone or through the Internet by following the instructions provided on the enclosed proxy card, as soon as possible, even if you plan to attend the annual meeting. Signing the enclosed proxy card will not prevent you from voting in person if you attend the annual meeting, but will assure that your vote is counted if you are unable to attend.

   We hope that you can attend the annual meeting. We appreciate your interest and support in the affairs of ITC/\DeltaCom.

                                          Sincerely yours,

                                          /s/ Andrew M. Walker

                                          Andrew M. Walker
                                          Vice Chairman, President and
                                           Chief Executive Officer

                              ITC/\DELTACOM, INC.
                            1791 O.G. Skinner Drive
                           West Point, Georgia 31833

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               May 18, 2001

To our stockholders:

   On behalf of the Board of Directors of ITC/\DeltaCom, Inc., it is my pleasure to invite you to ITC/\DeltaCom's 2001 annual meeting of stockholders. The annual meeting will be held on Friday, May 18, 2001, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia. The annual meeting has been called for the following purposes, which are described in more detail in the accompanying proxy statement (which is incorporated herein by reference):

  1. to consider and vote upon a proposal to approve an Investment Agreement, dated as of February 27, 2001, between the Company and ITC Holding Company, Inc., a Delaware corporation, and to approve the performance by the Company of all transactions and acts contemplated by such Investment Agreement, including the issuance and sale, for a total purchase price of up to $150 million, of up to 150,000 shares of the Company's Series B cumulative convertible preferred stock, par value $.01 per share (the "Series B preferred stock"), and warrants to purchase shares of the Company's common stock, par value $.01 per share (the "common stock"), having an aggregate exercise price of up to $45 million (the "warrants"), as well as the issuance of additional shares of Series B preferred stock as dividends on outstanding Series B preferred stock and the issuance of shares of common stock upon conversion of the Series B preferred stock and exercise of the warrants;

  2. to consider and vote upon a proposal to elect four directors of ITC/\DeltaCom, Inc.;

  3. to consider and vote upon a proposal to approve the ITC/\DeltaCom, Inc. 1997 Stock Option Plan;

  4. to consider and vote upon a proposal to amend the ITC/\DeltaCom, Inc. 1997 Stock Option Plan to increase the number of shares of common stock that may be issued under the plan from 9,815,000 shares to 13,815,000 shares; and

  5. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

   Only stockholders of record at the close of business on March 28, 2001 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company's offices at 1791 O.G. Skinner Drive, West Point, Georgia 31833, and at the time and place of the meeting during the whole time of the meeting.

   All stockholders are cordially invited to attend this meeting.

                                          By Order of the Board of Directors,

                                          /s/ Andrew M. Walker

                                          Andrew M. Walker
                                          Vice Chairman, President and
Dated: April 18, 2001                      Chief Executive Officer

 YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE BY TELEPHONE OR THROUGH THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL INFORMATION.......................................................   1
  Proposals...............................................................   1
  Proxy Solicitation......................................................   1
  Voting and Revocability of Proxies......................................   2
  Voting Procedure........................................................   2
  Stockholder Approval of the Proposals...................................   3
INVESTMENT PROPOSAL.......................................................   4
  Summary.................................................................   4
  Some Possible Effects of the Investment Transaction.....................  10
  Overview of the Investment Transaction..................................  15
  Background of the Investment Transaction................................  15
    Relationship of the Company and Holding...............................  15
    Company Evaluation of Financing Alternatives..........................  17
    Chronology of Events Leading Up to Execution of the Investment
     Agreement............................................................  18
  Recommendations of the Special Committee and the Company's Board of
   Directors; Reasons for the Investment Transaction......................  22
  Opinion of Financial Adviser to the Special Committee...................  24
  Interests of Certain Persons in the Investment Transaction..............  29
  Stockholder Approval Requirement........................................  29
  Source of Funds.........................................................  29
  Price Range of Common Stock.............................................  30
DESCRIPTION OF INVESTMENT TRANSACTION DOCUMENTS AND SECURITIES............  31
  Terms of the Investment Agreement.......................................  31
    Overview..............................................................  31
    Schedule of Closings..................................................  32
    Assignment of Purchase Commitment by Holding..........................  33
    Representations and Warranties........................................  33
    Covenants.............................................................  35
    Closing Conditions....................................................  36
    Termination...........................................................  37
    Indemnification.......................................................  38
    Transfer of Securities................................................  39
    Payment of Fees and Expenses..........................................  39
  Terms of the Registration Rights Agreement..............................  39
    Securities Subject to Agreement.......................................  39
    Holders Entitled to Registration Rights...............................  40
    Manner of Registration................................................  40
    Blackout Periods; Lock-ups............................................  41
    Effectiveness of Registration Statements..............................  41
    Registration Expenses.................................................  41
    Indemnification.......................................................  41
  Description of Series B Preferred Stock.................................  41
    General...............................................................  42
    Ranking...............................................................  42
    Dividends.............................................................  43
    Liquidation Preference................................................  44
    Conversion............................................................  44
    Redemption............................................................  47
    Voting Rights.........................................................  48

                                                                           Page
                                                                           ----
    Transfer..............................................................  49
  Description of Warrants.................................................  49
    Term..................................................................  49
    Exercise Price and Limitation.........................................  50
    Method of Exercise....................................................  50
    No Rights as Stockholders.............................................  50
    Reservation and Listing of Warrant Shares.............................  50
    Amendment.............................................................  51
    Transfer..............................................................  51
    Registration Rights...................................................  51
  Description of Common Stock.............................................  51
    Voting Rights.........................................................  51
    Liquidation Rights....................................................  51
    Dividends.............................................................  52
    Other.................................................................  52
    Quotation of the Common Stock.........................................  52
    Transfer Agent and Registrar..........................................  52
  Some Important Charter, Bylaw and Statutory Provisions..................  52
    Classified Board of Directors.........................................  52
    Number of Directors; Vacancies........................................  52
    Removal of Directors..................................................  53
    No Stockholder Action by Written Consent..............................  53
    Special Meeting of Stockholders.......................................  53
    Amendment of Certificate of Incorporation.............................  53
    Amendment of Bylaws...................................................  53
    Special Redemption Provisions.........................................  53
    Section 203 of the Delaware General Corporation Law...................  54
APPROVAL OF THE INVESTMENT PROPOSAL.......................................  55
ELECTION OF DIRECTORS.....................................................  56
  Nominees for Election as Directors......................................  56
  Approval of Nominees....................................................  56
  Board of Directors and Committees of the Board..........................  58
  Director Compensation...................................................  59
  Security Ownership......................................................  60
    Principal Stockholders................................................  60
    Security Ownership of Directors, Director Nominees and Executive
     Officers.............................................................  60
  Executive Compensation..................................................  63
    Stock Option Grants in Fiscal 2000....................................  64
    Stock Option Exercises in Fiscal 2000.................................  64
  Transactions with Related Parties.......................................  65
  Report of the Compensation Committee of the Board of Directors of
   ITC/\DeltaCom, Inc. on Executive Compensation..........................  66
  Compensation Committee Interlocks and Insider Participation.............  68
  Stockholder Return Performance Graph....................................  69
  Section 16(a) Beneficial Ownership Reporting Compliance.................  69
APPROVAL OF ITC/\DELTACOM, INC. 1997 STOCK OPTION PLAN....................  70
  Section 162(m) of the Internal Revenue Code.............................  70
  Summary of Material Provisions of the 1997 Stock Option Plan............  70
  Approval of Proposal 3..................................................  74

                                                                            Page
                                                                            ----
AMENDMENT TO ITC/\DELTACOM, INC. 1997 STOCK OPTION PLAN....................  75
    Approval of Proposal 4.................................................  75
INDEPENDENT ACCOUNTANTS....................................................  76
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
 ITC/\DELTACOM, INC........................................................  76
STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2002.......................  77
OTHER MATTERS..............................................................  77
INCORPORATION BY REFERENCE.................................................  77

 APPENDICES
 Appendix A Opinion of Banc of America Securities LLC
 Appendix B Investment Agreement
 Appendix C Form of Registration Rights Agreement
 Appendix D Form of Certificate of Designation of the Series B Preferred Stock
 Appendix E Form of Warrant
 Appendix F Audit Committee Charter
 Appendix G ITC/\DeltaCom, Inc. 1997 Stock Option Plan

                              ITC/\DELTACOM, INC.
                            1791 O.G. Skinner Drive
                           West Point, Georgia 31833

                               ----------------

                         Annual Meeting of Stockholders

                               May 18, 2001

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

   ITC/\DeltaCom, Inc. (the "Company") is furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors of ITC/\DeltaCom for use at the annual meeting of the Company's stockholders to be held on Friday, May 18, 2001, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia. This proxy statement and the enclosed proxy card are first being mailed to the Company's stockholders on or about April 18, 2001.

Proposals

   The annual meeting has been called for stockholders to consider and vote upon the following four proposals:

   Investment Proposal (Proposal 1). Proposal 1 is to approve an Investment Agreement, dated as of February 27, 2001 (the "investment agreement"), between the Company and ITC Holding Company, Inc., a Delaware corporation ("Holding" or "ITC Holding Company"), and to approve the performance by the Company of all transactions and acts contemplated by the investment agreement, which are collectively referred to as the "Investment Transaction." The Investment Transaction will include the following transactions:

  . the issuance and sale, for a total purchase price of up to $150 million, of up to 150,000 shares of multiple series of the Company's Series B cumulative convertible preferred stock (the "Series B preferred stock") and warrants to purchase shares of the Company's common stock for a total exercise price of up to $45 million (the "warrants");

  . the issuance of additional shares of Series B preferred stock as dividends on outstanding Series B preferred stock; and

  . the issuance of shares of common stock upon conversion of the Series B preferred stock and exercise of the warrants.

   Election of Directors Proposal (Proposal 2). Proposal 2 is to elect four directors of the Company.

   Stock Option Plan Proposals (Proposals 3 and 4). Proposal 3 is to approve the ITC/\DeltaCom, Inc. 1997 Stock Option Plan in order to permit awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code of 1986 for "qualified performance-based compensation." Proposal 4 is to approve an amendment to the ITC/\DeltaCom, Inc. 1997 Stock Option Plan to increase the number of shares of common stock that may be issued under the plan from 9,815,000 shares to 13,815,000 shares.

Proxy Solicitation

   The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, facsimile, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also expects to make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material. The Company will use the services of MacKenzie Partners, Inc. to aid in the solicitation of proxies at a fee not expected to exceed approximately $12,500, plus such firm's reasonable out-of-pocket expenses. The Company has agreed to indemnify MacKenzie Partners, Inc. against any losses, claims, damages, liabilities or expenses such firm may incur in providing these services.

Voting and Revocability of Proxies

   A proxy card for use at the annual meeting and a return postage-paid envelope are enclosed. Stockholders may also vote their shares by telephone or through the Internet by following the instructions provided on the enclosed proxy card. Shares of the Company's common stock represented by an effective proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted FOR approval of each of the four proposals listed on the proxy card.

   Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. The Board of Directors is not aware of any other matters which are likely to be brought before the annual meeting, and business at the annual meeting will be limited to the four proposals set forth above and to matters incidental to those proposals and the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

   A stockholder who has given a proxy may revoke it at any time before its exercise at the annual meeting by giving written notice of revocation to the Secretary of the Company, by properly submitting to the Company a duly executed proxy bearing a later date, or by voting in person at the annual meeting. Unless a proxy is revoked, the shares represented by such proxy will be voted in the discretion of the named proxies at the meeting and any adjournment or postponement of the meeting. Attendance at the meeting by a stockholder who has submitted a proxy but does not provide a notice of revocation or request to vote in person is not sufficient to revoke that proxy. Stockholders should address all written notices of revocation of proxies and other communications relating to proxies to the Company at its principal executive offices as follows:

         ITC/\DeltaCom, Inc.
         1791 O.G. Skinner Drive
         West Point, Georgia 31833
         Attention: Secretary

Voting Procedure

   All holders of record of the Company's common stock at the close of business on March 28, 2001 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of March 28, 2001, there were 62,190,615 shares of common stock outstanding.

   The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

   Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting. Votes may be cast for, against or as abstentions. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote.

   Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether any proposal to be acted upon at the annual meeting is approved.

Stockholder Approval of the Proposals

   Investment Proposal. The Company is asking stockholders to approve the Investment Proposal in accordance with the rules of the National Association of Securities Dealers, Inc. that are applicable to companies which, like ITC/\DeltaCom, have a class of equity securities listed on the Nasdaq National Market. In addition, the special committee of the Board of Directors that recommended approval of the Investment Transaction conditioned its recommendation on the satisfaction of a second stockholder vote requirement.


   In accordance with these two requirements, and assuming a quorum is present at the annual meeting, approval of the Investment Proposal requires the affirmative vote of:

  . the holders of a majority of the total votes cast on the Investment Proposal of the shares of common stock present in person or represented by proxy at the annual meeting, which is referred to as the "Nasdaq vote requirement"; and

  . the holders of a majority of the shares of common stock voted on the Investment Proposal present in person or represented by proxy at the annual meeting that are not owned by Holding or the officers or directors of Holding who are also officers or directors of the Company, which is referred to as the "majority of the minority vote requirement."

   Abstentions will not be treated as votes cast or shares voted on the Investment Proposal and, accordingly, will not affect whether the Investment Proposal is approved at the annual meeting for purposes of the Nasdaq vote requirement or the majority of the minority vote requirement.

   Holding and the seven directors of the Company who are also directors of Holding have informed the Company that they intend to vote their shares in favor of the Investment Proposal. Holding and these directors collectively beneficially owned approximately 24.3% of the common stock outstanding as of February 28, 2001. Their affirmative votes will be counted in determining whether the Investment Proposal has been approved for purposes of the Nasdaq vote requirement, but will not be counted in determining whether the Investment Proposal has been approved for purposes of the majority of the minority vote requirement.

   Election of Directors Proposal. Assuming a quorum is present at the annual meeting, approval of the four nominees to the Board of Directors requires the affirmative vote of a plurality of the votes cast at the annual meeting. Abstentions will not affect whether the election of any nominee to the Board of Directors is approved at the annual meeting.

   Stock Option Plan Proposals. Assuming a quorum is present at the annual meeting, approval of each stock option plan proposal requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such proposal. Abstentions with respect to a stock option plan proposal will have the same effect as a vote against the stock option plan proposal.

   The Board of Directors unanimously recommends that the stockholders vote FOR each of the foregoing proposals to be presented at the annual meeting.

                              INVESTMENT PROPOSAL

                                  (Proposal 1)

                                  Summary

   The following is a summary in question and answer format of more detailed information concerning the Investment Proposal and the Investment Transaction contained elsewhere in this proxy statement, including the appendices and the portions of the accompanying annual report to stockholders on Form 10-K which are incorporated by reference into this proxy statement. You are urged to read carefully this proxy statement, including the appendices and the incorporated information, in its entirety.

Q: What is the Investment Transaction stockholders are asked to approve?

A: ITC Holding Company and possibly other investors will invest $30 million in ITC/\DeltaCom by purchasing shares of preferred stock. At ITC/\DeltaCom's option, this investment may be increased to up to $150 million. The investors will receive warrants to purchase ITC/\DeltaCom's common stock for a total exercise price equal to 30% of the preferred stock investment.

Q: Why does ITC/\DeltaCom wish to complete the Investment Transaction?

A: The proceeds of the maximum investment in the Investment Transaction will provide ITC/\DeltaCom with the capital to fund its growth through the end of 2002. ITC/\DeltaCom has not been able to obtain needed capital from other sources on terms it considers to be as favorable as the terms of the Investment Transaction.

Q: For what uses will ITC/\DeltaCom apply the Investment Transaction proceeds?

A: ITC/\DeltaCom will use the proceeds to fund capital expenditures and for other general corporate purposes.

Q: Who will invest in ITC/\DeltaCom?

A: ITC Holding Company has committed to make the entire $150 million preferred stock investment. It is possible, however, that other entities may invest in ITC/\DeltaCom. ITC Holding Company has the right under the investment agreement to assign some or all of its $150 million purchase commitment to other investors. In addition, ITC/\DeltaCom has the right under specified conditions to sell up to $50 million of the Investment Transaction securities to other investors it selects, subject to a right of first refusal of ITC Holding Company. As of the date of this proxy statement, no other entity has made a commitment to invest in ITC/\DeltaCom.

Q: Who is ITC Holding Company?

A: ITC Holding Company is a privately held company that owns, operates and invests in companies involved in a wide range of communications and technology businesses. ITC/\DeltaCom was a wholly owned subsidiary of ITC Holding Company's predecessor company before ITC/\DeltaCom completed its initial public offering of common stock in October 1997. Campbell B. Lanier, III, ITC/\DeltaCom's Chairman, currently is the Chairman and Chief Executive Officer and a significant stockholder of ITC Holding Company. Six other directors of ITC/\DeltaCom are also directors and stockholders of ITC Holding Company.

Q: What securities will ITC/\DeltaCom issue in the Investment Transaction?

A: ITC/\DeltaCom will issue two different types of securities:

  . up to 150,000 shares of Series B preferred stock which are convertible into common stock; and

  . warrants to purchase shares of common stock for a total exercise price of up to $45 million.

  ITC/\DeltaCom will also issue additional shares of Series B preferred stock as dividends on outstanding Series B preferred stock and shares of common stock to the holders of the Series B preferred stock and warrants upon the conversion or exercise of those securities.

Q: Will ITC/\DeltaCom be required to issue and sell all $150 million of the Series B preferred stock and warrants?

A: No. Of the total potential preferred stock investment of $150 million, ITC/\DeltaCom will be required to sell only $30 million of Series B preferred stock and warrants at the initial closing. If stockholders approve the Investment Proposal at the annual meeting, ITC/\DeltaCom expects that the initial closing will take place as soon after the annual meeting as the other closing conditions are satisfied. Of the remaining potential preferred stock investment of $120 million, ITC/\DeltaCom will have the right, but will not be required, to sell:

  . at the initial closing, up to an additional $50 million of Series B preferred stock and warrants to one or more investors other than ITC Holding Company selected by ITC/\DeltaCom, provided that ITC Holding Company does not exercise its right of first refusal to purchase those securities at the initial closing; and

  . Series B preferred stock and warrants for the balance of the potential investment in one or more subsequent "draw down" closings that may take place during the one-year period after the initial closing.

Q: Are there any events that will result in a reduction of the $150 million purchase commitment?

A: Yes. The purchase commitment of ITC Holding Company will be reduced by the amount, up to $50 million, of the purchase price of any Series B preferred stock and warrants ITC/\DeltaCom sells to other investors. In addition, the purchase commitment will be reduced by $1.00 for each $1.00 of net proceeds ITC/\DeltaCom receives from the sale of common stock in other capital-raising transactions, and by $1.00 for each $1.33 of net proceeds ITC/\DeltaCom receives from the sale of debt securities or other preferred stock that requires the payment of cash dividends.

Q: What percentage of the outstanding common stock will holders of the Series B preferred stock and the warrants be entitled to acquire upon their conversion and exercise of those securities?

A: The minimum and maximum percentages of common stock ownership will depend on a number of factors, including the following:

  .  the amount of securities purchased under the investment agreement;

  . the trading prices of the common stock during the valuation period for each closing, which will determine the initial conversion price of each issue of Series B preferred stock and the initial exercise price of each issue of warrants;

  . the occurrence of antidilution adjustments to the conversion and exercise prices, which will increase the number of common shares issuable upon conversion of the Series B preferred stock and exercise of the warrants;

  . the periods for which the Series B preferred stock and the warrants remain outstanding;

  . the payment of dividends on the Series B preferred stock in additional shares of Series B preferred stock; and

  . the application of change of control ownership limitations under agreements governing the Company's indebtedness.

  Based on these factors, holders of the Series B preferred stock and the warrants could become entitled to acquire, in the aggregate, a majority of the outstanding common stock of ITC/\DeltaCom.

Q: Will any holder be limited in the maximum percentage of common stock it may acquire?

A: Yes. Any particular holder and members of that holder's group for federal securities law purposes generally may invest in the Investment Transaction and acquire common stock upon conversion or exercise of the Series B preferred stock and warrants only to the extent that such an investment and conversion or exercise would not result in their beneficial ownership of more than 35% of the total voting power of ITC/\DeltaCom's voting securities. This limitation is intended to prevent the occurrence of a change of control of ITC/\DeltaCom as defined under various agreements governing ITC/\DeltaCom's indebtedness. If a change of control were to occur, ITC/\DeltaCom might be required to repay some or all of such indebtedness before the scheduled maturity dates.

Q: What will be the purchase price per share of the Series B preferred stock?

A: The purchase price for each share of Series B preferred stock sold under the investment agreement will be $1,000. ITC/\DeltaCom will issue the warrants for no additional consideration.

Q: When will the Series B preferred stock be convertible into common stock and the warrants exercisable for common stock?

A: Shares of the Series B preferred stock will be convertible into common stock at the holder's option at any time while those shares are outstanding. Each warrant will be exercisable for common stock at any time at the holder's option during a ten-year exercise period beginning on the date the warrant is issued.

Q: How many shares of common stock will be issuable upon exercise of the Series
   B preferred stock and upon exercise of the warrants?

A: Each share of Series B preferred stock will be convertible into the number of shares of common stock which is obtained by dividing the $1,000 liquidation preference per share plus the amount of any accrued and unpaid dividends by the conversion price applicable to such share. Each warrant will be exercisable for a number of shares of common stock which is equal to the total exercise price of such warrant divided by the exercise price per share of common stock.

Q: At what price per share of common stock will the Series B preferred stock be convertible into common stock and the warrants be exercisable for common stock?

A: The initial conversion and exercise prices will be the same for the Series B preferred stock and warrants issued on any closing date and will be determined for that closing date according to a pricing formula set forth in the investment agreement and described below. The conversion and exercise prices may vary among shares of the Series B preferred stock and warrants issued on different closing dates.

Q: What will be the initial conversion price of the Series B preferred stock and the initial exercise price of the warrants issued at the initial closing?

A: For the Series B preferred stock and the warrants issued at the initial closing, the initial conversion price and initial exercise price will equal $8.74 per share of common stock or, if lower, the price per share of common stock which is equal to the 20-day trading average of the common stock before the initial closing plus a 15% premium. The price of $8.74 per share of common stock is equal to the 20-day trading average of the common stock before the signing of the investment agreement plus a 15% premium.

Q: What will be the initial conversion price of the Series B preferred stock and the initial exercise price of the warrants issued at any subsequent closing?

A: For the Series B preferred stock and warrants issued at any subsequent closing, the initial conversion and exercise prices will equal the initial conversion and exercise prices of the Series B preferred stock and warrants issued at the initial closing or, if lower, the price per share of common stock which is equal to the 20-day trading average of the common stock before such closing plus a 15% premium.

Q: Will the applicable initial conversion and exercise prices change?

A: The initial conversion and exercise prices will be reduced on a weighted-average basis if ITC/\DeltaCom issues common stock, or options, warrants or other rights to acquire common stock, at a price per share of common stock which is less than the applicable conversion or exercise price then in effect. A reduction in the conversion and exercise prices will result in an increase in the number of shares of common stock issuable upon conversion of the Series B preferred stock and exercise of the warrants.

Q: Will ITC/\DeltaCom be required to pay dividends on the Series B preferred stock?

A: Yes. Holders of the Series B preferred stock will be entitled to be paid quarterly dividends at an annual rate of 8% on the $1,000 liquidation preference per share plus the amount of any accrued and unpaid dividends for past dividend periods. ITC/\DeltaCom may pay dividends to the holders of Series B preferred stock at its option in cash, in shares of Series B preferred stock, or in a combination of cash and shares of Series B preferred stock. ITC/\DeltaCom's ability to pay cash dividends is currently restricted by the terms of agreements governing some of ITC/\DeltaCom's outstanding indebtedness. As a result, for so long as these restrictions remain in effect, ITC/\DeltaCom expects to pay any dividends on the Series B preferred stock in shares of Series B preferred stock. Each share of Series B preferred stock paid as a dividend will be valued at $1,000 solely for purposes of computing the dividend amount. Dividends will also be payable on shares of Series B preferred stock which have been previously paid as dividends on other Series B preferred stock.

Q: What are the redemption provisions of the Series B preferred stock?

A: ITC/\DeltaCom will have the option to redeem, in whole or in part, shares of Series B preferred stock beginning five years after their sale under the investment agreement, together with any additional Series B preferred stock paid as dividends with respect to such shares. ITC/\DeltaCom will be required to redeem all shares of Series B preferred stock on the tenth anniversary of their sale under the investment agreement, together with any additional Series B preferred stock paid as dividends with respect to such shares. The redemption price per share will be equal to the $1,000 liquidation preference per share plus the amount of any accrued and unpaid dividends, without interest.

Q: Will holders of the Series B preferred stock be entitled to any representation rights on ITC/\DeltaCom's Board of Directors?

A: Yes. Any holder of at least 50,000 shares of Series B preferred stock will be entitled to designate one individual to be nominated for election to ITC/\DeltaCom's Board of Directors, and any holder of at least 100,000 shares of Series B preferred stock will be entitled to designate two individuals to be nominated for election to ITC/\DeltaCom's Board of Directors. Any holder of Series B preferred stock, such as ITC Holding Company, that already has an affiliate serving on the Board of Directors will not be entitled to exercise those Board nomination rights.

Q: Will the holders of the Series B preferred stock have voting rights?

A: Yes. The holders of the Series B preferred stock will have as-converted voting rights entitling them to vote together with the holders of the common stock as a single class on all matters presented for a vote to the common stockholders. These as-converted voting rights will be subject to limitations under the Nasdaq Marketplace Rules and to change of control ownership limitations under various agreements governing ITC/\DeltaCom's indebtedness. Holders of the Series B preferred stock will also be entitled, voting together as a single class, to elect up to two directors to the Board of Directors if any holder has exercised its right to designate individuals to be nominated for election.

Q: Will the holders of securities issued under the investment agreement be entitled to registration rights?

A: Yes. Beginning 180 days after the initial closing, ITC/\DeltaCom will be required to file one or more shelf registration statements under the Securities Act to cover the continuous offering and resale in the public market of the Series B preferred stock and warrants sold under the investment agreement, the Series B preferred stock paid as dividends on other Series B preferred stock, and the common stock issued or issuable upon the conversion or exercise of those securities. The filing of the initial shelf registration statement may be deferred to a later date at the request of ITC Holding Company. The holders of those securities will also be entitled to have the securities included in other registrations by ITC/\DeltaCom covering the public offering of common stock for the account of ITC/\DeltaCom or the account of other stockholders.

Q: What are the conditions to closing under the investment agreement?

A: The principal conditions to each closing include the following:

  .  approval of the Investment Transaction by ITC/\DeltaCom stockholders;

  . the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976;

  .  the execution of amendments to ITC/\DeltaCom's senior credit agreements;
     and

  . the absence of any event since February 27, 2001 resulting in a material adverse effect on the business, financial or other condition or results of operations of ITC/\DeltaCom and its subsidiaries, taken as a whole.

Q: Why has the Board of Directors recommended that I vote to approve the investment agreement and the Investment Transaction?

A: The Board of Directors has unanimously determined that the terms of the investment agreement and the Investment Transaction are fair to, and in the best interests of, ITC/\DeltaCom and its stockholders, and has unanimously recommended that the stockholders vote FOR approval of the investment agreement and the Investment Transaction. The Board of Directors made this determination subsequent to the unanimous recommendation of a special committee of the Board of Directors that the Board should approve the investment agreement and the Investment Transaction.

Q: Why did the Board of Directors form a special committee to provide its recommendation with respect to the Investment Transaction?

A: The Board of Directors believed it was appropriate to form such a special committee because seven of ITC/\DeltaCom's directors are also both directors and stockholders of ITC Holding Company. The Board concluded that these ITC/\DeltaCom directors may have conflicting interests in recommending approval of the Investment Transaction because, by reason of their relationships with ITC Holding Company, they owe fiduciary duties to the ITC Holding Company stockholders and will have an indirect interest in any securities issued by ITC/\DeltaCom to ITC Holding Company under the investment agreement.

Q: What powers did the Board of Directors grant the special committee?

A: The Board of Directors granted the special committee the exclusive power and authority of the Board to evaluate the advisability of the Investment Transaction, to negotiate the terms of the Investment Transaction and to determine whether the Investment Transaction is fair to, and in the best interests of, ITC/\DeltaCom and its stockholders. The Board of Directors authorized the special committee to engage its own financial and legal advisers, which the special committee did, and resolved that the Board would not approve the Investment Transaction or recommend its approval by ITC/\DeltaCom's stockholders without a prior favorable unanimous recommendation of the special committee.

Q: What factors did the Board of Directors and the special committee take into consideration in making their determination to approve the Investment Transaction?

A: The Board of Directors and the special committee considered a number of factors, which are discussed in this proxy statement beginning on page 22. Among those factors, they considered the oral opinion of the special committee's financial adviser, Banc of America Securities LLC, which was subsequently confirmed in writing, to the effect that, as of the date of the opinion, and subject to the various assumptions and limitations set forth in the written opinion, the consideration received by ITC/\DeltaCom for the issuance and sale, for a total purchase price of up to $80 million, of up to 80,000 shares of Series B preferred stock and warrants having an aggregate exercise price of up to $24 million at the initial closing of the Investment Transaction, taking into account all of the rights and obligations of ITC/\DeltaCom under the investment agreement and the related agreements, other than those rights and obligations related to ITC/\DeltaCom's exercise of its right to cause ITC Holding Company to purchase additional shares of Series B preferred stock and warrants at any draw down closing of the Investment Transaction, is fair from a financial point of view to ITC/\DeltaCom. The full text of the written opinion of Banc of America Securities is attached as Appendix A to this proxy statement. The opinion does not constitute an opinion or recommendation by Banc of America Securities to stockholders on how to vote with respect to the Investment Transaction. Stockholders should read the opinion carefully and in its entirety.

Q: Why is a stockholder vote necessary to approve the Investment Transaction?

A: ITC/\DeltaCom is required to obtain stockholder approval under rules of the National Association of Securities Dealers, Inc.

   that are applicable to companies which, like ITC/\DeltaCom, have a class of equity securities listed on the Nasdaq National Market. In addition, the special committee conditioned its recommendation in favor of the Investment Transaction on the satisfaction of a second stockholder vote requirement.

Q: What vote is required to approve the Investment Transaction?

A: The Investment Proposal must be approved by:

  . the holders of a majority of the total votes cast on the Investment Proposal of the shares of common stock present in person or represented by proxy at the annual meeting; and

  . the holders of a majority of the shares of common stock voted on the Investment Proposal present in person or represented by proxy at the annual meeting that are not owned by ITC Holding Company or the officers or directors of ITC Holding Company who are also officers or directors of ITC/\DeltaCom.

  ITC Holding Company and the seven directors of ITC/\DeltaCom who are also directors and stockholders of ITC Holding Company have informed ITC/\DeltaCom that they intend to vote their shares in favor of the Investment Proposal. As of February 28, 2001, these directors beneficially owned approximately 24.3% of the outstanding common stock. Their affirmative votes will be counted in determining whether the Investment Proposal has been approved for purposes of the first vote above, but will not be counted in determining whether the Investment Proposal has been approved for purposes of the second vote above.

Q: What action will ITC/\DeltaCom take if the stockholders do not approve the Investment Transaction?

A: If the Investment Transaction is not approved by stockholders, ITC/\DeltaCom will be required immediately to seek alternative sources of financing. ITC/\DeltaCom cannot assure you that it will be able to secure alternative sources of financing or on what terms alternative financing might be available.

Q: What do I need to do now?

A: Please mark your vote on, sign, date and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the annual meeting. Alternatively, you may vote your shares by telephone or through the Internet by following the instructions provided on your proxy card.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me with respect to the Investment Proposal?

A: Your broker will vote your shares with respect to the Investment Proposal
   ONLY if you provide instructions on how to vote. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

              Some Possible Effects of the Investment Transaction

   Although the Company's Board of Directors and the special committee of the Board of Directors that recommended approval of the Investment Transaction believe the Investment Transaction is fair to, and in the best interests of, the Company and its stockholders, stockholders should consider the following possible effects of the Investment Transaction in evaluating the Investment Proposal.

   The holders of the Series B preferred stock will have rights that are senior to those of the holders of the common stock.

   The holders of the Series B preferred stock will be entitled to receive cumulative dividends out of funds legally available for the payment of dividends. The payment of these preferred dividends will take priority over the payment of dividends, if any, on the common stock.

   The holders of the Series B preferred stock will have a claim against the Company's assets senior to the claim of the holders of the common stock in the event of the Company's liquidation or bankruptcy. The aggregate amount of that senior claim will be at least $30 million initially and will increase thereafter.

   The holders of the Series B preferred stock will have other rights and preferences described in this proxy statement, including the right to convert the Series B preferred stock into an increased number of shares of common stock as a result of antidilution adjustments, the right to vote together with the holders of the common stock on an as-converted basis, the right in specified circumstances to designate representatives to be nominated for election to the Board of Directors and, voting together as a single class, to elect up to two directors, and the right to consent to the issuance of capital stock with rights equal to or superior to those of the Series B preferred stock.

   The Investment Transaction could provide Holding and other investors with substantial equity ownership of the Company and could have a significant dilutive effect on existing stockholders.

   Holding and any other investors owning securities issued in the Investment Transaction will become entitled to acquire a substantial percentage of the outstanding shares of common stock upon conversion of the Series B preferred stock and exercise of the warrants. The actual percentage of their potential ownership of the common stock, and the extent of dilution to existing stockholders, will depend on a number of factors, including the following:

  . The amount of investment. Under the investment agreement, the Company is required to sell Holding only 30,000 shares of Series B preferred stock, for an initial investment of $30 million, but may sell Holding and other investors up to 120,000 additional shares of Series B preferred stock, for a total investment of up to $150 million. At each sale of the Series B preferred stock, the Company will issue for no additional consideration warrants to purchase common stock for a total exercise price equal to 30% of the Series B preferred stock investment and an exercise price per share of common stock equal to the conversion price per share of common stock of the Series B preferred stock. The Company's decision whether to sell Series B preferred stock and warrants after the initial closing will depend on the availability of alternative financing, the terms of such financing and other factors. The total amount of any investment by Holding or any other unrelated investor also may be limited by change of control ownership limitations under various agreements governing the Company's indebtedness, as described below.

  . The trading prices of the common stock during each valuation period. Under the pricing formula in the investment agreement, the total number of shares of common stock initially issuable upon conversion of the Series B preferred stock and exercise of the warrants will be determined, subject to specified limitations, based on the trading prices of the common stock during a 20-day valuation period before each closing. Sales of the common stock in the public market generally, as well as public resales of the Series B preferred stock, the warrants and the underlying common stock upon exercise of registration rights which will be granted in the Investment Transaction to the holders of such securities, may have the effect of lowering the common stock price during those valuation periods. Lower common stock prices could decrease the conversion price of shares of Series B preferred stock and the exercise price of warrants issued at any closing under the investment agreement, which would result in further dilution to the holders of the common stock.

  . The occurrence of antidilution adjustments to the conversion and exercise prices. The conversion price of each series of Series B preferred stock and the exercise price of each issue of warrants will be reduced on a weighted-average basis each time, if any, that the Company issues common stock, or options, warrants or other rights to acquire common stock, in capital-raising transactions, business combinations or other transactions at a price per share of common stock which is less than the conversion or exercise price then in effect. A reduction in the applicable conversion or exercise price will increase the number of shares of common stock issuable upon conversion of the Series B preferred stock and exercise of the warrants.

  . The period for which the Series B preferred stock and warrants remain outstanding. The Series B preferred stock will be convertible in whole or in part into common stock at any time the Series B preferred stock is outstanding. The Company will not be required to redeem any series of the Series B preferred stock until the tenth anniversary of the issue date of such series and will not have the right to redeem any series until the fifth anniversary of its issue date. Each warrant will be exercisable for common stock in whole or in part at any time during a ten-year exercise period.

  . The payment of dividends in additional shares of Series B preferred stock. The Company will have the option to pay dividends on the Series B preferred stock either in cash or in additional shares of Series B preferred stock valued at $1,000 per share solely for purpose of computing the dividend amount. Because the Company's debt agreements currently limit its ability to pay cash dividends, the Company expects for the foreseeable future to pay dividends in additional shares of Series B preferred stock. These payment-in-kind dividend shares also will be entitled to dividends, including any dividends paid in additional shares of Series B preferred stock, and will be convertible into common stock at the same conversion price as the Series B preferred stock with respect to which they were paid. If the Company were to issue all 150,000 shares of Series B preferred stock on a single date pursuant to the investment agreement and all such shares were to remain outstanding for ten years, the Company could issue up to approximately 180,000 additional shares of Series B preferred stock as payment-in-kind dividends.

  . The application of change of control ownership limitations under agreements governing the Company's indebtedness. Compliance with change of control ownership limitations under the indentures governing the Company's outstanding senior notes and under the Company's senior credit agreements could limit the amount of the investment that may be made by any particular investor, including Holding, and members of that investor's group for federal securities law purposes. Those agreements generally provide or will provide that a change of control of the Company will be deemed to occur if any "person" or "group," within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act, becomes the ultimate "beneficial owner," within the meaning of Rule 13d-3 under the Securities Exchange Act, of more than 35% of the total voting power of the Company's voting securities, as calculated under the agreements, and such ownership represents a greater percentage of the total voting power of the Company's voting securities than is held by specified existing stockholders. Those existing stockholders include Campbell B. Lanier, III and SCANA Corporation and their respective affiliates. Beneficial ownership of the Series B preferred stock and the warrants will be deemed to constitute beneficial ownership of the common stock which the holder may acquire upon the conversion or exercise of those securities. The 35% ownership limitation is separately applied to holders that are not deemed to be the same "person" or "group" under the Securities Exchange Act and related rules. To ensure compliance with these provisions, it is a condition to each closing under the investment agreement that an investor, other than one of the specified existing stockholders, and members of its group, if any, not be the ultimate beneficial owner of more than 30% of the total voting power of the Company's voting securities in the aggregate immediately after that closing. Any voting securities of the Company acquired by Holding or other members of its group, if any, would be included in the 30% ownership calculation under the investment agreement, even if Holding and such other members acquired the voting securities in other transactions. Depending on the other factors summarized above, as well as any acquisitions by Holding or other members of its group, if any, of the Company's voting securities in other transactions, which are not restricted under the investment agreement, the application of the change of control ownership limitations could restrict Holding's total investment in the Investment Transaction to less than the maximum preferred stock investment of $150 million authorized under the investment agreement.

   The tables below show the number of shares of common stock and the percentage of the shares of common stock that would be outstanding at different conversion and exercise prices upon full conversion of the Series B preferred stock and full exercise of the warrants based on:

  . a minimum investment of $30 million of Series B preferred stock and warrants with a total exercise price of $9 million; and

  . a maximum investment of $150 million of Series B preferred stock and warrants with a total exercise price of $45 million.

   The information presented in these tables is based on the following additional assumptions:

  . the number of shares of common stock outstanding immediately before such conversion and exercise is 62,177,986 shares, which was the number of shares outstanding as of the close of business on February 28, 2001; and

  . the Company has not issued any shares of Series B preferred stock as payment-in-kind dividends.

   Under the pricing formula in the investment agreement, the highest possible initial conversion price and exercise price of Series B preferred stock and warrants issued at any closing will be $8.74 per share of common stock. On April 12, 2001, the latest practicable date before the printing of this proxy statement, the price of the last trade of the common stock, as reported by the Nasdaq National Market, was $5.88 per share. If the initial conversion price of the Series B preferred stock and exercise price of the warrants had been calculated based on the average of the last trading prices of the common stock for the 20 consecutive trading days ending on April 12, 2001 plus 15% of that amount, the initial conversion price and exercise price would have been $6.38.

                              Minimum Investment
          ($30 Million of Preferred Stock and $9 Million of Warrants)

                         Total Number  Percentage of Post
     Conversion/Exercise      of       Conversion/Exercise
            Price        Shares Issued       Shares
     ------------------- ------------- -------------------
            $8.74          4,462,243           6.70%
             8.00          4,875,000           7.27
             7.50          5,200,000           7.72
             7.00          5,571,429           8.22
             6.50          6,000,000           8.80
             6.00          6,500,000           9.46
             5.50          7,090,909          10.24
             5.00          7,800,000          11.15
             4.50          8,666,667          12.23
             4.00          9,750,000          13.56
             3.50         11,142,857          15.20
             3.00         13,000,000          17.29
             2.50         15,600,000          20.06
             2.00         19,500,000          23.87

                               Maximum Investment
         ($150 Million of Preferred Stock and $45 Million of Warrants)

                         Total Number  Percentage of Post
     Conversion/Exercise      of       Conversion/Exercise
            Price        Shares Issued       Shares
     ------------------- ------------- -------------------
            $8.74         22,311,213          26.41%
             8.00         24,375,000          28.16
             7.50         26,000,000          29.49
             7.00         27,857,143          30.94
             6.50         30,000,000          32.55
             6.00         32,500,000          34.33
             5.50         35,454,545          36.31
             5.00         39,000,000          38.55
             4.50         43,333,333          41.07
             4.00         48,750,000          43.95
             3.50         55,714,286          47.26
             3.00         65,000,000          51.11
             2.50         78,000,000          55.64
             2.00         97,500,000          61.06


   For information about the market price of the common stock in recent periods, see "Price Range of Common Stock" below. The Company recommends that stockholders obtain current market quotations for the common stock.

   The Investment Transaction may result in Holding's acquisition of voting power of the Company's capital stock sufficient to enable Holding to exercise significant influence or control over major corporate decisions.

   Depending on the factors summarized above that will affect the size of Holding's ownership position in the Company, Holding may become entitled under the investment agreement to acquire a percentage of the voting power of the Company's capital stock which, either alone or together with the voting power possessed by Holding's affiliates, could enable Holding to exercise significant influence or control over major corporate decisions involving the Company and its assets. As of February 28, 2001, the seven directors of the Company who are also directors and stockholders of Holding beneficially owned approximately 24.3% of the outstanding common stock. The investment agreement does not limit Holding's ability to acquire the Company's voting securities in other transactions.


   Ownership of the Series B preferred stock will entitle Holding to voting rights even before it converts any of the Series B preferred stock into common stock. The holders of the Series B preferred stock generally will be entitled to vote on an as-converted basis together with the holders of common stock as a single class on all matters presented for vote to the holders of the common stock. These as-converted voting rights will be subject to limitations under the Nasdaq Marketplace Rules and to change of control ownership limitations under various agreements governing the Company's indebtedness.

   The ownership by Holding and its affiliates of a substantial percentage of the total voting power of the Company's capital stock could make it more difficult and expensive for a third party to pursue a change of control of the Company even if a change of control would generally be beneficial to the interests of the Company's stockholders. Holding currently has significant investments in other telecommunications companies.

As a result, it may have interests with respect to its investment in the Company that differ from those of other stockholders.

   Investors other than Holding may acquire Series B preferred stock and warrants as a result of Holding's right under the investment agreement to assign to other investors some or all of its purchase commitment or to transfer to other investors some or all of the securities Holding acquires in the Investment Transaction.

   The Company may sell some or all of the Series B preferred stock and warrants to investors other than Holding. Under the terms of the investment agreement, and subject to satisfaction of closing conditions, Holding is obligated to invest up to $150 million in the Company in consideration for the Series B preferred stock and warrants. The investment agreement, however, provides that Holding may assign some or all of its purchase commitment to one or more investors, who would then become parties to the investment agreement. Any such purchase of Series B preferred stock and warrants under the investment agreement would reduce Holding's remaining purchase commitment by the amount of the party's investment. Although an assignment by Holding is subject to some limited conditions, the Company does not have the right to approve any investor that meets those conditions.

   The investment agreement also permits the Company to sell up to $50 million of Series B preferred stock and warrants at the initial closing to other investors if Holding does not elect to purchase these securities in addition to the $30 million of securities it is obligated to purchase at the initial closing. Any such third party's purchase of Series B preferred stock and warrants at the initial closing would reduce Holding's remaining purchase commitment by the amount of the party's investment.

   Other investors also may acquire the Series B preferred stock and warrants and the underlying common stock by transfer of those securities from Holding. Transfers by Holding will not be subject to restrictions under the investment agreement other than compliance with law.

   Sales of the Investment Transaction securities in the public market could lower the Company's stock price and impair its ability to raise funds in new stock offerings.

   Future sales of a substantial number of shares of the Company's common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of the Company's common stock and could make it more difficult for the Company to raise funds through a public offering of its equity securities. In connection with the initial closing under the investment agreement, the Company will enter into a registration rights agreement with Holding and other investors, if any, that will obligate the Company to register under the Securities Act the continuous offering and resale in the public market, by the purchasers under the investment agreement, of the Series B preferred stock and warrants sold under the investment agreement, the Series B preferred stock paid as dividends on other Series B preferred stock, and the common stock issued or issuable upon the conversion or exercise of those securities. Beginning 180 days after the initial closing, the Company will be required under the registration rights agreement to file and maintain one or more effective shelf registration statements that will permit Holding and any other holder of those securities to sell the securities in the public market from time to time until all of the securities are sold or the securities otherwise may be transferred without restriction under the securities laws. The filing of the initial shelf registration statement may be deferred to a later date at Holding's request. The Company will also grant the holders of those securities piggyback registration rights entitling such holders to have the securities included in other registrations by the Company covering the public offering of common stock for the Company's account or the account of other stockholders. The exercise of these piggyback registration rights will be subject to notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. For more information about these registration rights, see "Description of Investment Transaction Documents and Securities--Terms of the Registration Rights Agreement."

                     Overview of the Investment Transaction

   The Investment Transaction will be completed under the investment agreement between the Company and Holding, which provides that Holding and possibly other investors will purchase in a series of closings for a total purchase price of up to $150 million:

  . up to 150,000 shares of the Company's newly authorized Series B cumulative convertible preferred stock in multiple series at a purchase price of $1,000 per share; and

  . warrants to purchase shares of the common stock having a total exercise price of up to $45 million.

   The Company will issue the warrants for no additional consideration on each closing date it issues and sells Series B preferred stock. The total exercise price of the warrants the Company issues on each closing date will equal 30% of the total purchase price of the Series B preferred stock issued and sold on that date.

   The Company will issue and sell the Series B preferred stock and the warrants under the investment agreement in:

  . the initial closing, which, if the Company's stockholders approve the Investment Proposal, is expected to take place after the annual meeting as soon as the other closing conditions are satisfied; and

  . several subsequent closings, referred to as draw down closings, which may take place during a one-year period following the initial closing if the Company exercises its right to sell additional Series B preferred stock and warrants during that period.

   The amount of the purchase commitment under the investment agreement is $30 million for the initial closing and $120 million for the draw down closings.

   The Series B preferred stock will be convertible into shares of common stock and the warrants will be exercisable for shares of common stock immediately upon issuance and from time to time thereafter for so long as the Series B preferred stock and warrants are outstanding.

   Investors other than, or in addition to, Holding may purchase securities under the investment agreement. Under the investment agreement, Holding may assign all or any portion of its $150 million purchase commitment to other investors meeting specified requirements. In addition, the Company may sell up to $50 million of securities under the investment agreement to other investors at the initial closing if Holding does not exercise its right of first refusal to purchase those securities at the initial closing.

   Any particular investor, including Holding, and members of that investor's group for federal securities law purposes may invest in the Investment Transaction and acquire common stock upon conversion or exercise of the Series B preferred stock and the warrants only to the extent that such an investment and conversion or exercise would not result in their beneficial ownership of more than 35% of the total voting power of the Company's voting securities. This limitation is intended to prevent the occurrence of a change of control of the Company as defined under various agreements governing the Company's indebtedness.

                    Background of the Investment Transaction

   The Company decided to pursue the Investment Transaction with Holding following an evaluation of the Company's financial condition, funding requirements and prospects in light of adverse developments in the public and private capital markets and the Company's inability to obtain from other sources the capital needed to fund its business plan through 2002.

Relationship of the Company and Holding

   Holding is a privately held Delaware corporation with its principal offices located in Valley, Alabama. Holding owns, operates and invests in companies involved in a wide range of communications and technology businesses, including wireline and wireless telecommunications services, conference calling and videoconferencing, Internet services and content, and broadband cable services. Holding's significant investments include its investments in Powertel, Inc., InterCall, Inc., InView, Inc., Headhunter.NET, Inc., PRE Solutions, Inc., eCompanyStore, Inc., Secureworks, Inc., Transchannel Corporation and PhoneOnline, Inc.

   Holding's predecessor company owned 100% of the Company's outstanding common stock immediately before the Company's initial public offering of common stock in October 1997. The Company was incorporated in March 1997 as a wholly owned subsidiary of Holding's predecessor company to acquire and operate the predecessor company's retail and wholesale telecommunications businesses. The Company acquired those businesses on July 25, 1997 in a reorganization involving the predecessor company, the Company and other entities that, at the time, were members of the Holding group of companies. As part of the reorganization, the predecessor company transferred all of its assets, other than its capital stock in the Company, and all of its liabilities to Holding, which was a newly organized corporation. On October 20, 1997, immediately before completion of the Company's initial public offering, the predecessor company merged with and into the Company, which was the surviving corporation in the merger. In connection with the merger, holders of all of the predecessor company's outstanding capital stock exchanged their shares of that capital stock for shares of the Company's common stock or the Company's Series A Convertible Preferred Stock. Following the merger, Holding did not beneficially own any of the Company's capital stock.

   As of February 28, 2001, Holding was the beneficial owner of 305,983 shares of the Company's common stock, which represented approximately 0.5% of the 62,177,986 shares of common stock outstanding as of such date.

   Holding Directors on the Company Board. At all times since the Company's initial public offering, a majority of the Company's directors have also been directors of Holding. As of the date of the investment agreement, and as of the date of this proxy statement, the following seven of the Company's 11 directors were also directors of Holding: Campbell B. Lanier, III, Donald W. Burton, Robert A. Dolson, O. Gene Gabbard, William T. Parr, William H. Scott, III and William B. Timmerman. These Holding directors beneficially owned a total of 15,108,034 shares of the Company's common stock, which represented approximately 24.3% of the outstanding common stock, as of February 28, 2001. Holding has advised the Company that, as of the same date, the Holding directors owned of record a total of approximately 22.5% of the outstanding Holding common stock and may have been deemed the beneficial owners of up to approximately an additional 17.2% of the outstanding Holding common stock held of record by various entities and family members of the Holding directors.

   Two of the Holding directors are also executive officers of Holding. One of the Holding directors, Campbell B. Lanier, III, who has served as Chairman of the Company since 1997, has served as Chairman and Chief Executive Officer of Holding or its predecessor company since 1985. The second Holding director, William H. Scott, III, has served as President of Holding or its predecessor company since 1991. Except for Messrs. Lanier and Scott, none of the Holding directors is an officer of either the Company or Holding. Mr. Lanier beneficially owned 6,728,998 shares of the Company's common stock, which represented approximately 10.8% of the common stock, as of February 28, 2001. Holding has advised the Company that, as of the same date, Mr. Lanier also was the record owner of approximately 19.0% of the outstanding Holding common stock and may have been deemed the beneficial owner of up to approximately an additional 0.8% of the outstanding Holding common stock held of record by various entities and Mr. Lanier's spouse.

   For additional information on the shares of the Company's common stock beneficially owned by these directors, see "Election of Directors--Security Ownership--Security Ownership of Directors, Director Nominees and Executive Officers."

   Commercial Transactions Between the Company and Holding Subsidiaries. In connection with its provision of retail telecommunications services and broadband transport services, the Company provides telecommunications services to and purchases services from subsidiaries of Holding on an arms-length basis. During 2000, the Company received a total of $21.4 million, which represented approximately 5.9% of the

Company's consolidated revenues, from these entities as payment for the services it rendered, and paid these entities a total of $1.6 million for the services it received. For additional information about these transactions, see "Election of Directors--Transactions with Related Parties."

Company Evaluation of Financing Alternatives

   The Company needs significant capital to expand its operations and services according to its business plan. The Company's current business plan requires it to continue to make significant capital expenditures in each of its three business segments, which are retail services, broadband transport services and e/\deltacom. During 2000, the Company made capital expenditures of approximately $309.8 million. The Company currently estimates that its aggregate capital requirements in 2001 will total approximately $190 million to $205 million, including $67.4 million in commitments as of December 31, 2000. In addition, the Company expects to make substantial capital expenditures after 2001. The Company plans to make capital expenditures primarily for:

  . continued development and construction of its telecommunications network, including transmission equipment;


  . continued addition of switching capacity, electrical equipment and additional colocation space in connection with the expansion of its local telecommunications services for Internet service providers;


  .  infrastructure enhancements, principally for information systems; and


  .  the purchase of assets for its e/\deltacom division.

   As the Company has implemented its business strategy to expand its telecommunications service offerings, expand its fiber optic network and enter new markets, it has experienced operating losses and negative cash flow after capital expenditures, although it has experienced positive EBITDA, as adjusted, and cash flow from operations. EBITDA, as adjusted, represents earnings before extraordinary item, preacquisition loss, equity in losses of unconsolidated subsidiaries, net interest, other income and other expenses, income taxes, and depreciation and amortization. The Company expects that it will continue to have positive EBITDA, as adjusted, and positive cash flow from operations, but operating losses and negative cash flow from operations after capital expenditures during 2001 and 2002 as it continues to expand its business and make substantial capital expenditures.

   Beginning with its first public capital markets transaction in June 1997, the Company has funded a significant portion of its capital expenditures and other operating costs from sales of its common stock and debt securities. Through May 1999, when the Company completed its last capital markets transaction, the Company had raised a total of approximately $220 million in gross proceeds from public offerings of its common stock and a total of approximately $585 million in gross proceeds from its sale of debt securities.

   After it obtained its $160 million senior credit facility in early April 2000, the Company intensified its consideration of alternatives for additional equity capital to strengthen its balance sheet and fund its business plan. Beginning at that time, and continuing into the first quarter of 2001, the public capital markets as a source of funds for telecommunications companies experienced a significant deterioration. Valuations of publicly traded competitive local carriers such as the Company were adversely affected. The closing sale price of the Company's common stock as reported on the Nasdaq National Market declined from $35.63 at March 31, 2000 to $5.39 at December 29, 2000, the last trading day in 2000. The Company was informed by its investment banking adviser, Morgan Stanley & Co. Incorporated, that, under these market conditions, the Company would not be able to raise additional funds from public sales of its common stock or high-yield debt securities.

   Because adverse conditions in the public capital markets have virtually foreclosed the Company's access to those markets, the Company has actively sought debt and funding from other sources. In the latter half of 2000, the Company obtained a new $40 million capital lease facility and a new $10 million operating lease, each for use in purchasing network equipment. The Company is currently restricted under its senior credit facility from obtaining additional capital lease financing.

   The Company also has actively pursued sources of private equity funding. During the period from September 2000 through January 2001, the Company's senior management met with representatives of more than ten private equity investment funds and potential strategic investors to discuss a possible equity investment in the Company. These discussions did not proceed beyond the exploratory stages with any potential investor. None of these firms was willing to commit individually to provide the Company with capital sufficient in the Company's judgment to fund its business plan beyond 2001. Further, some firms that expressed a willingness to consider investing in the Company indicated that they would do so only if another capital source provided the primary financing. Because of the preliminary nature of its discussions with these potential investors, the Company did not receive any developed proposals regarding valuation of the Company or other investment terms that were acceptable to the Company or that were not conditioned upon a commitment from a primary capital source.

   As of February 28, 2001, the Company had approximately $90 million of cash and cash equivalents, none of which was restricted for capital expenditures, compared to approximately $148 million of cash and cash equivalents, including approximately $7 million restricted for capital expenditures, as of December 31, 2000. The Company estimates that its existing sources of funds, excluding a $24 million prepayment of reciprocal compensation the Company expects to receive in December 2001 pursuant to its interconnection agreement with BellSouth, are sufficient to enable it to make both committed and uncommitted planned capital expenditures and otherwise expand its business as currently planned through the middle of the third quarter of 2001. Unless it obtains adequate additional funding, however, the Company will be required to reduce or modify its capital expenditures and to delay or abandon some of its expansion plans. These changes resulting from a lack of capital would adversely affect the Company's business, results of operations and financial condition.

   The Company has significant continuing debt service obligations. As of December 31, 2000, the Company had indebtedness of approximately $714 million. As of the same date, the Company's earnings were insufficient to cover its fixed charges by approximately $70 million.

   The Company believes an infusion of capital is necessary to avoid a downgrading of ratings on approximately $675 million of different types of its outstanding indebtedness. On January 26, 2001, Standard & Poor's Ratings Service publicly announced that it had placed its ratings of the Company's indebtedness on CreditWatch with negative implications. In its announcement, Standard & Poor's stated that the CreditWatch placement reflected the Company's need for additional financing by the end of 2001 to support its current business plan. The announcement indicated that a major reason for Standard & Poor's liquidity concern was the Company's inability to obtain new equity financing in 2000. Standard & Poor's also stated that the Company's senior unsecured debt rating is likely to be lowered one notch below its corporate credit rating. The Company expects that a downgrading of its overall debt ratings would depress the trading prices of its publicly traded notes and have a negative impact on the Company's ability to access the capital markets to meet its future capital needs. The Company cannot provide assurance that its debt ratings will not be downgraded notwithstanding its public announcement and completion of the Investment Transaction. In an announcement issued on March 14, 2001, Standard & Poor's stated it was maintaining the CreditWatch listing of the Company's indebtedness with negative implications pending resolution of a number of matters relating to the Company's financial condition and operations, including funding of the $150 million purchase commitment under the investment agreement.

Chronology of Events Leading Up to Execution of the Investment Agreement

   In mid-December 2000, Andrew M. Walker, the Company's Vice Chairman, President and Chief Executive Officer, contacted Campbell B. Lanier, III, Holding's Chairman and Chief Executive Officer, to express the Company's interest in initiating discussions regarding a possible equity investment by Holding in the Company. Mr. Lanier responded that Holding would be willing to pursue such discussions on an exploratory basis.

   During the week of December 18, 2000, the Company engaged Morgan Stanley & Co. Incorporated to provide it with financial advisory services in connection with a possible investment by Holding. During the last week of December 2000, Morgan Stanley assisted members of the Company's senior management to develop an initial investment proposal.

   On December 29, 2000, Holding executed a confidentiality agreement in which it agreed to maintain, and to cause its affiliates and representatives to maintain, the confidentiality of information it received from the Company in connection with its evaluation of a potential investment transaction.

   On December 29, 2000, the Company's Board of Directors adopted resolutions forming a special committee of the Board of Directors (the "Special Committee") consisting of the three Company directors who on such date were not also directors of Holding. The Board delegated to the Special Committee the exclusive power and authority of the Board to review and evaluate the advisability of a proposed transaction with Holding, to negotiate the terms of, and the definitive agreements relating to, the proposed transaction on behalf of the Company, to determine whether the proposed transaction is fair to the Company and its stockholders, and to make a recommendation to the Board as to what actions, if any, the Company should take with respect to the proposed transaction. The resolutions authorized the Special Committee to engage its own financial and legal advisers and provided that the Board would not be permitted to approve the proposed transaction or recommend its approval by the Company's stockholders without a prior favorable recommendation of the Special Committee, acting by unanimous vote. As members of the Special Committee, the Board appointed James V. Martin (Chairman), who has served as a non-employee director of the Company since October 2000, James H. Black, Jr., who has served as a non-employee director of the Company since July 1999, and Mr. Walker, who has served as a director since 1997. Mr. Black and Mr. Walker advised the Board that, as of the date of their appointment, Mr. Black owned 27,264 shares of Holding common stock and Mr. Walker owned 38,036 shares of Holding common stock and held options to purchase 34,847 shares of Holding common stock.

   On December 29, 2000, the Special Committee held an organizational meeting at which the Company's senior management made a presentation concerning the Company's preliminary proposal for an investment transaction. At the conclusion of the meeting, the Special Committee authorized management to deliver the Company's proposal to representatives of Holding. The Company's management delivered the proposal to Holding's representatives on the same date.

   The Special Committee met on January 3, 2001 to discuss a possible investment transaction with Holding.

   On January 10, 2001, Mr. Lanier advised Mr. Walker that, as a result of other funding commitments, Holding was not then in a position to respond to the Company's investment proposal.

   On January 26, 2001, Standard & Poor's Ratings Service publicly announced that it had placed its ratings of the Company's indebtedness on CreditWatch with negative implications.

   During the week of January 29, 2001, the Company transmitted a revised investment proposal to representatives of Holding.

   On January 30, 2001, the Company's Board of Directors met in a regularly scheduled meeting. Board members who are also directors of Holding were present at the meeting. The Company's senior management made a presentation to the directors concerning the Company's operating results for the fourth quarter and year ended December 31, 2000, the Company's financial condition and projected funding requirements, forecasts of future operating performance and the potential effect of liquidity constraints on achievement of the Company's business plan. Management advised the directors that recent meetings with private equity investment funds had not resulted in any proposal for an investment in the Company.

   On January 30, 2001, the Special Committee engaged Richards, Layton & Finger, Wilmington, Delaware, to act as the Special Committee's legal adviser in connection with a possible investment transaction with Holding.

   On February 8, 2001, the Special Committee, its legal advisers, Douglas A. Shumate, the Company's Senior Vice President and Chief Financial Officer, and
J. Thomas Mullis, the Company's Senior Vice President and General Counsel, met to discuss the status of a possible investment transaction with Holding and to review financial information concerning the Company. Mr. Shumate advised the Special Committee that the Company planned to announce its operating results for 2000 in a press release which would be issued on February 27, 2001. The Special Committee recommended that the Company pursue a transaction with Holding on a schedule that would enable the Company to announce the execution of a definitive agreement on the same date as the year-end earnings release. In addition, the Special Committee, following consultation with the Company's financial adviser and after consideration of several potential financial advisers, determined to interview Banc of America Securities LLC for its possible engagement as the financial adviser to the Special Committee.

   On February 8, 2001, Holding orally engaged The Robinson-Humphrey Company, LLC to provide it with financial advisory services in connection with Holding's possible investment in the Company.

   On February 12, 2001, the Special Committee determined to engage Banc of America Securities to act as sole financial adviser to the Special Committee to render an opinion to the Special Committee in connection with a possible investment transaction with Holding upon receipt from Banc of America Securities of information identifying the relationships that Banc of America Securities and its affiliates have or have had with Holding and specified affiliates of Holding.

   On February 14, 2001, the Special Committee met with Messrs. Mullis and Shumate, the legal advisers of the Special Committee and the Company, and Banc of America Securities and determined to engage Banc of America Securities to act as sole financial adviser to the Special Committee to render an opinion to the Special Committee in connection with a possible investment transaction with Holding. The discussions which followed at this meeting primarily addressed the terms of the Company's investment proposal. At the meeting, the Special Committee authorized the Company to proceed with negotiation of the terms of the definitive transaction documents.

   On February 15, 2001, members of the senior management of the Company and Holding and the financial and legal advisers of the two companies met to discuss the terms of the Company's investment proposal and to review financial information concerning the Company. The members of the Company's management attending the meeting were Mr. Walker, Mr. Shumate and Mr. Mullis. Among the members of Holding's management attending the meeting were Bryan W. Adams, Senior Vice President-Chief Financial Officer, George M. Miller, II, Senior Vice President-Corporate Development, and Kimberley E. Thompson, Senior Vice President and General Counsel. The discussions at this meeting centered on Holding's preliminary response to the terms of the Company's investment proposal.

   On February 16, 2001, the Special Committee formally engaged Banc of America Securities to act as sole financial adviser to the Special Committee to render an opinion to the Special Committee in connection with a possible investment transaction with Holding.

   During the period from February 15 to February 19, 2001, members of the senior managements of the Company and Holding and their respective advisers and the Special Committee and its advisers held discussions concerning the terms of the definitive transaction documents relating to the proposed investment transaction. Their discussions focused on the financial terms of the investment and on the nature and duration of any restrictions on Holding's ability to transfer the investment securities. During this period, Holding continued its financial and legal due diligence investigations of the Company.

   On February 19, 2001, the Company's Board of Directors appointed Larry F. Williams to the Special Committee. In conjunction with the appointment of Mr. Williams, Mr. Black and Mr. Walker resigned from the Special Committee. The Board of Directors and Messrs. Black and Walker determined that such resignations were appropriate to ensure that the Special Committee would be composed solely of directors who are not employees of the Company and who do not possess a direct stock ownership interest in Holding. The Board had appointed Mr. Williams as a non-employee director on February 19, 2001 to fill the vacancy on the Board created by the resignation of Malcom C. Davenport, V. Mr. Williams served as chief executive officer of AAPT Ltd., a publicly traded telecommunications carrier in Australia, from December 1994 to September 2000. Mr. Williams currently acts as a consultant to telecommunications companies and serves as a director of AOL Australia and of Learn.net, Inc., a hosted e-learning service provider. Mr. Williams advised the Board that he is a limited partner in investment funds which include Holding common stock in their portfolios, and that he does not otherwise have any interest in any Holding capital stock. Mr. Williams further advised the Board that he does not possess any power to vote or dispose of the shares of Holding common stock in these investment portfolios, and that his indirect pecuniary interest in such Holding common stock at the date of his appointment accounted for less than 0.05% of the outstanding Holding common stock.

   During the period from February 19 to February 26, 2001, the members of the senior management of the Company and Holding and their respective advisers and the Special Committee and its advisers continued to negotiate the terms of the investment agreement, the Series B preferred stock certificate of designation, the form of warrant and the registration rights agreement. Holding also conducted additional due diligence. The Special Committee met on each of February 20, 21, 22, 23, 25 and 26, 2001 to review and negotiate the terms of the investment agreement and the other transaction documents. The outstanding issues related principally to the conversion, redemption and Board representation provisions of the Series B preferred stock, the exercise period of the warrants, Holding's securities registration rights, and the nature of any restrictions on Holding's ability to acquire additional voting securities of the Company, Holding's ability to assign its purchase commitment under the investment agreement and Holding's ability to transfer to other parties the investment securities purchased by it in the proposed investment transaction.

   On February 26, 2001, the Special Committee and its legal and financial advisers met to review and discuss the terms of the Investment Transaction. At the meeting, Banc of America Securities made a presentation to the Special Committee concerning its analysis of the terms and conditions of the Investment Transaction as they were then proposed.

   On February 27, 2001, in a special meeting, the Board of Directors of Holding approved the investment agreement and the Investment Transaction.

   The Special Committee held two meetings on February 27, 2001. At the first meeting, the Special Committee and its legal advisers met to review the transaction documents. At the second meeting, the Special Committee, together with its financial and legal advisers, reviewed the financial and legal aspects of the Investment Transaction and the investment agreement, and the other matters described below under "Recommendations of the Special Committee and the Company's Board of Directors; Reasons for the Investment Transaction." At the meeting, Banc of America Securities delivered its oral opinion to the Special Committee, which was subsequently confirmed in writing, to the effect that, as of the date of the opinion, and subject to the various assumptions and limitations set forth in the written opinion, a copy of which is attached as Appendix A to this proxy statement, the consideration to be received by the Company for the issuance and sale, for a total purchase price of up to $80 million, of up to 80,000 shares of Series B preferred stock and warrants having an aggregate exercise price of up to $24 million at the intital closing of the Investment Transaction, taking into account all of the rights and obligations of the Company under the investment agreement and the related agreements, other than those rights and obligations related to the Company's exercise of its right to cause Holding to purchase additional shares of Series B preferred stock and warrants at any draw down closing of the Investment Transaction, is fair from a financial point of view to the Company. After discussion and consideration, the Special Committee unanimously determined that the Investment Transaction is fair to, and in the best interests of, the Company and its stockholders, and unanimously resolved to recommend to the Company's Board of Directors that the Board of Directors approve the investment agreement and the Investment Transaction. The Special Committee conditioned its recommendation upon approval by the Special Committee of any draw down of funds by the Company under the investment agreement following the initial investment of up to $80 million, and the approval of the Investment Transaction by the holders of a majority of the shares of common stock of the Company not held by Holding or its officers or directors who are also officers or directors of the Company and voting upon the Investment Transaction.

   On February 27, 2001, the Company's Board of Directors met in a special meeting. At the meeting, the Special Committee and the legal advisers to the Company and to the Special Committee reviewed with the Board the financial and legal aspects of the Investment Transaction and the terms of the related transaction documents, and the other matters described below under "Recommendations of the Special Committee and the Company's Board of Directors; Reasons for the Investment Transaction." Mr. Martin, Chairman of the Special Committee, delivered the unanimous recommendation of the Special Committee to the Board of Directors that the Board approve the Investment Transaction and the investment agreement. After discussion and consideration, the Board of Directors, by unanimous vote, agreed to the two conditions described above which were imposed by the Special Committee, determined that the Investment Transaction is fair to, and in the best interests of, the Company and its stockholders, approved the investment agreement and the Investment Transaction, and recommended that the investment agreement and the Investment Transaction be submitted for approval by the Company's stockholders.

   On February 27, 2001, following the meeting of the Company's Board of Directors, the Company and Holding executed and delivered the investment agreement, and the Company issued a press release announcing the execution of the investment agreement and the Investment Transaction.

   On April 12, 2001, Holding agreed to waive as a condition to its obligation to purchase any securities under the investment agreement that the Company obtain waivers or amendments of the change of control provisions in the Company's senior note indentures and senior credit agreements as those provisions may apply to the acquisition of the Company's securities in the Investment Transaction by Holding and other investors, and to the transfer by Holding, Mr. Lanier and their respective affiliates of those securities to other persons. In consideration for this waiver, the Company agreed to extend the term of the warrants to be issued under the investment agreement from seven years, as originally provided for in the investment agreement, to ten years.

                  Recommendations of the Special Committee and
                       the Company's Board of Directors;
                     Reasons for the Investment Transaction

   The Company's Board of Directors believes that the Investment Transaction is fair to, and in the best interests of, the Company and its stockholders. Accordingly, the Board of Directors has unanimously approved the investment agreement and the Investment Transaction and unanimously recommends that the Company's stockholders vote FOR approval of the investment agreement and the Investment Transaction.

   At a meeting held on February 27, 2001, the Company's Board of Directors, acting subsequent to the unanimous recommendation of the Special Committee made on that date, unanimously approved the investment agreement and the Investment Transaction. In evaluating the Investment Transaction, the Board of Directors and the Special Committee discussed the terms and conditions of the Investment Transaction with the Company's senior management and their respective financial and legal advisers. The Board of Directors and the Special Committee considered a number of factors in reaching a determination to approve the Investment Transaction. The following summary is not exhaustive, but includes all material factors considered by the Board of Directors and the Special Committee. In view of the wide variety of factors considered, the Board of Directors and the Special Committee did not consider it practicable to, nor did the Board of Directors or the Special Committee attempt to, quantify or otherwise assign relative weights to the specific factors each considered in reaching its determination. In addition, individual members of the Board of Directors and the Special Committee may have given different weights to different factors.

   The factors considered by the Board of Directors and the Special Committee at their meetings on February 27, 2001 included the following:

  (1) the current business and prospects of the Company, the financial and operational condition of the Company and the long-term strategy of the Company;

  (2) the capital needs of the Company and the effect on the Company's business plan of any failure to obtain a substantial infusion of equity capital in 2001;

  (3) the potential adverse effects of delaying an investment transaction, including the financing alternatives available to the Company, and the lack of certainty of the availability of any alternative transaction or any transaction on terms as favorable to the Company as the Investment Transaction;

  (4) the Company's ability to utilize the proceeds of the Investment Transaction for capital expenditures and other general corporate purposes in connection with the implementation of the Company's business plan;

  (5) the financial flexibility afforded to the Company by the draw down feature of the Investment Transaction, which permits the Company to determine whether to sell additional Series B preferred stock and warrants and to control the timing and amount of such additional sales;

  (6) the probability of consummation of the Investment Transaction;

  (7) the terms and conditions of the investment agreement, the registration rights agreement, the form of Series B preferred stock certificate of designation and the form of warrant;

  (8) the oral opinion of Banc of America Securities, which was subsequently confirmed in writing, to the effect that, as of the date of the opinion, and subject to the various assumptions and limitations set forth in the written opinion, a copy of which is attached as Appendix A to this proxy statement, the consideration to be received by the Company for the issuance and sale, for a total purchase price of up to $80 million, of up to 80,000 shares of Series B preferred stock and warrants having an aggregate exercise price of up to $24 million at the initial closing of the Investment Transaction, taking into account all of the rights and obligations of the Company under the investment agreement and the related agreements, other than those rights and obligations related to the Company's exercise of its right to cause Holding to purchase additional shares of Series B preferred stock and warrants at any draw down closing of the Investment Transaction, is fair from a financial point of view to the Company;

  (9) the effect of the Investment Transaction on the Company's capital structure and on future capital raising efforts by the Company;

  (10) the percentage of the common stock potentially issuable upon conversion of the Series B preferred stock and exercise of the warrants and the dilutive effect of the Investment Transaction on the Company's existing stockholders;

  (11) the potential that the securities to be issued in the Investment Transaction may be concentrated in one or more stockholders, whether Holding or another investor;

  (12) the lack of contractual restrictions on the transferability of the securities to be issued in the Investment Transaction;

  (13) the absence of any standstill and voting provisions in the investment agreement applicable to Holding or other investors;

  (14) the vesting of the Special Committee with the exclusive power and authority to authorize and approve in advance any draw downs made under the investment agreement;

  (15) the fiduciary and legal obligations of the members of the Board of Directors and Special Committee in considering and approving the terms of the Investment Transaction; and

  (16) the majority of the minority vote requirement upon which the Special Committee conditioned its recommendation in favor of the Investment Transaction and which requires that the investment agreement and the Investment Transaction be approved at this meeting by the holders of a majority of the shares of common stock voted on the Investment Proposal present in person or represented in proxy at this meeting that are not owned by Holding or the officers and directors of Holding who are also officers or directors of the Company.

   If the Investment Transaction does not receive the required stockholder approval, the Board of Directors does not know of any alternative transaction that would be immediately available to the Company to provide it with additional capital in an amount comparable to that available under the Investment Transaction. After consultation with its financial and legal advisers, the Board of Directors would determine a course of action based upon the circumstances then existing, which could include, among other possible courses of action, conducting further discussions regarding a possible investment transaction with parties with which the Company previously conducted such discussions and seeking to initiate discussions with other potential funding sources. The Company cannot determine at this time whether an alternative transaction would be available, and, if available, the terms upon which it would be available.

             Opinion of Financial Adviser to the Special Committee

   On February 16, 2001, Banc of America Securities LLC was engaged to act as sole financial adviser to the Special Committee to render an opinion to the Special Committee, in accordance with its customary practice, as to whether or not the consideration proposed to be paid in connection with a proposed investment transaction with Holding was fair from a financial point of view to the Company. Banc of America Securities is a nationally recognized investment banking firm. Banc of America Securities is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected Banc of America Securities to act as its financial adviser on the basis of the experience and expertise of Banc of America Securities in similar investment transactions, and its reputation in the telecommunications industry and investment community.

   On February 27, 2001, Banc of America Securities delivered its oral opinion to the Special Committee, which was subsequently confirmed in writing, to the effect that, as of the date of the opinion, and subject to the various assumptions and limitations set forth in the written opinion, the consideration to be received by the Company for the issuance and sale, for a total purchase price of up to $80 million, of up to 80,000 shares of Series B preferred stock and warrants having an aggregate exercise price of up to $24 million at the initial closing of the Investment Transaction, taking into account all of the rights and obligations of the Company under the investment agreement and the related agreements, other than those rights and obligations related to the Company's exercise of its right to cause Holding to purchase additional shares of Series B preferred stock and warrants at any draw down closing of the Investment Transaction, is fair from a financial point of view to the Company.

   The following is a summary of the written opinion of Banc of America Securities to the Special Committee, which is attached to this proxy statement as Appendix A and is considered a part of this document. The following summary is qualified in its entirety by reference to the full text of the written opinion, which you should read carefully and in its entirety in connection with this proxy statement.

   The opinion of Banc of America Securities is directed to the Special Committee. The opinion of Banc of America Securities does not constitute an opinion or recommendation to you on how to vote with respect to the Investment Transaction. The opinion addresses only the financial fairness of the consideration to be received by the Company for the issuance and sale, for a total purchase price of up to $80 million, of up to 80,000 shares of Series B preferred stock and warrants having an aggregate exercise price of up to $24 million at the initial closing of the Investment Transaction. The opinion does not address the relative merits of the Investment Transaction or any alternatives to the Investment Transaction, the underlying decision of the Company to proceed with or effect the Investment Transaction or any other aspect of the Investment Transaction.

   In preparing its opinion, Banc of America Securities:

  . reviewed publicly available financial statements and other business and financial information of the Company;

  . reviewed and discussed with senior executives of the Company information relating to strategic, financial and operational benefits anticipated from the sale of the shares of Series B preferred stock and warrants by the Company to Holding at the initial closing of the Investment Transaction;

  . discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company;

  . compared the financial performance of the Company with that of other publicly traded companies that Banc of America Securities deemed relevant;

  . compared the financial terms of the Investment Transaction to the financial terms, to the extent publicly available, of other financing transactions that Banc of America Securities deemed relevant;

  . reviewed the drafts dated February 27, 2001 of the investment agreement and related agreements; and

  . performed other analyses and considered other factors as Banc of America Securities deemed appropriate.

   Banc of America Securities reviewed the February 27, 2001 drafts of the investment agreement and related agreements in its preparation of its opinion. While the Company and Holding had the opportunity to agree to materially add, delete or alter material terms of the investment agreement before its execution, the final investment agreement is substantially similar to the draft investment agreement reviewed by Banc of America Securities.

   Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of the opinion. Banc of America Securities has not made any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such appraisals.

   Banc of America Securities was not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Investment Transaction, or provide services other than acting as sole financial adviser to the Special Committee to render an opinion to the Special Committee in connection with the initial closing of the Investment Transaction contemplated by the investment agreement. Banc of America Securities was not requested to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the assets or securities of the Company or any other alternative to the Investment Transaction. Banc of America Securities was not requested to and did not participate in negotiations with respect to the terms of the Investment Transaction. Consequently, Banc of America Securities assumed that such terms were the most beneficial terms from the Company's perspective that could under the circumstances be negotiated between the parties to the Investment Transaction, and no opinion was expressed as to whether any alternative to the Investment Transaction might produce consideration for the Company in an amount in excess of that contemplated by the investment agreement.

   Banc of America Securities did not opine on, or express any view with respect to, those rights and obligations of the Company related to the Company's exercise of its right to cause Holding to purchase additional shares of Series B preferred stock and warrants at any draw down closing of the Investment Transaction.

   The opinion of Banc of America Securities was based on economic, market and other conditions in effect on, and the information made available to it as of, the date of the opinion. Although subsequent developments may affect its opinion, Banc of America Securities did not assume any obligation to update, revise or reaffirm its opinion.

   The following represents a brief summary of the material financial analyses performed by Banc of America Securities in connection with providing its opinion to the Special Committee. Some of the summaries of financial analyses performed by Banc of America Securities include information presented in tabular format. In order to understand fully the financial analyses performed by Banc of America Securities, you should read the tables together with the rest of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

Valuation Analyses Regarding the Company

   Historical Stock Price Analysis. Banc of America Securities reviewed the performance of the per share market price of the Company's common stock for the 52 weeks preceding February 26, 2001. The analysis indicated that the closing market price per share for the common stock during this period ranged from $4.44 to $42.63.

   Research Analyst Twelve-Month Targets. Banc of America Securities noted that the five publicly available research reports on the Company had twelve-month target prices of $15 to $37 per share for the common stock.

   Comparable Company Analysis. Based on public and other available information, Banc of America Securities calculated the multiples of aggregate value to each of the estimated 2000 and the estimated 2001 revenues and estimated 2000 gross property, plant and equipment, or gross PP&E, for 18 companies in the communications provider industry that Banc of America Securities deemed to be comparable to the Company. The estimates used in the analysis were derived from Banc of America Securities research produced by analysts who were not involved in the Investment Transaction, as well as recently published research of other nationally recognized investment banking firms.

   Banc of America Securities defined aggregate value to mean:

  . equity value, defined as the product of the number of shares of common stock outstanding for a company multiplied by its stock price; plus

  .  outstanding funded debt; plus

  .  outstanding preferred stock; plus

  .  minority interests; less

  .  unconsolidated assets; less

  .  cash and cash equivalents, including proceeds from option exercises.

   The following table sets forth multiples indicated by this analysis for ten "fiber-rich" communications provider companies that operate their own fiber optic networks:

                                                         Range of
      Aggregate Value to:                                Multiples   Median Mean
      -------------------                              ------------- ------ ----
      2000 revenues................................... 1.9x to 17.4x  4.8x  6.7x
      2001 revenues................................... 1.1x to 11.4x  3.6x  4.5x
      2000 gross PP&E................................. 1.1x to  7.1x  1.5x  2.4x

   The following table sets forth multiples indicated by this analysis for eight "smart-build" communications provider companies that combine voice and data transmission lines they lease with other network components they own and operate:

                                                         Range of
      Aggregate Value to:                                Multiples   Median Mean
      -------------------                              ------------- ------ ----
      2000 revenues................................... 1.7x to 10.9x  3.8x  4.8x
      2001 revenues................................... 0.8x to  4.0x  2.3x  2.4x
      2000 gross PP&E................................. 0.8x to  2.5x  2.2x  1.9x

   The comparable company analysis compared the Company to the 18 companies in the communications provider industry on the basis that the companies selected were the most relevant. Consequently, Banc of America Securities did not include every company that could be deemed to be a participant in the relevant industries.

   Banc of America Securities applied the Company's 2000 estimated revenue of $363.0 million to a multiple range of 2.5x to 5.0x to yield an implied share price of $5.81 to $19.62, the Company's 2001 estimated revenue of $500.3 million to a multiple range of 2.0x to 3.5x to yield an implied share price of $7.22 to $18.65, and the Company's 2000 estimated gross PP&E of $853.5 million to a multiple of 1.0x to 2.0x to yield an implied share price of $4.98 to $17.98 per share.

   Selected Precedent Transactions Analysis. Based on public and other available information, Banc of America Securities calculated the multiples of aggregate value to each of revenues and gross PP&E for the acquired company implied in 18 acquisitions of communications provider companies that have been announced since August 1996.

   The following table sets forth the multiples indicated by this analysis for these 18 acquisitions:

                                                        Range of
      Aggregate Value to:                               Multiples   Median Mean
      -------------------                             ------------- ------ -----
      current year revenues.......................... 1.9x to 14.5x  9.9x  13.0x
      next year revenues............................. 1.2x to  9.7x  6.2x   7.2x
      current gross PP&E............................. 0.7x to 20.9x  6.0x   7.8x

   The selected precedent transactions analysis compared the Investment Transaction to the 18 acquisitions of communications provider companies on the basis that the transactions selected were the most relevant. Consequently, Banc of America Securities did not include every transaction that could be deemed to have occurred in the relevant industries.

   Banc of America Securities applied the Company's 2000 estimated revenues to a multiple range of 6.0x to 10.0x to yield an implied share price of $25.15 to $47.26 per share, the Company's 2001 estimated revenues to a multiple range of 4.0x to 6.0x to yield an implied share price of $22.46 to $37.69 per share, and the Company's 2000 estimated gross PP&E to a multiple range of 2.5x to 5.0x to yield an implied share price of $24.48 to $56.97 per share. Banc of Amercia Securities then produced values indexed to 25% of actual share prices calculated through analysis of selected precedent investment transactions to account for the recent decline in valuations, which resulted in relevant ranges of $6.29 to $11.81 per share (2000 estimated revenues), $5.61 to $9.42 per share (2001 estimated revenues) and $6.12 to $14.24 per share (2000 estimated gross PP&E).

   No company or transaction used in the comparable company or selected precedent transactions analyses is identical to the Company or the Investment Transaction. Accordingly, an analysis of the foregoing results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies, the type and form of the transactions and other factors that could affect the public trading value of the companies to which the Company and the Investment Transaction are being compared.

   Discounted Cash Flow Analysis. Banc of America Securities used financial cash flow forecasts for the Company through 2010, as estimated by Banc of America Securities equity research analysts, to perform discounted cash flow analysis. In conducting this analysis, Banc of America Securities equity research analysts first calculated the present values of the forecasted cash flows. Second, Banc of America Securities estimated the terminal value of the Company at the end of 2010 by applying multiples to estimated 2010 revenue, which multiples ranged from 2.0x to 3.0x. Banc of America Securities then discounted the cash flows and terminal values to present values using discount rates ranging from 16% to 20%. Banc of America Securities selected the range of discount rates to reflect its estimates of weighted average cost of capital for the Company. This analysis indicated a range of stock prices for the Company from $7.00 to $23.00 per share.

   Capital Constrained Discounted Cash Flow Analysis. Banc of America Securities used financial cash flow forecasts for the Company through 2010, as estimated by Banc of America Securities equity research analysts, adjusted by Banc of America Securities without the involvement of its equity research analysts, to reflect illustrative constrained operations assumptions, to perform capital constrained discounted cash flow analysis. In conducting this analysis, Banc of America Securities first calculated the present values of the forecasted cash flows. Second, Banc of America Securities estimated the terminal value of the Company at the end of 2010 by applying multiples to estimated 2010 revenue, which multiples ranged from 1.5x to 2.5x. Banc of America Securities then discounted the cash flows and terminal values to present values using discount rates ranging from 12% to 16%. Banc of America Securities selected the range of discount rates to reflect its estimates of weighted average cost of capital for the Company in a capital constrained case. This analysis indicated a range of stock prices for the Company from $3.50 to $8.50 per share.

   As noted above, the discussion above is merely a summary of the analyses and examinations that Banc of America Securities considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses and the summary above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Special Committee. Banc of America Securities did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Banc of America Securities as to the actual value of the Company.

   In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Holding. The analyses performed by Banc of America Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis by Banc of America Securities of the financial fairness of the consideration to be received by the Company in the initial closing of the Investment Transaction and were provided to the Special Committee in connection with the delivery of the opinion of Banc of America Securities. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be sold or the prices at which any securities have traded or may trade at any time in the future.

   As described above, the opinion and presentation of Banc of America Securities to the Special Committee were among the many factors taken into consideration by the Special Committee in making its determination to approve, and to recommend that the Company's stockholders approve, the Investment Transaction.

   The Special Committee agreed that the Company would pay Banc of America Securities $300,000 upon receipt by the Company of gross proceeds of at least $30 million from the Investment Transaction. The Special Committee was aware of this fee structure and took it into account in considering the fairness opinion of Banc of America Securities and in approving the investment agreement and the Investment Transaction. The Company has agreed to indemnify Banc of America Securities, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against particular liabilities, including liabilities under the federal securities laws.

   Bank of America, N.A., an affiliate of Banc of America Securities, is an agent and a lender on a credit facility of Holding and certain of its subsidiaries and affiliates. In addition, Bank of America, N.A. is a lender on a credit facility of Powertel, Inc., an affiliate of Holding. In the ordinary course of its business, Banc of America Securities and its affiliates actively trade the debt and equity securities of the Company for their own accounts and for the accounts of customers. Accordingly, Banc of America Securities and its affiliates may at any time hold a long or short position in those securities.

           Interests of Certain Persons in the Investment Transaction

   By reason of their positions with, and ownership of capital stock of, Holding, some of the Company's directors have interests in the Investment Transaction that are different from, or in addition to, the interests generally of the Company's stockholders. As of the date of the investment agreement and as of the date of this proxy statement, seven of the Company's 11 directors were also directors and stockholders of Holding, and two of these directors were also executive officers of Holding. One of these directors, Campbell B. Lanier, III, has served as Chairman and Chief Executive Officer of Holding or its predecessor company since 1985. The second director, William H. Scott, III, has served as President of Holding or its predecessor company since 1991. Holding has advised the Company that, as of February 28, 2001, the seven directors of the Company who are also directors of Holding owned of record a total of approximately 22.5% of the outstanding Holding common stock and may have been deemed the beneficial owners of up to approximately an additional 17.2% of the outstanding Holding common stock held of record by various entities and family members of these directors. For additional information about the interests of these persons, see "Background of the Investment Transaction--Relationship of the Company and Holding." Two other directors of the Company, James H. Black, Jr., a non-employee director, and Andrew M. Walker, the Company's Vice Chairman, President and Chief Executive Officer, together beneficially owned approximately 0.15% of the outstanding Holding common stock as of February 28, 2001.

                        Stockholder Approval Requirement

   The Company is asking stockholders to approve the Investment Proposal in accordance with the rules of the National Association of Securities Dealers, Inc. that are applicable to companies which, like ITC/\DeltaCom, have a class of equity securities listed on the Nasdaq National Market. These Nasdaq Marketplace Rules include the following:

  . NASD Rule 4350(i)(1)(D), which requires stockholder approval prior to the issuance of securities under specified circumstances, including in connection with a transaction other than a public offering involving the Company's sale or issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power of securities outstanding before the issuance at a price (or in the case of convertible securities, a conversion price) less than the greater of the book or market value of the common stock; and

  . NASD Rule 4350(i)(1)(B), which requires stockholder approval of the issuance of securities that would result in a change of control of the Company.

Although the second rule does not define when a change of control of an issuer may be deemed to have occurred, the Company is seeking stockholder approval of the Investment Proposal to ensure compliance with that rule as well as with the other Nasdaq Marketplace Rules for which stockholder approval is or may be required in connection with the Investment Transaction.

   In addition to the Nasdaq vote requirement, the Special Committee conditioned its recommendation in favor of the Investment Transaction on receipt of a stockholder vote which satisfies the majority of the minority vote requirement.

   Approval of the Investment Transaction by the holders of the common stock is not otherwise required as a matter of Delaware law or other applicable laws or rules, or by the Company's charter or bylaws.

                                Source of Funds

   Holding has advised the Company that it expects to fund its investment in the Company through available cash on hand, through cash to be realized through the sale of some existing investments, and through additional fundings under its credit facility.

                          Price Range of Common Stock

   The Company's common stock is traded on the Nasdaq National Market under the symbol "ITCD." The following table shows for the periods indicated the high and low sales prices per share of the common stock as reported by the Nasdaq National Market:

      1999                                                       High     Low
      ----                                                      ------- -------
      First Quarter............................................ $22.000 $12.500
      Second Quarter...........................................  40.750  19.750
      Third Quarter............................................  32.500  22.063
      Fourth Quarter...........................................  31.500  22.500
      2000                                                       High     Low
      ----                                                      ------- -------
      First Quarter............................................ $43.500 $24.750
      Second Quarter...........................................  35.625  16.312
      Third Quarter............................................  23.250   8.375
      Fourth Quarter...........................................  12.500   4.375
      2001                                                       High     Low
      ----                                                      ------- -------
      First Quarter............................................ $11.438 $ 4.750
      Second Quarter (through April 12, 2001)..................   6.700   3.875

   On April 12, 2001, the last reported sale price of the common stock, as reported by the Nasdaq National Market, was $5.88 per share.

   The Company recommends that stockholders obtain current market quotations for the common stock.

                DESCRIPTION OF INVESTMENT TRANSACTION DOCUMENTS
                                 AND SECURITIES

   The following is a summary of the material terms and provisions of the Investment Transaction documents and the securities to be issued in the Investment Transaction. The Company's Board of Directors reserves the right to amend or waive provisions of the investment agreement and the other Investment Transaction documents and the terms of such securities in any and all respects, including in connection with the sale of securities to investors other than Holding, before or after the approval of the Investment Proposal by the stockholders. In addition, the Board of Directors reserves the right to terminate the investment agreement in accordance with its terms before or after stockholder approval of the Investment Proposal.

                       Terms of the Investment Agreement

   The following summary of the material terms and provisions of the investment agreement is qualified in its entirety by reference to the investment agreement. The investment agreement is attached as Appendix B to this proxy statement and is considered a part of this document.

Overview

   The investment agreement provides that, upon the terms and conditions set forth in the investment agreement, Holding will purchase in a series of closings for a total purchase price of up to $150 million:

  . up to 150,000 shares of the Company's newly authorized Series B cumulative convertible preferred stock in multiple series at a purchase price of $1,000 per share; and

  . warrants to purchase shares of common stock having a total exercise price of up to $45 million.

   The Company will issue the warrants for no additional consideration on each closing date it issues and sells Series B preferred stock. The total exercise price of the warrants the Company issues on each closing date will equal 30% of the total purchase price of the Series B preferred stock issued and sold on that date.

   Any particular investor, including Holding, and members of that investor's group for federal securities law purposes may invest in the Investment Transaction and acquire common stock upon conversion or exercise of the Series B preferred stock and the warrants only to the extent that such an investment and conversion or exercise would not result in their beneficial ownership of more than 35% of the total voting power of the Company's voting securities. This limitation is intended to prevent the occurrence of a change of control of the Company as defined under various agreements governing the Company's indebtedness.

   The principal powers, preferences and rights of the Series B preferred stock are summarized below under "Description of Series B Preferred Stock" and the principal terms of the warrants are summarized below under "Description of Warrants."

   As described below under "Description of Series B Preferred Stock," shares of Series B preferred stock issued on different closing dates will be designated and issued as different series, beginning with the designation "Series B-1 Cumulative Convertible Preferred Stock" for the Series B preferred stock issued at the initial closing and continuing thereafter with consecutively numbered series for the Series B preferred stock, if any, issued at each draw down closing. Shares of any series may have conversion prices and other powers, preferences and rights that differ from those of other series. All shares of Series B preferred stock paid as a dividend will be designated the same series as the shares with respect to which they were paid. Unless otherwise specified in the following description, references to the Series B preferred stock refer to all shares of Series B preferred stock issued or issuable pursuant to the investment agreement regardless of their issue date or series designation, and references to a series refer to all shares of Series B preferred stock issued on the same closing date and to all shares paid as dividends with respect to shares issued on that closing date.

Schedule of Closings

   The Company will issue and sell the Series B preferred stock and the warrants under the investment agreement in:

  . the initial closing, which, if the Company's stockholders approve the Investment Proposal, is expected to take place after the annual meeting as soon as the other closing conditions are satisfied; and

  . several draw down closings, which may take place during a one-year period following the initial closing if the Company exercises its right to sell additional Series B preferred stock and warrants during that period.

   Initial Closing. At the initial closing, Holding will be obligated to purchase, for a total purchase price of $30 million, 30,000 shares of Series B preferred stock and warrants having a total exercise price of $9 million.

   In addition, the Company has the right, but is not obligated, to sell at the initial closing to other qualified investors not affiliated with Holding, on the terms and conditions of the investment agreement, up to:

  .  50,000 additional shares of Series B preferred stock; and

  . warrants having an exercise price equal to 30% of the total purchase price of such additional shares that are issued and sold at the initial closing.

If the Company receives an indication of interest from a qualified investor that it wishes to purchase these securities, the Company will be required to provide Holding with written notice of this indication of interest. Holding will have the right, but will not be obligated, to purchase all, but not less than all, of the shares of Series B preferred stock and warrants subject to the indication of interest by such qualified investor. The sale of any of these securities to a qualified investor will reduce Holding's $150 million purchase commitment by the amount of the investor's investment.

   Draw Down Closings. Holding has agreed to purchase during a commitment period up to an additional 120,000 shares of Series B preferred stock and warrants with a total exercise price of up to $36 million. The commitment period will begin on the 45th day after the initial closing date or, if earlier, on June 15, 2001 and will terminate on the first anniversary of the initial closing date or, if earlier, on the date on which the Company has sold all of the securities covered by the purchase commitment.

   If the Company sells more than 30,000 shares of the Series B preferred stock at the initial closing either to Holding or to another qualified investor, as described above, Holding's purchase commitment will be reduced by the amount of this additional investment. In addition, Holding's purchase commitment will be reduced by:

  . $1.00 for each $1.33 of net proceeds received by the Company from any sales for cash of debt securities or equity securities that require payment of cash dividends which the Company completes on or after February 27, 2001 and before the termination of the commitment period; and

  . $1.00 for each $1.00 of net proceeds received by the Company from any sales of common stock or other equity securities for cash which the Company completes on or after February 27, 2001 and before the termination of the commitment period, other than any equity securities that require payment of cash dividends, that are issued under any of the Company's benefit plans or that are issuable upon exercise or conversion of specified securities or other rights outstanding or contemplated to be issued as of February 27, 2001.

   The Company has the right, but is not obligated, to cause Holding to purchase portions of the committed amount at one or more draw down closings. To exercise this right, the Company must deliver a draw down notice to Holding that specifies the total purchase price of the shares of Series B preferred stock and warrants to be issued and sold at the applicable draw down closing. The Company may issue and sell at any draw down closing a minimum of 10,000 shares of Series B preferred stock and warrants having a total exercise price of

$3 million, for a purchase price of $10 million, and a maximum of 30,000 shares of Series B preferred stock and warrants having a total exercise price of $9 million, for a purchase price of $30 million. The Special Committee must approve and authorize each exercise by the Company of its right to cause Holding to purchase portions of the committed amount.

   Each draw down closing will take place on the 30th day following the receipt by Holding of the Company's draw down notice, unless the parties agree to a different date. A draw down closing may not take place earlier than the 45th day following a prior draw down closing. The first draw down closing may not take place until the 45th day following the initial closing or, if earlier, June 15, 2001.

Assignment of Purchase Commitment by Holding

   Holding may assign to other investors its rights to purchase Series B preferred stock and warrants at any or all closings and its related obligations under the investment agreement. The Company will not have the right to consent to any such assignment or to approve any permitted assignee. As a condition to the effectiveness of any such assignment, the permitted assignee will be required to:

  .  meet any eligibility requirements under applicable securities laws;

  . agree to become a party to, and be bound by, the investment agreement, including all of the terms, conditions and covenants of the investment agreement that are applicable to Holding and to securities held by Holding; and

  . agree to have made the representations and warranties set forth in the investment agreement.

   An assignment by Holding of its obligation to purchase 30,000 shares of Series B preferred stock and related warrants at the initial closing will not relieve Holding of its obligation to purchase those securities upon any default by the permitted assignee. An assignment by Holding of its obligation to purchase Series B preferred stock and warrants at any draw down closing will relieve Holding of its obligation to purchase those securities only if the permitted assignee is, and furnishes Holding and the Company with information that establishes that it is, an entity with total assets of at least $250 million. Assignees of Holding under the investment agreement will not be entitled to these assignment rights granted to Holding.

Representations and Warranties

   Representations and Warranties by the Company. The investment agreement contains various customary representations and warranties by the Company relating to, among other matters:

  . the corporate organization, existence and good standing of the Company, and the Company's corporate power and authority to carry on its business as it is currently conducted;

  . the Company's ownership of the capital stock and other equity interests of its subsidiaries and its lack of such ownership of other entities;

  . the existence, accuracy and completeness of the Company's certificate of incorporation, bylaws and books and records;

  . the corporate power and authority of the Company to execute and deliver the investment agreement and related documents and to complete the Investment Transaction;

  . the capitalization of the Company, including the number of shares of capital stock authorized and outstanding, the nature and amount of outstanding rights to acquire shares of capital stock, the existence of preemptive and registration rights and the existence of specified voting trusts, stockholders' agreements, proxies or other commitments or understandings with respect to the voting or transfer of the Company's capital stock;

  . the filing and accuracy of the Company's SEC reports, the registration of the common stock under the Securities Exchange Act and the listing of the common stock on the Nasdaq Stock Market;

  . the accuracy of the Company's financial statements and their preparation in accordance with generally accepted accounting principles, and the absence of material undisclosed liabilities;

  . the absence of material adverse changes in the Company's business since September 30, 2000;

  .  the absence of claims, actions, suits, investigations or proceedings;

  .  the Company's compliance with specified orders, judgments or decrees;

  . the compliance of the investment agreement and related documents with the Company's certificate of incorporation, bylaws, applicable laws and material agreements, including the absence of events of default or breaches thereunder;

  . the necessity of obtaining or making specified governmental or other third-party consents, filings or approvals in connection with the Investment Transaction;

  . the Company's compliance with laws relating to the conduct of its business and the ownership of its assets;

  . permits, licenses and franchises required to conduct the business of the Company and its subsidiaries;

  . specified categories of contracts, agreements, plans and commitments of the Company;

  . the absence of brokers or investment bankers used in connection with the Investment Transaction, except those identified in the investment agreement;

  .  action by the Company's Board of Directors to waive the restrictions of
     Section 203 of the Delaware General Corporation Law to the Company's issuance of Series B preferred stock, the warrants and the underlying common stock in the Investment Transaction;

  . the application of securities laws to the offering and sale of the Company's securities under the investment agreement;

  . the Company's lack of investment company status under the Investment Company Act of 1940;

  . the receipt by the Company of an opinion of Banc of America Securities in connection with the Investment Transaction; and

  . the accuracy of information provided by the Company in the investment agreement and the other Investment Transaction documents.

   Representations and Warranties by Holding. The investment agreement contains various customary representations and warranties by Holding relating to, among other matters:

  . compliance with securities laws in connection with Holding's acquisition, holding and disposition of the Series B preferred stock, the warrants and the common stock issuable upon conversion of the Series B preferred stock and upon exercise of the warrants;

  . the absence of brokers or investment bankers used in connection with the Investment Transaction, except as identified in the investment agreement;

  . the corporate power and authority of Holding to execute and deliver the investment agreement and related documents and to complete the Investment Transaction;

  . the compliance of the investment agreement and related documents with Holding's certificate of incorporation, bylaws, applicable laws and material agreements, including the absence of events of default or breaches thereunder;

  . the necessity of obtaining or making specified governmental or other third-party consents, filings or approvals in connection with the Investment Transaction;

  .  the absence of claims, actions, suits, investigations or proceedings;

  . Holding's lack of investment company status under the Investment Company Act of 1940;

  . the availability of sufficient funds for Holding to pay the purchase price for the shares of Series B preferred stock and the warrants to be issued and sold under the investment agreement; and

  . Holding's beneficial ownership of the Company's common stock and other rights relating to the Company's capital stock.

Covenants

   The investment agreement contains customary covenants that obligate the Company and Holding to take specified actions in connection with the Investment Transaction. In accordance with these covenants:

  . the Company and Holding are required to consult with each other before issuing press releases or making other public statements concerning the investment agreement or the Investment Transaction;

  . the Company and Holding are required to use their reasonable best efforts to make or obtain all consents, approvals or filings that are required in connection with the Investment Transaction under applicable antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

  . the Company and Holding are required to use their reasonable best efforts to make or obtain all other consents, approvals or filings and to take all other actions that are required in connection with the Investment Transaction;

  . the Company is required to use its reasonable best efforts to obtain the approval of the Investment Proposal at a meeting of the Company's stockholders and to ensure that such a meeting is held not later than May 31, 2001 and to obtain, from the holder of the Company's Series A Convertible Preferred Stock, approval of the Series B preferred stock certificates of designation and the issuance of the Series B preferred stock under the investment agreement;

  . the Company is required to use its reasonable best efforts to continue to have the common stock listed on the National Market System of the Nasdaq Stock Market or another national quotation system or on a national securities exchange for so long as any securities issued and sold under the investment agreement remain outstanding;

  . the Company is required to file the applicable Series B preferred stock certificate of designation with the Delaware Secretary of State before each closing under the investment agreement;

  . the Company is required to reserve and keep available, free of preemptive rights, a sufficient number of shares of common stock for issuance upon conversion of the Series B preferred stock and upon exercise of the warrants;

  . the Company is required to use the proceeds it receives from the Investment Transaction for working capital and other general corporate purposes;

  . the Company is required to take all corporate action necessary to implement the board representation rights set forth in the Series B preferred stock certificates of designation;

  . Holding is required to safeguard the confidentiality of the Company's confidential information;

  . the Company and Holding are each required to notify the other party of the occurrence of specified breaches under the investment agreement;

  . the Company is required to cause the registration rights agreement to remain in effect and to comply with its terms;

  . the Company is permitted to affix on the certificates evidencing the securities issued under the investment agreement only the legends specified in the investment agreement; and

  . the Company and Holding are required to take specified actions in compliance with securities laws in connection with the offering, acquisition and disposition of the Series B preferred stock, the warrants and the underlying common stock.

Closing Conditions

   Conditions to the Obligations of Holding and the Company. The obligations of Holding and the Company to complete the sale and purchase of the Series B preferred stock and the warrants at the initial closing and each draw down closing are subject to the fulfillment or waiver, where permissible, of the following conditions:

  . no preliminary or permanent injunction or order by any governmental authority which prevents the completion of the Investment Transaction has been issued and remains in effect, with each party having to use its reasonable best efforts to have any such injunction or order lifted;

  . the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or been terminated;

  . no statute, rule, regulation or other law has been enacted by any governmental authority that would prevent or make illegal the completion of the Investment Transaction;

  . specified consents, filings and approvals that are necessary for the completion of the Investment Transaction have been made or obtained; and

  . no suit, claim, investigation, action or other proceeding has been overtly threatened or is pending against the Company or Holding before any governmental authority that reasonably could be expected to result in the restraint or prohibition of the Company or Holding, or the obtaining of damages or other relief from the Company or Holding, in connection with the Investment Transaction.

   The Investment Transaction is subject to the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations thereunder, which provide that certain acquisition transactions involving an issuer's voting securities may not be completed until specified information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and waiting period requirements have been satisfied. The Company and Holding filed the required information with respect to the Investment Transaction with the foregoing federal governmental agencies on March 30, 2001. The required waiting period with respect to these filings was terminated on April 13, 2001. Satisfaction of the waiting period requirements with respect to these filings does not preclude either agency or any other party either before or after Holding's acquisition of Investment Transaction securities from challenging or seeking to delay or enjoin the Investment Transaction on antitrust or other grounds. Additional filings may have to be made by the Company, Holding and any other investor that agrees to purchase securities in the Investment Transaction.

   Additional Conditions to Holding's Obligations. Holding's obligations to complete the sale and purchase of the Series B preferred stock and the warrants at the initial closing and each draw down closing are subject to the fulfillment or waiver, where permissible, of the following additional conditions:

  . the Company's representations and warranties were true and correct as of the date of the investment agreement and are true and correct as of the date of such closing, unless the failure of such representations and warranties to be true and correct would not have, in the aggregate, a material adverse effect on the business, financial or other condition or results of operations of the Company and its subsidiaries, taken as a whole, or would not have, in the aggregate, a material adverse effect on the Company's ability to perform its obligations under the investment agreement;

  . the Company will have performed in all material respects the obligations it is required to perform prior to such closing;

  . there will not have occurred, and be continuing, a material adverse effect on the business, financial or other condition or results of operations of the Company and its subsidiaries, taken as a whole, from February 27, 2001 through the date of such closing;

  . with respect to any draw down closing in which Holding will purchase securities, the stockholders of Powertel, Inc. will have approved the acquisition of Powertel, Inc. by VoiceStream Wireless Corporation and/or Deutsche Telecom AG;

  . the trading of the common stock will not have been suspended by the SEC or the Nasdaq Stock Market or by any other automated quotation system on which the common stock is then quoted or by any national securities exchange on which the common stock is then listed;

  . the Company's stockholders will have approved the Investment Proposal in accordance with the Nasdaq Marketplace Rules and the holder of the Company's Series A Convertible Preferred Stock will have approved the applicable Series B preferred stock certificate of designation and the issuance of the related series of the Series B preferred stock under the investment agreement;

  . immediately after giving effect to the issuance of the Series B preferred stock and warrants to Holding at such closing, Holding, together with all other persons, if any, that are members of the same group for federal securities law purposes with respect to beneficial ownership of the Company's voting securities, will not be the ultimate beneficial owner of more than 30% of the total voting power of the Company's voting securities, as calculated under various agreements governing the Company's indebtedness; and

  . all waivers or amendments of provisions of the Company's senior credit agreements required for completion of the Investment Transaction will have been obtained and be in effect as of the date of such closing.

   On March 13, 2001, the stockholders of Powertel, Inc. approved the acquisition of Powertel, Inc. by VoiceStream Wireless Corporation and Deutsche Telecom AG.

   Additional Conditions to the Company's Obligations. The Company's obligations to complete the sale and purchase of the Series B preferred stock and the warrants at the initial closing and each draw down closing are subject to the fulfillment or waiver, where permissible, of the following additional conditions:

  . Holding's representations and warranties were true and correct as of the date of the investment agreement and are true and correct as of such closing unless the failure of such representations and warranties to be true and correct would not have, in the aggregate, a material adverse effect on Holding's ability to perform its obligations under the investment agreement;

  . Holding will have performed in all material respects the obligations it is required to perform prior to such closing;

  . immediately after giving effect to the issuance of the Series B preferred stock and warrants to Holding at such closing, Holding, together with all other persons, if any, that are members of the same group for federal securities law purposes with respect to beneficial ownership of the Company's voting securities, will not be the ultimate beneficial owner of more than 30% of the total voting power of the Company's voting securities, as calculated under various agreements governing the Company's indebtedness; and

  . the Company's stockholders will have approved the Investment Proposal in accordance with the Nasdaq Marketplace Rules and the holder of the Company's Series A Convertible Preferred Stock will have approved the applicable Series B preferred stock certificate of designation and the issuance of the related series of the Series B preferred stock under the investment agreement.

Termination

   The Company and Holding may mutually agree in writing at any time to terminate the investment agreement. In addition, the Company and Holding each has the right to terminate the investment agreement upon the occurrence or non-occurrence of specified events.

   The Company's Termination Rights. The Company may terminate the investment agreement:

  . upon a breach of any covenant or agreement of Holding in the investment agreement, or if any representation or warranty of Holding in the investment agreement is not true and correct, if such breach or the failure of such representation and warranty to be true and correct (1) would have, in the aggregate, a material adverse effect on Holding's ability to perform its obligations under the investment agreement or (2) result in Holding's failure to perform all of its obligations in all material respects, but such an event will only create a right of termination if it has not been waived or cured by the earlier of the next closing date, or June 30, 2001 if the breach occurs before the initial closing date, or within 30 days after written notice of such breach is given to Holding by the Company;

  . if any condition to the Company's obligations to close at the initial closing or any draw down closing has not been satisfied as of the date of such closing or, in the case of the initial closing, by June 30, 2001, or if satisfaction of such a condition is or becomes impossible other than because of the Company's failure to comply with its obligations under the investment agreement, and the Company has not waived such condition; and

  . if the initial closing does not take place on or before June 30, 2001, so long as it is not the Company's failure to fulfill any of its obligations under the investment agreement that results in the failure of the initial closing to take place on or before June 30, 2001.

   Holding's Termination Rights. Holding may terminate the investment agreement:

  . upon a breach of any covenant or agreement of the Company in the investment agreement or if any representation or warranty of the Company in the investment agreement is not true and correct, if such breach or the failure of such representation and warranty to be true and correct
     (1) would have, in the aggregate, a material adverse effect on the business, financial or other condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the Company's ability to perform its obligations under the investment agreement or (2) result in the Company's failure to perform all of its obligations in all material respects, but such an event will only create a right of termination if it has not been waived or cured by the earlier of the next closing date, or June 30, 2001 if the breach occurs before the initial closing date, or within 30 days after written notice of such breach is given to the Company by Holding;

  . if any condition to Holding's obligations to close at the initial closing or any draw down closing has not been satisfied as of the date of such closing or, in the case of the initial closing, by June 30, 2001, or if satisfaction of such a condition is or becomes impossible other than because of Holding's failure to comply with its obligations under the investment agreement, and Holding has not waived such condition; and

  . if the initial closing does not occur on or before June 30, 2001, so long as it is not Holding's failure to fulfill any of its obligations under the investment agreement that results in the failure of the initial closing to take place on or before June 30, 2001.

   Effect of Termination. If either party terminates the investment agreement, the investment agreement will become void and there will be no further obligation thereunder of the parties or their respective stockholders, directors, officers, employees, agents or representatives, except under specified provisions of the investment agreement. Such a termination will not relieve the Company or Holding from liability to the other party for any willful breach of the investment agreement.

Indemnification

   Indemnification by the Company. The Company is obligated to indemnify Holding, its directors and officers, and each person, if any, who controls Holding against all losses, claims, damages, liabilities and expenses incurred by any such party arising out of or based upon a breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Company contained in the investment agreement, or any suit, claim, investigation, action or other proceeding before any governmental entity in connection with the investment agreement or the consummation of the Investment Transaction.

   Indemnification by Holding. Holding is obligated to indemnify the Company, its directors and officers, and each person, if any, who controls the Company against all losses, claims, damages, liabilities and expenses incurred by any such party arising out or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of Holding contained in the investment agreement.

   Limitations on Indemnification. Neither the Company nor Holding will have any obligation under the investment agreement to indemnify any person for lost profits or for consequential, incidental, punitive or exemplary damages. The indemnification provided by the investment agreement will be the sole and exclusive remedy for monetary damages available to the Company and Holding for matters for which indemnification is provided under the investment agreement.

Transfer of Securities

   The investment agreement provides that the Series B preferred stock and warrants issued and sold on any closing date will not be separately transferable until the first anniversary of such closing date.

   Any transfer by Holding of the Series B preferred stock, the warrants or the underlying common stock must comply with applicable securities laws.

   Holding has agreed that, from the date of the investment agreement through the expiration of the commitment period, it will not, and will use its commercially reasonable efforts to ensure that its affiliates do not, engage in short sales of the common stock.

Payment of Fees and Expenses

   The Company has agreed to pay Holding's reasonable fees and expenses, including up to $75,000 of the fees and expenses of Holding's financial adviser, which Holding incurs in connection with the negotiation, preparation, execution, delivery and performance of the investment agreement and to pay up to a total of $150,000 of the reasonable fees and expenses incurred by other investors in connection with any assignment by Holding to such investors of any portion of its purchase commitment under the investment agreement.

                   Terms of the Registration Rights Agreement

   The following summary of the material terms and provisions of the registration rights agreement is qualified in its entirety by reference to the form of registration rights agreement, which is attached as Appendix C to this proxy statement and is considered a part of this document.

Securities Subject to Agreement

   The registration rights agreement will be signed at the initial closing under the investment agreement. The registration rights agreement will obligate the Company to register under the Securities Act the resale in the public market, by the purchasers under the investment agreement, of the Series B preferred stock and warrants sold under the investment agreement, the Series B preferred stock paid as dividends on other Series B preferred stock, and the common stock issued or issuable upon the conversion or exercise of those securities. The terms of the registration rights agreement may be subject to amendment from time to time as and when necessary to comply with applicable securities laws.

   The foregoing securities will cease to be "registrable securities" entitled to registration rights on the date and to the extent that:

  . the holder has disposed of such registrable securities pursuant to an effective registration statement under the Securities Act;

  . the holder has distributed such registrable securities to the public in accordance with Rule 144 under the Securities Act;

  . such registrable securities have been otherwise issued, transferred or disposed of, certificates therefor not bearing a legend restricting further transfer have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities does not require registration or qualification of such securities under the Securities Act;

  . all such registrable securities held by any holder entitled to registration rights may be sold by such holder without any time, volume or manner limitations in accordance with Rule 144(k) under the Securities Act; or

  .  such registrable securities have ceased to be outstanding.

Holders Entitled to Registration Rights

   Holding and any other purchaser of securities from the Company under the investment agreement will be entitled to the benefits of the registration rights agreement. Any permitted transferee of registrable securities under the investment agreement will also be entitled to the benefits of the shelf registration rights under the agreement if immediately after the transfer the further disposition of such securities by such transferee is restricted under the Securities Act and such transferee agrees in writing to bound by the provisions of the registration rights agreement. Any permitted transferee of registrable securities under the investment agreement who holds at least 5% of the then-outstanding registrable securities will be entitled to the benefits of the piggyback registration rights under the registration rights agreement if immediately after the transfer the further disposition of such securities by such transferee is restricted under the Securities Act and such transferee agrees in writing to bound by the provisions of the registration rights agreement.

Manner of Registration

   Shelf Registration. The shelf registration rights under the agreement will permit Holding and any other holder of registrable securities to sell those securities in the public market from time to time in accordance with a plan of distribution that discloses the proposed methods of sale.

   The Company will be required to file the first shelf registration statement with the SEC not later than 180 days following the initial closing under the investment agreement or such later date as Holding may designate in a written notice delivered to the Company not later than 150 days after the initial closing and from time to time thereafter. This registration statement will register the offering of the registrable securities that are outstanding immediately before the filing date.

   The Company will be required to file an additional shelf registration statement with the SEC not later than 30 days following each draw down closing under the investment agreement that takes place after the effective date of the first shelf registration statement. Each such additional shelf registration statement will register the offering of the registrable securities that are outstanding immediately before the filing date of such registration statement and that have not been registered pursuant to any previous registration statement.

   On or before March 31 of each year, beginning on March 31, 2003, the Company will be required to file an additional registration statement with the SEC registering the offering of all outstanding shares of Series B preferred stock that have been issued as dividends on the Series B preferred stock and that have not been registered pursuant to any previous registration statement. The holders of a majority of the outstanding shares of Series B preferred stock that have been issued as dividends on the Series B preferred stock and that have not been registered pursuant to any previous registration statement will also have the right to make one request, in writing, at any date beginning after January 1, 2002, that the Company file a registration statement with the SEC registering the offering of some or all of those shares. Other holders of such shares will also have the right, by providing notice to the Company, to have their shares included in this registration statement.

   Piggyback Registration. The holders of registrable securities will be entitled to have those securities included in other registrations by the Company covering the public offering of common stock for the

Company's account or the account of other stockholders. The exercise of these piggyback registration rights will be subject to notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering.

Blackout Periods; Lock-ups

   The Company will have the right to postpone the filing or effectiveness of a registration statement under the agreement, or to suspend the use of an effective registration statement, for a period not to exceed 90 days if it determines that the registration and distribution of registrable securities would adversely affect any pending significant transaction involving the Company, and for a period not to exceed 30 days if it determines that such registration and distribution would require disclosure of specified non-public material information that the Company has a bona fide business purpose for preserving as confidential. The Company will be entitled to obtain the foregoing deferrals for up to a total of 90 days in any 12-month period.

   The registration rights agreement also provides that, if requested by the managing underwriter of any securities offering by the Company, each holder of registrable securities and its affiliates will not dispose of or transfer any registrable securities or related securities, except for registrable securities included in the offering, during the 90 days following the effective date of the registration statement for the offering.

   The foregoing deferrals and underwriter lock-ups may not exceed a total of 90 days in any 12-month period.

Effectiveness of Registration Statements

   The Company will be required to maintain the effectiveness of registration statements which it has prepared and filed under the registration rights agreement for the following periods:

  . in the case of an underwritten offering in which securities of the Company are sold to an underwriter for reoffering to the public, until each underwriter has completed the distribution of all securities purchased by it; and

  . in the case of any other registration, until the registrable securities covered by the registration statement cease to be registrable securities, whether because they are sold under a registration statement or otherwise.

Registration Expenses

   The Company will be required to pay all expenses of registering the offering of registrable securities, other than any underwriting discounts or commissions and any stock transfer taxes.

Indemnification

   The registration rights agreement obligates the Company to indemnify each holder of registrable securities and its controlling persons, and obligates each holder of registrable securities to indemnify the Company, its directors and officers, its controlling persons and all other holders, against specified liabilities, including specified liabilities under the Securities Act.

                    Description of Series B Preferred Stock

   The powers, preferences and rights of the Series B preferred stock will be substantially as set forth in the form of certificate of designation which is attached as Appendix D to this proxy statement. The following summary of the principal powers, preferences and rights of the Series B preferred stock is qualified in its entirety by reference to such form of certificate of designation, which is considered a part of this document.

General

   The Company's certificate of incorporation authorizes the Board of Directors from time to time and without further stockholder action to issue up to 5,000,000 shares of preferred stock, par value $.01 per share, in one or more series, and to fix the relative rights and preferences of the preferred stock, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. The Company has designated 1,750,000 shares of the preferred stock as Series A Convertible Preferred Stock. As of the date of this proxy statement, the only shares of the Company's preferred stock that are outstanding are 1,480,771 shares of the Series A Convertible Preferred Stock.

   In connection with the Investment Transaction, the Board of Directors has authorized 375,000 shares of preferred stock for designation as series of the Series B preferred stock. Under the investment agreement, the Company will issue:

  .  up to 150,000 shares of Series B preferred stock in multiple closings;
     and

  . additional shares of Series B preferred stock as payment-in-kind dividends on outstanding Series B preferred stock.

   As described below, shares of Series B preferred stock issued on different closing dates will be designated and issued as different series, beginning with the designation "Series B-1 Cumulative Convertible Preferred Stock" for the Series B preferred stock issued at the initial closing and continuing thereafter with consecutively numbered series for the Series B preferred stock, if any, issued at each draw down closing. Shares of any series may have conversion prices and other powers, preferences and rights that differ from those of other series. All shares of Series B preferred stock paid as a dividend will be designated the same series as the shares with respect to which they were paid. Unless otherwise specified in the following description, references to the Series B preferred stock refer to all shares of Series B preferred stock issued or issuable pursuant to the investment agreement regardless of their issue date or series designation, and references to a series refer to all shares of Series B preferred stock issued on the same closing date and to all shares paid as dividends with respect to shares issued on that closing date.

   The holders of the Series B preferred stock will have no preemptive rights or preferential right to purchase or subscribe to stock, obligations, warrants or any other securities of the Company of any class.

   A certificate of designation with respect to each series of the Series B preferred stock will become effective upon its filing with the Delaware Secretary of State. The Company will file the certificate of designation for each such series on or before the closing date on which it issues such series under the investment agreement.

Ranking

   With respect to dividend rights and rights on liquidation, dissolution or winding-up, each series of Series B preferred stock will rank:

  . senior to "junior stock," which includes the common stock, the Company's Series A Convertible Preferred Stock (solely with respect to dividend rights) and each class of capital stock or series of preferred stock established by the Company's Board of Directors after such series of Series B preferred stock which has terms that do not expressly provide that such class or series ranks senior to, or on a parity with, such series of Series B preferred stock;

  . on a parity with "parity stock," which includes the Series A Convertible Preferred Stock (solely with respect to rights on liquidation, dissolution or winding-up), each other series of Series B preferred stock, and each class of capital stock or series of preferred stock established by the Company's Board of Directors after such series of Series B preferred stock which has terms that expressly provide that such class or series will rank on a parity with such series of Series B preferred stock; and

  . junior to "senior stock," which includes each class of the Company's capital stock or series of preferred stock established by the Company's Board of Directors after such series of Series B preferred stock which has terms that expressly provide that such class or series will rank senior to such series of Series B preferred stock.

Dividends

   Dividend Periods and Payments. The holders of the Series B preferred stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for dividend payments, cumulative dividends at the annual rate of 8% per share on the $1,000 liquidation preference per share of Series B preferred stock plus the amount of any accrued and unpaid dividends for past dividend periods. Dividends on shares of the Series B preferred stock will be payable at this annual rate quarterly in arrears on April 15, July 15, October 15, and January 15 of each year, beginning on the dividend payment date for the first full quarterly dividend period occurring after such shares are issued. The dividends will accrue from the most recent date to which dividends have been paid or, if no dividends have been paid, from the date of the original issuance of such shares of Series B preferred stock.

   Each dividend will be payable to holders of record as they appear on the Company's stock register on the March 31, June 30, September 30 and December 31 immediately preceding the applicable dividend payment date or such other date that is fixed by the Board of Directors as the record date and that is not more than 60 days or less than ten days preceding the applicable dividend payment date. Dividends will be cumulative from such quarterly dividend payment date, whether or not there are funds of the Company legally available for payment of the dividends for any dividend period or periods. Accumulations of dividends will not bear interest. Dividends payable on the initial dividend payment date or for any period greater or less than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

   No dividends may be declared or paid on any series of Series B preferred stock for any current dividend period unless dividends are either declared or paid in full on all series of Series B preferred stock or are declared or paid ratably on all series of Series B preferred stock in proportion to the respective amounts of dividends accumulated and unpaid with respect to all series for such current dividend period.

   Form of Dividends. The Company may pay dividends to the holders of Series B preferred stock at its option in cash, in shares of Series B preferred stock, or in a combination of cash and shares of Series B preferred stock. The Company's ability to pay cash dividends is currently restricted by the terms of agreements governing some of the Company's outstanding indebtedness. As a result, for so long as these restrictions remain in effect, the Company expects to pay any dividends on the Series B preferred stock in shares of Series B preferred stock. Each share of Series B preferred stock issued as such a payment-in-kind dividend will be valued at $1,000 solely for the purpose of computing the dividend amount.

   Other Dividend Rights. If the Company pays a dividend in cash or other property on the common stock, other than a dividend in shares of capital stock, the Company will be required to declare and pay a dividend on each share of Series B preferred stock in an amount equal to the dividend which would be payable on the shares of common stock issuable upon conversion of the Series B preferred stock if all shares of Series B preferred stock had been converted immediately before the record date for the dividend.

   The Company may not declare or pay dividends on any parity stock or redeem, purchase or otherwise acquire any parity stock for any consideration, or pay or make available any moneys for a sinking fund for the redemption of any parity stock, except by conversion into or exchange for parity stock or junior stock, unless all accrued and unpaid dividends with respect to the Series B preferred stock have been paid or funds have been set aside for payment of such dividends. If the accrued and unpaid dividends are not paid in full or sufficient funds have not been set aside for the payment of the dividends, all accrued and unpaid dividends declared on the Series B preferred stock and all dividends declared on any parity stock will be declared ratably in proportion to the respective dividend amounts accumulated and unpaid on the Series B preferred stock and on any parity stock.

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

   The Company may not declare or pay dividends on any junior stock or redeem, purchase or otherwise acquire any junior stock for any consideration, or pay or make available any moneys for a sinking fund for the redemption of any junior stock, except by conversion into or exchange for junior stock, unless all accrued and unpaid dividends with respect to the Series B preferred stock have been paid or funds have been set aside for the dividends and sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series B preferred stock.

   Notwithstanding the foregoing restrictions, the Company may:

  . declare and pay dividends on parity stock which are payable solely in additional shares of, or by the increase in the liquidation value of, parity stock;

  . declare and pay dividends on junior stock which are payable in additional shares of, or by the increase in the liquidation value of, junior stock; or

  . redeem, purchase or otherwise acquire junior stock in exchange for junior stock and parity stock in exchange for parity stock or junior stock.

Liquidation Preference

   Upon the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and subject to the rights of the creditors of the Company and holders of senior stock and parity stock, each holder of Series B preferred stock will be entitled to be paid, out of the assets of the Company available for distribution to stockholders, before any distribution is made on the common stock and any other junior stock, an amount in cash equal to the lesser of:

  . the liquidation preference of $1,000 per share of Series B preferred stock plus the amount of any accumulated and unpaid dividends; and

  . the amount that would have been received with respect to the shares of common stock issuable upon conversion of the shares of Series B preferred stock if such shares had been converted immediately before the event of dissolution, liquidation or winding-up.

   If the amounts payable with respect to the Series B preferred stock and all other parity stock are not paid in full, the holders of the Series B preferred stock and the parity stock will share equally and ratably in any distribution of assets of the Company in proportion to the respective amounts to which they are entitled. After payment of the full amount of the liquidation preference of the Series B preferred stock, the holders of shares of Series B preferred stock will not be entitled to any further distribution of the Company's assets. Neither the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Company, nor the consolidation or merger of the Company with or into one or more entities, will be deemed to be a liquidation, dissolution or winding-up of the Company.

   No certificate of designation for any series of Series B preferred stock will contain any provision requiring funds to be set aside to protect the liquidation preference of such series, even though the liquidation preference is substantially in excess of the par value per share of the Series B preferred stock.

Conversion

   Each share of Series B preferred stock will be convertible, in whole or in part, at any time after it is issued, at the option of the holder, into a number of shares of common stock which is obtained by dividing the $1,000 liquidation preference per share plus the amount of any accrued and unpaid dividends by the conversion price applicable to such share. Each share of Series B preferred stock will have an initial conversion price, which will be subject to adjustment from time to time under the circumstances described below. The right to convert shares of Series B preferred stock called for redemption will terminate at the close of business on the last business day before the date fixed for redemption. The Company will not issue fractional shares of common stock upon conversion, but instead, in its discretion, will either round up a fractional share to the nearest number of whole shares or pay cash in lieu of the fractional share based on the market price of the common stock on the business day preceding the conversion date.

   Because of the formula used to compute the initial conversion price of each series of Series B preferred stock, the conversion price of shares of a particular series may differ from the conversion prices of shares of the other outstanding series.

   Initial Conversion Price. The initial conversion price of the series of Series B preferred stock that will be issued and sold at the initial closing will be equal to the lower of:

  . $8.74, which equals the sum of (x) the average of the market prices of the common stock for the 20 consecutive trading days ending on February 26, 2001 plus (y) 15% of that amount; and

  . the sum of (a) the average of the market prices of the common stock for the 20 consecutive trading days ending on the business day immediately before the initial closing date plus (b) 15% of that amount.

   The initial conversion price of each series of Series B preferred stock that will be issued and sold on any draw down closing date will be equal to the lower of:

  . the initial conversion price of the Series B preferred stock issued and sold at the initial closing; and

  . the sum of (x) the average of the market prices of the common stock for the 20 consecutive trading days ending on the business day immediately before such date plus (y) 15% of that amount.

The initial conversion price of each share of Series B preferred stock issued as a dividend on any series of the Series B preferred stock will equal the then-current conversion price of the shares of such series.

   For the purpose of calculating the initial conversion price of any series of Series B preferred stock, the "market price" of the common stock on any date means:

  . the price of the last trade, as reported by the Nasdaq National Market, not identified as having been reported late to such system;

  . if the common stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market; or

  . if the common stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Company's Board of Directors for that purpose.

   If the common stock is not listed and traded in a manner that the quotations referred to above are available for the period required to make any determination under the certificate of designation for the applicable series, the market price per share of common stock will be deemed to be the fair value per share of such security as determined in good faith by the Company's Board of Directors.

   The initial conversion price calculated according to the foregoing formula will be rounded to the nearest cent, with 0.5 of a cent rounded down to the nearest cent.

   On April 12, 2001, the latest practicable date before the printing of this proxy statement, the price of the last trade of the common stock, as reported by the Nasdaq National Market, was $5.88 per share. If the initial conversion price of any series of the Series B preferred stock had been calculated based on the sum of (x) the average of the market prices of the common stock for the 20 consecutive trading days ending on April 12, 2001 plus (y) 15% of that amount, the initial conversion price of such series would have been $6.38.

   For information about the market price of the common stock in recent periods, see "Investment Proposal--Price Range of Common Stock."

   Any holder of the Series B preferred stock and members of that holder's group for federal securities law purposes may convert the Series B preferred stock into common stock only to the extent that such a conversion would not result in their beneficial ownership of more than 35% of the total voting power of the Company's voting securities, as determined by the Board of Directors in good faith. This limitation is intended to prevent the occurrence of a change of control of the Company as defined under various agreements governing the Company's indebtedness. If a change of control were to occur, ITC/\DeltaCom might be required to repay some or all of such indebtedness before the scheduled maturity dates.

   Antidilution Adjustments. In order to prevent dilution of the foregoing conversion rights, the conversion price of any series of Series B preferred stock will be subject to reduction in the manner described below. A reduction in the conversion price will result in an increase in the number of shares of common stock issuable upon conversion of shares of such series.

   If the Company issues, or is deemed to have issued, shares of common stock for no consideration or for a consideration per share less than the conversion price of the applicable series in effect on the date of issuance or sale, or deemed issuance or sale, of such common stock, the conversion price will be reduced to a price determined by multiplying the conversion price in effect immediately before the issuance or deemed issuance by the following fraction:

  . the numerator of the fraction will be an amount equal to the sum of (x) the total number of shares of common stock deemed outstanding immediately before such issuance, plus (y) the quotient of the aggregate consideration received or receivable by the Company upon such issuance divided by the applicable conversion price in effect immediately before such issuance; and

  . the denominator of the fraction will be the total number of shares of common stock deemed outstanding immediately after such issuance.

For purposes of this calculation, the total number of shares of common stock deemed outstanding will include the shares of common stock actually outstanding plus the maximum number of shares of common stock issuable upon conversion of the Company's Series A Convertible Preferred Stock and the outstanding Series B preferred stock and upon exercise of the outstanding warrants issued under the investment agreement, whether or not such securities are actually convertible into or exercisable for common stock at such time.

   The Company will be deemed to have issued common stock for a price less than any applicable conversion price if it issues or grants:

  . any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase common stock, or other securities convertible into or exchangeable for common stock, under which the price per share of the common stock issuable upon the exercise of such securities is less than the applicable conversion price in effect on the date of issuance or grant of such securities; or

  . any convertible securities, whether or not immediately convertible, under which the price per share of the common stock issuable upon the conversion of such securities is less than the applicable conversion price in effect on the date of issuance or grant of such convertible securities.

   No adjustment to the applicable conversion price will be made:

  . upon the grant or conversion or exercise of any options, warrants, rights or convertible securities issued and outstanding, or committed to be issued, as of the date shares of the applicable series of Series B preferred stock are first issued and sold, including the Company's Series A Convertible Preferred Stock, the Series B preferred stock, the warrants, the Company's 4 1/2% convertible subordinated notes and any options, rights or convertible securities issued and outstanding, or committed to be issued, as of such date;

  . upon the grant or conversion or exercise of any capital stock, options, rights or convertible securities which may be issued or granted after the date shares of the applicable series of Series B preferred stock are first issued and sold under any stock option, stock incentive or other employee benefit plan of the Company or any subsidiary in effect as of such date or which becomes effective after such date, so long as such stock option, stock incentive or other employee benefit plan is approved by the Company's Board of Directors, including the director designees, if any, of the holders of the Series B preferred stock;

  . upon the issuance and exercise of the warrants issued under the investment agreement;

  . upon the issuance, conversion or redemption of shares of Series B preferred stock; or

  .  upon any dividend or distribution on the Series B preferred stock.

   Distribution of Assets. If the Company declares or makes any distribution of cash or other assets to holders of common stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the record date for determining stockholders entitled to such distribution, but before the distribution date, the holders of the Series B preferred stock will be entitled to receive the amount of such assets which would have been payable to such holders if they had converted the Series B preferred stock into shares of common stock immediately prior to such time.

   Stock Splits and Similar Events. The applicable conversion price of any series of Series B preferred stock will be proportionately reduced if the Company subdivides the shares of common stock into a greater number of shares by any stock split, recapitalization or other event, and will be proportionately increased if the Company combines the shares of common stock into a smaller number of shares by any reverse stock split, recapitalization or other event.

   Consolidations and Mergers. If the Company consolidates with, or merges into, any other corporation, or sells or conveys all or substantially all of its assets other than in connection with a plan of complete liquidation, each holder of the Series B preferred stock will have the right to acquire upon conversion of such Series B preferred stock, instead or in addition to shares of common stock, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of common stock such holder would have been entitled to acquire upon conversion of such Series B preferred stock if such consolidation, merger, sale or conveyance had not taken place. The Company will be obligated to ensure that adequate provision for these rights is made in connection with any such transaction.

   Carry Forward of Adjustments. No adjustment of the applicable conversion price will be made in an amount of less than 1% of the applicable conversion price in effect at the time such adjustment is otherwise required to be made. Any such lesser adjustment will be carried forward and made at the time of, and together with, the next subsequent adjustment which, together with any adjustments so carried forward, will amount to not less than 1% of such applicable conversion price.

Redemption

   Optional Redemption by the Company. On and after the fifth anniversary of the date any series of Series B preferred stock is sold under the investment agreement, the Company will have the right, at its option, to redeem the shares of such series in whole or in part. The redemption price per share of Series B preferred stock will be equal to the liquidation preference of $1,000 per share plus the amount of any accrued and unpaid dividends as of the date fixed for redemption, without interest.

   Under its certificate of incorporation, the Company has the right at any time to redeem shares of any class of its capital stock, including the Series B preferred stock, to prevent the loss by the Company of the governmental licenses or franchises necessary for the Company to conduct its business.

   Mandatory Redemption. On the tenth anniversary of the date any series of Series B preferred stock is sold under the investment agreement, the Company will be required to redeem all outstanding shares of such series. The redemption price per share of Series B preferred stock will be equal to the liquidation preference of $1,000 per share plus the amount of any accrued and unpaid dividends as of the date fixed for redemption, without interest. If and for so long as the Company has failed to discharge its mandatory redemption obligation with respect to any series, the Company will not be permitted to redeem, purchase or otherwise acquire shares of any other series of Series B preferred stock or any other parity stock or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any such series or other parity stock or declare any dividends or make any other distributions on junior stock or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any junior stock.

Voting Rights

   As-Converted Voting Rights. Except as otherwise required under Delaware law or as set forth below, the holders of Series B preferred stock will be entitled to vote on an as-converted basis with the holders of the common stock as a single class on all matters presented for a vote to the holders of the common stock. So long as any holders of the Series B preferred stock are entitled to designate one or two directors to be nominated for election to the Company's Board of Directors, as described below, the holders of the Series B Preferred Stock will have the exclusive right, voting together as a single class, to elect the same number of directors.

   The as-converted voting rights of the Series B preferred stock will be subject to limitations under the Nasdaq Marketplace Rules, which provide that the voting rights of existing stockholders may not be disparately reduced or restricted through, among other events, the issuance of securities. Under those rules, as currently interpreted by the staff of the Nasdaq Stock Market, holders of Series B preferred stock will be able to cast a number of votes equal to the number of shares of common stock into which the Series B preferred stock would be convertible at the market value of the common stock as of the date of the investment agreement, as such market value is calculated for purposes of the rules. The as-converted voting rights will also be limited to the extent necessary to prevent the occurrence of a change of control of the Company as defined under various agreements governing the Company's indebtedness.


   Board Nomination and Related Voting Rights. Beginning on the date that shares of Series B preferred stock are first issued under the investment agreement:

  . any holder of at least 50,000 shares of Series B preferred stock will be entitled to designate one individual to be nominated for election to the Company's Board of Directors, and the holders of the Series B preferred stock, voting together as a single class, will be entitled to elect one director to the Board; and

  . any holder of at least 100,000 shares of Series B preferred stock will be entitled to designate two individuals to be nominated for election to the Company's Board of Directors, and the holders of the Series B preferred stock, voting together as a single class, will be entitled to elect two directors to the Board.

If any holder of the Series B preferred stock exercises the foregoing rights by providing notice to the Company, the Board of Directors will be required to increase the number of directors then constituting the whole Board by the number of directors specified in such notice. The holders of Series B preferred stock as such will not be entitled to designate for nomination, or to elect, more than two directors to the Board of Directors. If more than two holders of Series B preferred stock would be entitled to designate for nomination more than two directors, those holders will be required to agree on the designation of up to two directors for nomination.

   For so long as a holder of Series B preferred stock that is otherwise entitled to designate a director for nomination has an affiliate who is serving on the Board of Directors and who has not been designated for nomination in accordance with the foregoing rights of the Series B preferred stock, that holder will not be entitled to designate for nomination, nor will the holders of the Series B preferred stock, voting together as a single class, be entitled to elect, an additional director to the Board of Directors. As a result of this limitation, Holding will not be entitled, as a holder of the Series B preferred stock, to designate any directors for nomination for so long as at least two directors or other affiliates of Holding serve on the Board of Directors.

   If a holder's ownership of the Series B preferred stock has been reduced to less than 100,000 shares, but such holder continues to own at least 50,000 shares of Series B preferred stock, the holder will only be entitled to designate for nomination one director for election to the Board of Directors, and the directorship of one of the two directors elected exclusively by the holders of the Series B preferred stock will immediately terminate. If a holder's ownership of Series B preferred stock is reduced to less than 50,000 shares, the holder will no longer be entitled to designate for nomination one director for election to the Board of Directors, and the directorship of the remaining director elected exclusively by the holders of the Series B preferred stock will immediately terminate.

   Directors elected by the holders of the Series B preferred stock voting together as a single class will not serve a classified three-year term with the directors elected by the holders of the common stock together with the holders of the Series B preferred stock. Any director elected by the holders of the Series B preferred stock voting together as a single class may be removed without cause only by the holders of a majority of the outstanding shares of Series B preferred stock.

   Other Voting Rights. The affirmative vote of holders of a majority of the outstanding shares of the applicable series of Series B preferred stock will be necessary to approve any action by the Company to amend, alter or repeal any provision of the Company's certificate of incorporation or the certificate of designation for such series in a manner that would affect adversely the preferences, rights or powers of such series. In addition, any amendment that changes any dividend or other amount payable on, or the liquidation preference of, any series of Series B preferred stock will require the consent of holders of at least two-thirds of the outstanding shares of such series.

   The affirmative vote of holders of a majority of the outstanding shares of Series B preferred stock will be necessary to approve any action by the Company to authorize the issuance of or to issue any senior stock or parity stock, other than additional series of Series B preferred stock.

   In any transaction in which the Series B preferred stock will remain outstanding or be converted into capital stock of any entity other than the Company, the Company may, without the consent of the holders of the Series B preferred stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any entity, provided that:

  . the successor, transferee or lessee, if not the Company, is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia; and

  . the Series B preferred stock is converted into or exchanged for and becomes shares of, or interests in, the successor, transferee or lessee and has substantially the same powers, preferences and rights that the Series B preferred stock has immediately before such a transaction.

Transfer

   The Series B preferred stock and the warrants issued on any closing date will not be separately transferable until the first anniversary of such closing date.

                            Description of Warrants

   The terms of the warrants that will be issued under the investment agreement will be substantially as set forth in the form of warrant which is attached as Appendix E to this proxy statement. The following summary of the principal terms of the warrants is qualified in its entirety by reference to such form of warrant, which is considered a part of this document.

Term

   The warrants will be exercisable for common stock at any time and from time to time for a period of ten years from the date of issuance.

Exercise Price and Limitation

   The warrants issued on any closing date will have a total exercise price that is equal to 30% of the total purchase price of the shares Series B preferred stock issued and sold on the same closing date. The initial exercise price per share of common stock of each warrant issued and sold on any closing date will equal the initial conversion price per share of common stock of the Series B preferred stock issued and sold on such closing date. The exercise price of the warrants will be subject to antidilution adjustments under substantially the same circumstances and in substantially the same manner as the conversion price of the Series B preferred stock, as described under "Description of Series B Preferred Stock--Conversion."

   Any holder of warrants and members of that holder's group for federal securities law purposes may exercise the warrants for common stock only to the extent that such exercise would not result in their beneficial ownership of more than 35% of the total voting power of the Company's voting securities, as determined by the Board of Directors in good faith. This limitation is intended to prevent the occurrence of a change of control of the Company as defined under various agreements governing the Company's indebtedness. If a change of control were to occur, the Company might be required to repay some or all of such indebtedness before the scheduled maturity dates.

Method of Exercise

   The warrants may be exercised by surrendering to the Company the warrant certificates evidencing such warrants with an accompanying exercise agreement, properly completed and executed, together with payment of the exercise price. Payment of the exercise price by a holder may be made in the form of cash or a certified or official bank check payable to the order of the Company, by wire transfer for the account of the Company, or, to effect a "cashless exercise," by the surrender of unexercised warrant certificates together with a written notice of election to effect such a cashless exercise. Upon surrender of the warrant certificate and payment of the exercise price, the Company will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of shares of common stock or other securities to which such holder is entitled pursuant to such exercise. If a holder would otherwise become entitled to fractional interests in shares of common stock issuable upon exercise of a warrant pursuant to antidilution adjustments or otherwise, such fractional shares will be disregarded and the number of shares of common stock issuable upon exercise of such warrant will be rounded up to the next highest number of shares. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants. No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate to the Company, except that the Company may require payment to cover any tax which may be payable in connection with any transfer involved in the issuance and delivery of any certificate in a name other than the name of the holder of such warrant.

No Rights as Stockholders

   The holders of the warrants will have no right to vote on matters submitted to the stockholders of the Company or to receive notice of meetings of stockholders or any other rights of stockholders of the Company, including any right to receive cash dividends. The holders of the warrants will have no preemptive rights and will not be entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding- up of the Company's affairs. The holders of the warrants will have no liability to the Company or any creditor of the Company for the exercise price of such warrants, other than in connection with any exercise of such warrants, or as a stockholder of the Company.

Reservation and Listing of Warrant Shares

   At the time of issuance of a warrant, the Company will be required to have authorized and reserved for issuance such number of shares of common stock as will be initially issuable upon the exercise of the warrant. Those shares, when paid for and issued, must be duly and validly issued, fully paid and non-assessable, and not subject to any preemptive rights.

   The Company will be required to secure and maintain the listing of the shares of common stock issuable upon exercise of the warrants on the Nasdaq Stock Market and each national securities exchange or other national automated quotation system on which the common stock is then listed.

Amendment

   The terms of the warrants generally may not be amended, modified or supplemented, and waivers or consents to departures from the provisions thereof may not be given, unless the Company obtains the written consent of the holders of warrants representing a majority of the aggregate value of the then outstanding warrants. The value of each warrant will equal the product of the per share exercise price of such warrant and the shares of common stock then purchasable under such warrant. A waiver or consent to departure from the provisions of a warrant with respect to a matter that relates exclusively to the rights of the holder of such warrant and that does not directly or indirectly affect the rights of other holders of warrants may be given by the holder of such warrant.

Transfer

   The warrants and the Series B preferred stock issued on any closing date will not be separately transferable until the first anniversary of such closing date.

   Transfers of the warrants are subject to the restrictions on transfer set forth in the investment agreement. In addition, in connection with any exercise, transfer or exchange of a warrant that is not registered under the Securities Act, the Company may require as a condition to such transaction that the holder or transferee furnish the Company with an acceptable written opinion of counsel to the effect that such transaction may be made without registration, that the holder or transferee execute an investment letter acceptable to the Company and that the transferee be an "accredited investor," as defined in Rule 501(a) under the Securities Act.

Registration Rights

   The initial holder of each warrant and specified transferees of such holder will be entitled to the benefits of the registration rights agreement.

                          Description of Common Stock

   The Series B preferred stock will be convertible into, and the warrants issued in the Investment Transaction will be exercisable for, the Company's common stock. The Company's certificate of incorporation provides that it has the authority to issue 200,000,000 shares of common stock, par value $0.01 per share. As of March 28, 2001, the record date for the annual meeting, there were 62,190,615 shares of common stock outstanding.

Voting Rights

   Each holder of shares of common stock is entitled to attend all special and annual meetings of the Company's stockholders. In addition, each holder is entitled, together with the holders of all other classes of capital stock, to attend the special and annual meetings of the Company's stockholders and to cast one vote for each outstanding share of common stock held upon any matter, including the election of one or more directors, properly considered and acted upon by the stockholders.

Liquidation Rights

   The holders of common stock and the holders of any class or series of capital stock entitled to participate with the holders of common stock as to the distribution of assets in the event of any liquidation, dissolution or winding- up of the Company, whether voluntary or involuntary, will become entitled to participate in the distribution of any assets of the Company remaining after the Company has paid, or provided for the payment of, all of its debts and liabilities and after the Company has paid, or set aside for payment, to the holders of any class of capital stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

   Dividends may be paid on the common stock and on any class or series of capital stock entitled to participate with the common stock as to dividends on an equal per-share basis, but only when and as declared by the Company's Board of Directors out of legally available funds. The Company has never paid cash dividends on the common stock. The indentures under which the Company has issued some of the Company's publicly traded notes and the Company's $160 million senior secured credit facility and $40 million capital lease facility contain restrictions on the Company's ability to pay cash dividends.

Other

   No holder of the common stock has any preemptive right to subscribe for any of the Company's securities, nor does any holder of the common stock have conversion rights. The rights, privileges, preferences and priorities of holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of the Company's Series A Convertible Preferred Stock, the holders of the Series B preferred stock and the shares of any series of preferred stock which the Company may designate and issue in the future.

Quotation of the Common Stock

   The common stock is quoted on the Nasdaq National Market under the symbol "ITCD."

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

             Some Important Charter, Bylaw and Statutory Provisions


Classified Board of Directors

   The Company's certificate of incorporation and bylaws provide that the Board of Directors will be divided into three classes of directors (except for directors elected exclusively by holders of preferred stock), with the classes as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors will be elected each year. In addition to these three-year terms, any directors elected by the holders of the Series B preferred stock voting together as a single class will serve one-year terms.

Number of Directors; Vacancies

   The certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed by the Board of Directors. The bylaws provide that the number of directors will be not fewer than five nor more than 15 and will be fixed from time to time within these limits by a resolution adopted by the Board of Directors. The certificate of incorporation and bylaws further provide that, subject to any special rights of holders of any class or series of capital stock entitled to elect one or more directors, any vacancies created other than by resignation and newly created directorships will be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any vacancies resulting from the resignation of one or more members of the Board of Directors will be filled by a majority of the directors then in office, including those directors who have resigned.

Removal of Directors

   The certificate of incorporation provides that any director generally may be removed from the Board of Directors before expiration of the director's term in office only for cause. The proposal to remove a director must be approved by the affirmative vote of the holders of not less than 66 2/3% of the total number of votes of the outstanding shares of the Company's capital stock entitled to vote generally in the election of directors, voting together as a single class. Notice of the proposal to remove a director must be contained in the notice of the meeting of stockholders at which the proposal will be considered.

No Stockholder Action by Written Consent

   The certificate of incorporation and bylaws provide that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless such consent is unanimous. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Special Meeting of Stockholders

   The certificate of incorporation and bylaws provide that special meetings of stockholders may only be called by the Company's Chairman of the Board or by a majority of directors in office, although less than a quorum.

Amendment of Certificate of Incorporation

   The certificate of incorporation provides that a proposal to amend or repeal, or adopt any provision inconsistent with the intent or purpose of, the following provisions of the certificate of incorporation must be approved by the affirmative vote of the holders of not less than 66 2/3% of the total number of votes of the outstanding shares of the Company's capital stock entitled to vote generally in the election of directors, voting together as a single class:

  . the provisions relating to the classification of the Board of Directors, removal of directors, changes in the authorized number of directors, filling of vacancies in the Board of Directors, election of directors by holders of preferred stock, and limitation of liability of directors;

  . the provision prohibiting stockholder action by written consent instead of a meeting, unless the consent is unanimous;

  . the provision specifying the persons that may call a special meeting of stockholders; and

  . the provision requiring the supermajority vote of stockholders to amend the certificate of incorporation concerning the foregoing matters.

   Notice of any such proposed amendment, repeal or adoption must be contained in the notice of the meeting of stockholders at which the proposal will be considered.

Amendment of Bylaws

   The certificate of incorporation and bylaws provide that, in order for stockholders to amend or repeal any provision of the bylaws, the proposal for amendment or repeal must be approved by the affirmative vote of the holders of not less than 66 2/3% of the total number of votes of the outstanding shares of the Company's capital stock entitled to vote generally in the election of directors, voting together as a single class.

Special Redemption Provisions

   The certificate of incorporation empowers the Board of Directors to redeem any of the Company's outstanding capital stock to the extent necessary to prevent the loss, or secure the reinstatement, of any license from any governmental agency which is conditioned upon the holder of the capital stock possessing prescribed qualifications. The redemption price of the shares to be redeemed will be a price determined by the Board of Directors, which price will be at least equal to:

  . the fair market value of the shares as determined in accordance with the certificate of incorporation; or

  . in the case of a "disqualified holder," the lesser of fair market value or such holder's purchase price, if the stock was purchased within one year of such redemption.

A "disqualified holder" is any holder of shares of stock of the Company whose holding of that stock may result in the loss, or the failure to secure the reinstatement, of any license or franchise from any governmental agency held by the Company or any of its subsidiaries to conduct any portion of the business of the Company or any of its subsidiaries. Under the Telecommunications Act of 1996, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee. The Telecommunications Act also states that these parties may not own more than 25% of the parent of a common carrier licensee if the FCC determines that the public interest would be served by prohibiting such ownership. The FCC has established presumptions in favor of allowing substantial foreign ownership by such investors if they are based in World Trade Organization member countries. Additionally, the FCC's rules under some conditions may limit the size of investments by foreign telecommunications carriers in U.S. international carriers.

Section 203 of the Delaware General Corporation Law

   The Company is subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder unless:

  . before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

   Section 203 defines "business combination" to include the following:

  . any merger or consolidation of the corporation with the interested stockholder;

  . any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  . subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  . any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  . any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

   The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt without the prior approval of the Company's Board of Directors even if a change in control of the Company would be beneficial to the interests of the Company's stockholders.

   In connection with the Investment Transaction, the Company's Board of Directors has waived the restrictions of Section 203 to the Company's issuance of the Series B preferred stock, the warrants and the underlying common stock.

                      APPROVAL OF THE INVESTMENT PROPOSAL

   To be adopted by the stockholders, the Investment Proposal must be approved by:

  . the holders of a majority of the total votes cast on the Investment Proposal of the shares of common stock present in person or represented by proxy at the annual meeting; and

  . the holders of a majority of the shares of common stock voted on the Investment Proposal present in person or represented by proxy at the annual meeting that are not owned by Holding or the officers or directors of Holding who are also officers or directors of the Company.

   The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the Investment Proposal.

                             ELECTION OF DIRECTORS

                                  (Proposal 2)

                       Nominees for Election as Directors

   The Company's restated certificate of incorporation provides that the Board of Directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in 2002 and at the annual meeting of stockholders in 2003, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

   Donald W. Burton, James V. Martin, William T. Parr and Larry F. Williams have been nominated for election to the class with a three-year term which will expire at the annual meeting of stockholders in 2004. Each of the nominees is an incumbent director.

                              Approval of Nominees

   Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board of Directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

   The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the election of the nominees to serve as directors.

   Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

                   Nominees for Election for Three-Year Terms

                                                                        Director
      Name                                                          Age  Since
      ----                                                          --- --------
      Donald W. Burton.............................................  57   1997
      James V. Martin..............................................  44   2000
      William T. Parr..............................................  64   1997
      Larry F. Williams............................................  58   2001

   Donald W. Burton has served as the Managing General Partner of South Atlantic Venture Funds since 1983 and as the General Partner of The Burton Partnership, Limited Partnership since 1979. Since 1981, he has served as President of South Atlantic Capital Corporation. Mr. Burton serves as a director of ITC Holding Company, Powertel, Inc., a wireless telecommunications services company, KNOLOGY Holdings, Inc., a broadband telecommunications services company, the Heritage Group of Mutual Funds and several private companies.

   James V. Martin has served as Chief Operating Officer of Sayers Group, LLC, a value-added technology provider and integrator, since 1993. Before joining Sayers Group, LLC, Mr. Martin served as President of RTO Enterprises, a household consumer product rental enterprise with more than 150 locations.
Mr. Martin previously worked in Business Development at GE Capital Corporation and as an accountant with the accounting firm of Coopers & Lybrand.

   William T. Parr has served as Vice Chairman of J. Smith Lanier & Co., an insurance placement company, since 1980. He has served as a director of ITC Holding Company, or its predecessors, since 1989. Mr. Parr also serves as a director of J. Smith Lanier & Co. and Industrial Distribution Group, Inc., a supplier of maintenance, repair, operating and production products.

   Larry F. Williams was appointed to the Board of Directors on February 19, 2001. Mr. Williams currently acts as a consultant to telecommunications companies. From December 1994 to September 2000, Mr. Williams served as Chief Executive Officer of AAPT Ltd., a publicly traded telecommunications carrier in Australia. From January 1992 to December 1994, he served as Chief Financial Officer and Chief Operating Officer of AAPT Ltd. Mr. Williams was Executive Vice President, Vice President and Chief Financial Officer of Telecom*USA (SouthernNet) from October 1987 to August 1990, when that company was acquired by MCI Communications Corporation. From August 1990 to January 1992, Mr. Williams served as Vice President of Finance and Administration of MCI Communications Southern division. From November 1980 to October 1987, Mr. Williams served as Vice President, Treasurer and Chief Financial Officer of John H. Harland Co. Mr. Williams currently serves as a director of AOL Australia and of Learn.net, Inc., a hosted e-learning service provider.

                      Directors Whose Terms Expire in 2002

                                                                        Director
      Name                                                          Age  Since
      ----                                                          --- --------
      Robert A. Dolson.............................................  55   1997
      O. Gene Gabbard..............................................  60   1997
      William H. Scott, III........................................  53   1997

   Robert A. Dolson has served as President and Chief Executive Officer of United States Sugar Corporation since July 2000. He served as Vice President of Charles Stewart Mott Foundation from October 1999 to July 2000. Mr. Dolson served as President and Chairman of Continental Water Company, a holding company for regulated water utilities, from 1982 and 1989, respectively, until 1999. He served as President and Chairman of National Enterprises, Inc., the parent company of Continental Water Company, from 1984 and 1989, respectively, until 1999. Mr. Dolson has served as a director of ITC Holding Company, or its predecessors, since December 1993. He also serves as a director of several private companies.

   O. Gene Gabbard has worked independently as an entrepreneur and consultant since February 1993. Mr. Gabbard currently serves as a director of ITC Holding Company, Powertel, Inc. and ClearSource, Inc., a provider of broadband telecommunications services. From August 1990 through January 1993, Mr. Gabbard served as Executive Vice President and Chief Financial Officer of MCI Communications Corporation. Mr. Gabbard has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

   William H. Scott, III has served as President of ITC Holding Company, or its predecessors, since December 1991 and as a director of ITC Holding Company, or its predecessors, since May 1989. He is also an officer and director of several ITC Holding Company subsidiaries. Mr. Scott is a director of Powertel, Inc., KNOLOGY Holdings, Inc., Innotrac Corporation, a provider of marketing support services, and Headhunter.net, Inc., an on-line recruiting service.

                      Directors Whose Terms Expire in 2003

                                                                        Director
      Name                                                          Age  Since
      ----                                                          --- --------
      James H. Black, Jr...........................................  53   1999
      Campbell B. Lanier, III......................................  50   1997
      William B. Timmerman.........................................  54   1997
      Andrew M. Walker.............................................  59   1997

   James H. Black, Jr. has worked independently as an entrepreneur and consultant since July 2000. Mr. Black was a Senior Vice President of ITC/\DeltaCom from July 1999 through July 2000. He was Chairman and Chief Executive Officer of AvData Systems, Inc., a provider of wide area data networks, from 1990 until AvData Systems was acquired by ITC/\DeltaCom in July 1999. Mr. Black serves as a director of several privately held corporations including Learn.net, Inc., Air Quality Sciences, Inc., an indoor environmental testing and product certification business, and Norelli & Company, a strategic consulting firm.

   Campbell B. Lanier, III has been Chairman of ITC/\DeltaCom since March 1997. Mr. Lanier has served as Chairman of the Board and Chief Executive Officer of ITC Holding Company, or its predecessors, since its inception in 1985. In addition, Mr. Lanier is an officer and director of several ITC Holding Company subsidiaries. He is also a director of KNOLOGY Holdings, Inc. and serves as Chairman of the Board of Powertel, Inc. He has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

   William B. Timmerman has served since 1978 in a variety of management positions at SCANA Corporation, a diversified utility company, including Chief Executive Officer and President. Mr. Timmerman is also a director of SCANA Corporation, Powertel, Inc. and Liberty Corporation, a broadcasting company, and has served as a director of ITC Holding Company, or its predecessor, since 1996.

   Andrew M. Walker has been Chief Executive Officer of ITC/\DeltaCom since March 1997, President of ITC/\DeltaCom since April 2000 and Vice Chairman of the Board of Directors of ITC/\DeltaCom since April 1998. He served as President and Chief Executive Officer of the managing partner of each of Interstate FiberNet and Gulf States FiberNet, predecessors to Interstate FiberNet, Inc., a wholly owned subsidiary of ITC/\DeltaCom, from November 1994 until March 1997. Mr. Walker has served as a director of KNOLOGY Holdings, Inc. since July 1996, and served as Chief Executive Officer and President of KNOLOGY Holdings, Inc. from July 1996 to February 1997.

                 Board of Directors and Committees of the Board

   The Board of Directors held nine meetings during the Company's 2000 fiscal year, which ended on December 31, 2000. During fiscal 2000, each director other than Messrs. Dolson and Timmerman attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period he served as a director and the total number of meetings held by each committee of the Board of Directors on which he served during the period for which he served.

   The Board of Directors acts as a nominating committee for selecting candidates to stand for election as directors. Pursuant to the Company's bylaws, other candidates may also be nominated by any stockholder, provided each such other nomination is submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not less than 60 days before the annual meeting or, in the event less than 75 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must include the following information: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company's capital stock which are beneficially owned by such person and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act, including such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and (2) as to the stockholder giving the notice (a) the name and address, as they appear on the Company's books, of such stockholder and (b) the class and number of shares of the Company's capital stock which are beneficially owned by such stockholder.

   The Board of Directors currently has a standing Audit Committee and a standing Compensation Committee.

   The Audit Committee, which held one meeting during fiscal 2000, currently consists of Messrs. Burton, Dolson and Gabbard. Without giving effect to the Investment Transaction, each current member of the Audit Committee is an "independent director" as that term is defined in Rule 4200(a)(14) of the rules and regulations of the National Association of Securities Dealers, Inc. As of the date of this proxy statement, the Board of Directors has not yet determined whether the Investment Transaction will affect the status of any such member as an independent director. The Audit Committee is responsible for recommending to the full Board of Directors the selection of the Company's independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the adequacy of the Company's system of internal accounting controls in consultation with the independent auditors and reviewing generally the activities and recommendations of the independent auditors. The Audit Committee's duties are detailed in its charter, which is attached to this proxy statement as Appendix F and was adopted and approved by the Board of Directors in May 2000.

   The Compensation Committee, which held six meetings during fiscal 2000, currently consists of Messrs. Black, Gabbard, Parr and Scott. The Compensation Committee is responsible for establishing the compensation and benefits of the executive officers of the Company, monitoring compensation arrangements for management employees for consistency with corporate objectives and stockholders' interests, and administering the Company's stock option plans.

                             Director Compensation

   Fees. Directors who are not employees of the Company receive $750 for each board meeting attended in person, $200 for each board meeting attended by conference telephone and $200 for each committee meeting attended, whether in person or by conference telephone. Directors of the Company who are also employees of the Company receive no directors' fees. All directors are entitled to reimbursement for their reasonable out-of-pocket travel expenditures.

   Stock Option Grants. The ITC/\DeltaCom, Inc. Director Stock Option Plan generally provides that each non-employee director will receive options to purchase 32,100 shares of common stock upon the director's initial election or appointment to the Board of Directors. The option exercise price for options granted under the Director Stock Option Plan will be 100% of the fair market value of the shares of common stock at the close of business on the date of grant of the option. Options granted will generally become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant. The options will expire ten years and 30 days after the date of grant. The Board of Directors may amend or terminate the Director Stock Option Plan with respect to shares of common stock as to which options have not been granted.

   At December 31, 2000, options to purchase 224,000 shares of common stock were outstanding pursuant to the Director Stock Option Plan.

                               Security Ownership

   The information presented below regarding beneficial ownership of the Company's common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

   As of February 28, 2001, there were 62,177,986 shares of common stock outstanding.

Principal Stockholders

   The following table presents, as of February 28, 2001, information based upon the Company's records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of the Company, known to the Company to be the beneficial owner of more than 5% of the common stock:

Name and Address of                               Amount and Nature    Percent
 Beneficial Owner                              of Beneficial Ownership of Class
-------------------                            ----------------------- --------
SCANA Corporation.............................        5,112,127          8.2%
 1426 Main Street
 Columbia, South Carolina 29201
American Water Works Company, Inc. ...........        4,017,264          6.5
 1025 Laurel Oak Road
 Vorhees, New Jersey 08043
J. Smith Lanier...............................        3,292,648          5.3
 J. Smith Lanier & Co
 P.O. Box 70
 300 West Tenth Street
 West Point, Georgia 31833

   The information concerning SCANA Corporation above is based on the Company's records and a Schedule 13G/A filed with the SEC on April 10, 2001 in which SCANA Corporation reported that it shares voting power and dispositive power with respect to all of the shares shown above with its subsidiaries, SCANA Communications, Inc. and SCANA Communications Holdings, Inc. SCANA Communications Holdings, Inc. is the record owner of all of the shares shown.

   The information concerning J. Smith Lanier above is based on a Schedule 13G/A filed with the SEC on February 13, 2001, in which Mr. Lanier reported that he has sole voting power and sole dispositive power with respect to 2,043,850 of the shares shown and shared voting power and shared dispositive power with respect to 1,248,798 of the shares shown. Shares for which Mr. Lanier has sole voting and sole dispositive power include options to purchase 45,904 shares and 27,542 shares held in Mr. Lanier's Individual Retirement Account. Shares for which Mr. Lanier shares voting and dispositive power include 648,798 shares held of record by Mr. Lanier's wife and 600,000 shares held by the J. Smith Lanier Charitable Remainder Trust, of which Mr. Lanier is the trustee.

Security Ownership of Directors, Director Nominees and Executive Officers

   The following table presents, as of February 28, 2001, information regarding the beneficial ownership of the common stock by the following persons:

  .  each director;

  .  each nominee to the Board of Directors;

  . the Company's chief executive officer and the other executive officers named in the summary compensation table under "Executive Compensation" below; and

  .  all directors and executive officers of the Company as a group:

                                                    Amount of       Percent of
Name of Beneficial Owner                       Beneficial Ownership Class (%)
------------------------                       -------------------- ----------
James H. Black, Jr............................         144,646           *
Donald W. Burton..............................         653,167          1.0
Robert A. Dolson..............................          80,004           *
O. Gene Gabbard...............................         189,277           *
Campbell B. Lanier, III.......................       6,728,998         10.7
James V. Martin...............................           5,000           *
Steven D. Moses...............................         289,122           *
James Thomas Mullis...........................         244,427           *
William T. Parr...............................         337,218           *
William H. Scott, III.........................       2,201,386          3.5
Douglas A. Shumate............................         332,009           *
William B. Timmerman..........................       5,192,131          8.3
Andrew M. Walker..............................         681,437          1.1
Larry F. Williams.............................          10,037           *
Roger F. Woodward.............................         235,742           *
All directors and executive officers as a
 group (18 persons)...........................      17,401,515         26.6

--------
* Less than one percent.

   The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting or investment power within 60 days. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Unless otherwise indicated below, each of the stockholders listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

   Shares beneficially owned by Mr. Black for which he shares voting and dispositive power include 48,175 shares owned jointly with Mr. Black's wife, 355 shares held of record by Mr. Black's minor daughter and 355 shares held of record by Mr. Black's minor son.

   Shares beneficially owned by Mr. Burton include 68,692 shares that Mr. Burton has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Burton for which he shares voting and dispositive power include 80 shares held of record by Mr. Burton's son.

   Shares beneficially owned by Mr. Dolson include 78,004 shares that Mr. Dolson has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options.

   Shares beneficially owned by Mr. Gabbard include 87,056 shares that Mr. Gabbard has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Gabbard for which he shares voting and dispositive power include 2,539 shares held of record by Turtle Creek Limited Partnership, of which Mr. Gabbard is a general partner.

   Shares beneficially owned by Mr. Lanier include 753,063 shares that Mr. Lanier has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Lanier for which he shares voting and dispositive power include 2,412 shares held of record by

Mr. Lanier's wife; 159,387 shares held of record by the Lanier Family Foundation, of which Mr. Lanier is co-trustee; 114,760 shares held of record by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Lanier is co-trustee; and 9,911 shares held of record by the C. B. Lanier, Jr., Marital Trust, of which Mr. Lanier is co-trustee. Mr. Lanier's address is c/o ITC/\DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833.

   Shares beneficially owned by Mr. Moses include 183,556 shares that Mr. Moses has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Moses for which he shares voting and dispositive power include 275 shares held of record by Mr. Moses's wife and 3,202 shares owned by Mr. Moses's minor son. Shares beneficially owned by Mr. Moses for which he shares dispositive power include 692 shares credited to his participant account in the Company's 401(k) retirement savings plan, which are voted by the plan's trustees.

   Shares beneficially owned by Mr. Mullis include 222,695 shares that Mr. Mullis has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Mullis for which he shares dispositive power include 14,080 shares credited to his participant account in the Company's 401(k) retirement savings plan, which are voted by the plan's trustees.

   Shares beneficially owned by Mr. Parr include 78,004 shares that Mr. Parr has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Parr for which he shares voting and dispositive power include 2,000 shares held of record by Mr. Parr's wife.

   Shares beneficially owned by Mr. Scott include 487,751 shares that Mr. Scott has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Scott for which he shares voting and dispositive power include 2,524 shares held of record by Mr. Scott's wife; 458 shares held of record by Mr. Scott's minor daughter; 159,387 shares held of record by the Lanier Family Foundation, of which Mr. Scott is co-trustee; 114,760 shares held by the Campbell Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. Scott is co-trustee; 809,428 shares held of record by the Campbell B. Lanier, III Charitable Remainder Trust, of which Mr. Scott is a trustee; and 47,162 shares held in a trust for Mr. Scott's minor daughter, of which Mr. Scott's wife is co-trustee.

   Shares beneficially owned by Mr. Shumate include 244,877 shares that Mr. Shumate has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Shumate for which he shares voting and dispositive power include 2,422 shares held of record by Mr. Shumate's wife, 10 shares held of record by Mr. Shumate's minor daughter and 54 shares held of record by Mr. Shumate's minor son. Shares beneficially owned by Mr. Shumate for which he shares dispositive power include 548 shares credited to his participant account in the Company's 401(k) retirement savings plan, which are voted by the plan's trustees.

   Shares beneficially owned by Mr. Timmerman include 78,004 shares that Mr. Timmerman has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Timmerman for which he shares voting power include 5,112,127 shares held of record by SCANA Communications Holdings, Inc. Mr. Timmerman is the Chief Executive Officer of SCANA Corporation, the parent of SCANA Communications Holdings, Inc. Mr. Timmerman disclaims beneficial ownership of any shares held by SCANA Communications Holdings, Inc. Mr. Timmerman's address is c/o SCANA Corporation, 1426 Main Street, Columbia, South Carolina 29201.

   Shares beneficially owned by Mr. Walker include 480,582 shares that Mr. Walker has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options. Shares beneficially owned by Mr. Walker for which he shares voting and dispositive power include 228 shares held of record by Mr. Walker's wife. Shares beneficially owned by Mr. Walker for which he shares dispositive power include 6,149 shares credited to his participant account in the Company's 401(k) retirement savings plan, which are voted by the plan's trustees.

   Shares beneficially owned by Mr. Woodward include 229,802 shares that Mr. Woodward has the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options.

   The shares beneficially owned by all directors and executive officers as a group include 3,283,259 shares which all directors and executive officers as a group have the right to purchase within 60 days of February 28, 2001 pursuant to the exercise of options.

                             Executive Compensation

   The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the Company's four other most highly compensated executive officers for fiscal 2000, who are referred to collectively as the "named executive officers":

                                                    Long Term
                              Annual Compensation  Compensation
                              -------------------- ------------
                                                    Securities
Name and Principal                                  Underlying       All Other
Position                 Year Salary ($) Bonus ($) Options (#)  Compensation ($)(1)
------------------       ---- ---------- --------- ------------ -------------------
Andrew M. Walker........ 2000  212,601    136,510      6,652          20,245
 Vice Chairman,
  President and Chief
  Executive              1999  163,255     85,334     14,073          15,200
 Officer                 1998  158,308    101,314     23,302          18,134
Douglas A. Shumate...... 2000  152,688     59,422      3,562          19,310
 Senior Vice President-
  Chief Financial        1999  129,383     63,468      6,462          22,861
 Officer                 1998  116,385     55,461      9,322          17,772
Roger F. Woodward....... 2000  143,309     45,090      3,348          17,231
 Senior Vice President-
  Sales and              1999  136,708     44,943      7,036          16,124
 Account Services        1998  129,519     46,885     10,372          18,483
Steven D. Moses......... 2000  149,574     51,392      3,252          13,589
 Senior Vice President-
  Network Services       1999  119,720     57,943      6,863           8,981
                         1998  116,092     68,794     11,392           7,155
J. Thomas Mullis........ 2000  159,601     44,165      3,180          12,452
 Senior Vice President--
  Legal and Regulatory,  1999  143,089     33,996      6,794          12,926
 General Counsel and
 Secretary               1998  136,225     40,363     11,140           9,210

--------

(1) The amounts shown in the "All Other Compensation" table consist of the following: (a) for Mr. Walker, $2,529 in fiscal 2000, $1,951 in fiscal 1999 and $2,394 in fiscal 1998 in life insurance premiums; $6,800 in fiscal 2000, $6,400 in fiscal 1999 and $6,400 in fiscal 1998 in matching contributions to the Company's 401(k) retirement savings plan, referred to below as the "401(k) Plan"; a travel allowance of $6,116 in fiscal 2000, $2,049 in fiscal 1999 and $4,448 in fiscal 1998; and an automobile allowance of $4,800 in fiscal 2000, $4,800 in fiscal 1999 and $4,892 in fiscal 1998; (b) for Mr. Shumate, $348 in fiscal 2000, $213 in fiscal 1999 and $207 in fiscal 1998 in life insurance premiums; $6,800 in fiscal 2000, $6,400 in fiscal 1999 and $6,285 in fiscal 1998 in matching contributions to the 401(k) Plan; a travel allowance of $3,552 in fiscal 2000, $11,448 in fiscal 1999 and $6,388 in fiscal 1998; an automobile allowance of $4,800 in fiscal 2000, $4,800 in fiscal 1999 and $4,892 in fiscal 1998; and a $3,810 executive benefit for estate planning assistance in 2000; (c) for Mr. Woodward, $601 in fiscal 2000, $602 in fiscal 1999 and $995 in fiscal 1998 in life insurance premiums; $6,800 in fiscal 2000, $6,400 in fiscal 1999 and $6,208 in fiscal 1998 in matching contributions to the 401(k) Plan; a travel allowance of $5,030 in fiscal 2000, $3,837 in fiscal 1999 and $4,860 in fiscal 1998; and an automobile allowance of $4,800 in fiscal 2000, $5,285 in fiscal 1999 and $6,600 in fiscal 1998; (d) for Mr. Moses, $905 in fiscal 2000, $498 in fiscal 1999 and $633 in fiscal 1998 in life insurance premiums; $5,250 in fiscal 2000, $5,000 in fiscal 1999 and $5,000 in fiscal 1998 in matching contributions to the 401(k) Plan; a travel allowance of $2,291 in fiscal 2000, $3,356 in fiscal 1999 and $1,151 in fiscal 1998; the value of the personal use of an ITC/\DeltaCom vehicle, as calculated under Internal Revenue Service regulations, of $143 in fiscal 2000, $127 in fiscal 1999 and $351 in fiscal 1998; and a $5,000 executive benefit for estate planning assistance in 2000; and (e) for Mr. Mullis, $1,653 in fiscal 2000, $1,665 in fiscal 1999 and $2,520 in fiscal 1998 in life insurance premiums; $6,000 in fiscal 2000, $5,714 in fiscal 1999 and $5,714 in fiscal 1998 in matching contributions to the 401(k) Plan; a travel allowance of $4,255 in fiscal 1999 and $976 in fiscal 1998; and an automobile allowance of $4,800 in fiscal 2000 and $1,292 in fiscal 1999.

Stock Option Grants in Fiscal 2000

   The following table sets forth information concerning all stock options granted during fiscal 2000 to the named executive officers:

                                                                          Potential
                                                                         Realizable
                                                                          Value at
                                                                       Assumed Annual
                                                                       Rates of Stock
                                                                            Price
                                                                        Appreciation
                                                                         for Option
                                       Individual Grants                   Term(3)
                         --------------------------------------------- ---------------
                         Number of   Percent of
                           Shares   Total Options
                         Underlying  Granted to   Exercise
                          Options   Employees in    Price   Expiration
          Name           Granted(1)  Fiscal Year  ($/Share)  Date(2)    5%($)  10%($)
          ----           ---------- ------------- --------- ----------  -----  -------
Andrew M. Walker........   6,652         0.2        28.25    01/25/10  118,181 299,494
Douglas A. Shumate......   3,562         0.1        28.25    01/25/10   63,283 160,373
Roger F. Woodward.......   3,348         0.1        28.25    01/25/10   59,481 150,738
Steven D. Moses.........   3,252         0.1        28.25    01/25/10   57,776 146,416
J. Thomas Mullis........   3,180         0.1        28.25    01/25/10   56,497 143,174

                     Option Grants in Last Fiscal Year
--------

(1) All options granted to the named executive officers were granted under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan and are exercisable for shares of common stock. These options will generally become exercisable with respect to 50% of the shares subject to such options on the second anniversary of the date of grant and with respect to 25% of the shares subject to such options on each of the third and fourth anniversaries of the date of grant. Non-qualified stock options may be transferable in specified circumstances for the benefit of specified family members of the optionee.

(2) The term of each option generally may not exceed ten years.

(3) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent the Company's estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

Stock Option Exercises in Fiscal 2000

   The following table sets forth information concerning all stock options exercised during fiscal 2000 and unexercised stock options held at the end of that fiscal year by the named executive officers:




  Aggregated Option Excercises in Last Fiscal Year and Fiscal Year-End Option
                                  Values

                                                     Number of Securities             Value of Unexercised
                                                    Underlying Unexercised           In-the-Money Options at
                                                 Options at Fiscal Year-End(#)        Fiscal Year-End($)(1)
                                                 --------------------------------   -------------------------
                           Shares
                         Acquired on    Value
          Name           Exercise(#) Realized($)  Exercisable      Unexercisable    Exercisable Unexercisable
          ----           ----------- ----------- --------------   ---------------   ----------- -------------
Andrew M. Walker........   66,320     2,274,641           362,738           208,735  1,026,255     364,488
Douglas A. Shumate......   22,952       735,082           196,659            83,855    617,568     135,138
Roger F. Woodward.......        0             0           184,316            87,836    480,933     151,843
Steven D. Moses.........   50,494     1,843,149           145,886            86,069    426,325     137,158
J. Thomas Mullis........        0             0           168,012            91,494    453,921     143,446

--------
(1) Represents the difference between the exercise price and the closing price of the common stock on the Nasdaq National Market on December 29, 2000, the last trading day in fiscal 2000.

                       Transactions with Related Parties

   The following is a summary of significant transactions and relationships among the Company and its directors, executive officers and significant stockholders since January 1, 2000.

   Real Property Leases. The Company leases real property from entities controlled by Sidney L. McDonald, a former stockholder of ITC/\DeltaCom Communications, Inc.'s predecessor and the father of Foster O. McDonald, who served as President of the Company in fiscal 2000. Under the lease agreements, the Company paid approximately $203,000 in 2000 and is obligated to pay approximately $175,000 in 2001 and approximately $169,000 annually from 2002 through April 2005. The lease agreements are cancelable by either of the parties upon 24 months' notice.

   Transactions with Holding Affiliates. Messrs. Lanier, Burton, Parr, Dolson, Gabbard, Timmerman and Scott, all of whom are directors and stockholders of the Company, are also directors and stockholders of Holding. The Company has entered into the business relationships with subsidiaries or affiliates of Holding described below.

   The Company, through its subsidiary Interstate FiberNet, Inc., sells capacity on its fiber optic network to several Holding subsidiaries and affiliates, including Powertel, Inc., Powertel PCS, Inc. and KNOLOGY Holdings, Inc. Together, these entities paid Interstate FiberNet approximately $5.0 million for such capacity for fiscal 2000.

   The Company, through its subsidiary ITC/\DeltaCom Communications, Inc., provides long distance and carrier switched long distance service to several Holding subsidiaries and affiliates, including KNOLOGY, InterCall, Inc., Interstate Telephone Company, Valley Telephone Company, Powertel and Holding's former affiliate during 2000, EarthLink, Inc. Together, these entities paid the Company approximately $12.8 million for fiscal 2000. The Company also earns commissions by serving as agent for certain interexchange carriers doing business with InterCall and EarthLink. Under these agreements, the Company contracts with the interexchange carrier and rebills the appropriate access charges plus a margin to InterCall and EarthLink. Together, InterCall and EarthLink paid the Company commissions totaling approximately $847,000 for fiscal 2000.

   The Company, through Interstate FiberNet, provides directory assistance and operator service to Powertel, Interstate Telephone, Valley Telephone, Globe Telecommunications, Inc. and KNOLOGY. Revenues recorded by the Company for these services were approximately $2.2 million for fiscal 2000.

   The Company purchased feature group access and other services from Interstate Telephone, Valley Telephone, Globe Telecommunications and KNOLOGY totaling approximately $919,000 for fiscal 2000.

   InterCall provides conference calling services to the Company. The Company paid approximately $70,000 for such services for fiscal 2000.

   ITC Service Company, a subsidiary of Holding, provides the Company and its subsidiaries with air travel services. The Company paid $570,000 to ITC Service Company for these services during fiscal 2000.

   Acquisition of AvData Systems, Inc. During fiscal 1999, the Company acquired AvData Systems, Inc. by merger under a merger agreement entered into in April 1999 by the Company, AvData and Interstate FiberNet. In addition to the consideration paid at the closing of the merger in 1999, the merger agreement provided that AvData's former shareholders would be entitled to receive additional shares of the Company, referred to as "earnout shares," if the surviving corporation achieved specified performance goals in fiscal 1999. The Company made an earnout payment in March 2000 of an additional 123,757 shares and 6,163 options for shares. In determining revenues for purposes of the earnout formula, the Company agreed to include revenues from a sale of services that would have been made in 1999 but was not made because the Company determined that making such sale would have disrupted existing customer relationships. The following table presents information about shares of the Company's common stock issued to former AvData shareholders who are, or at the time of the earnout payment were, directors, executive officers or significant stockholders of the Company:

                                                             Number    Total
                                                               of     Value of
                                           Relationship      Earnout   Shares
Name                                      to the Company     Shares  Received(1)
----                                   --------------------- ------- ----------
James H. Black, Jr. (2)............... Director and Sr. V.P. 13,470   $390,041
Donald W. Burton (3).................. Director              22,171    641,990
Malcolm C. Davenport, V (4)........... Director                  87      2,519
O. Gene Gabbard....................... Director                 663     19,198
J. Smith Lanier, II................... Stockholder            1,135     32,865
William T. Parr....................... Director                 768     22,238
William H. Scott, III................. Director               1,220     35,327
SCANA Corporation (5)................. Stockholder            6,294    182,251

--------

(1) Based upon the merger stock determination price of $28.9563 per share.

(2) Includes 5,387 shares issued jointly with Mr. Black's wife, 39 shares issued to Mr. Black's minor daughter and 39 shares issued to Mr. Black's minor son.

(3) Includes 22,171 shares issued to South Atlantic Venture Fund, L.P., of which Mr. Burton is the managing general partner.

(4) Mr. Davenport was a director of the Company at the time the earn-out shares were distributed.

(5) Includes 6,294 shares issued to SCANA Communications Holdings, Inc., a wholly-owned subsidiary of SCANA Corporation.


       Report of the Compensation Committee of the Board of Directors of ITC/\DeltaCom, Inc. on Executive Compensation

   The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2000. The Compensation Committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's stock option plans. No member of the Compensation Committee is an employee of the Company or its subsidiaries. During 2000, the Compensation Committee consisted of James H. Black, Jr., who was appointed to the committee on July 25, 2000, O. Gene Gabbard, William T. Parr and William H. Scott, III.


Compensation Policies for Executive Officers

   The compensation policies of ITC/\DeltaCom are designed to attract, motivate and retain experienced and qualified executives, increase the overall performance of ITC/\DeltaCom, increase stockholder value and increase the performance of individual executives.

   The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses based on ITC/\DeltaCom's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of ITC/\DeltaCom to grant stock options to executives upon their commencement of employment with ITC/\DeltaCom and annually thereafter in order to strengthen the alliance of interest between such executives and ITC/\DeltaCom's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market based on ITC/\DeltaCom's performance, as reflected in the market price of the common stock.

   The following describes the elements of compensation generally available to executives under the Compensation Committee's compensation policies, with specific reference to compensation reported for 2000.

   Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent. This evaluation includes a comparison of ITC/\DeltaCom executive base salaries to base salaries for comparable positions at peer public companies in ITC/\DeltaCom's geographic region. Base salaries for executive officers are reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities.

   Annual salary adjustments are recommended by the Chief Executive Officer after evaluating the previous year's performance of each executive officer and considering the new responsibilities of such officers. The Compensation Committee performs the same review of the performance of the Chief Executive Officer. Individual performance ratings take into account such factors as the achievement of specific goals that are defined by reference to ITC/\DeltaCom's strategic plan and the attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights, but are subject to adjustment by the Compensation Committee.

   Bonuses. ITC/\DeltaCom's annual bonuses to its executive officers are based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors include revenue and earnings targets established in ITC/\DeltaCom's annual budget as well as various operational objectives of the company. Bonuses for 2000, which were paid in 2001, were based upon the achievement of such financial and operating factors.

   Stock Options. A third component of an executive officer's compensation consists of awards under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, pursuant to which ITC/\DeltaCom grants executive officers and other key employees options to purchase shares of common stock.

   The Compensation Committee grants stock options to ITC/\DeltaCom's executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because an executive's gains are linked to increases in the value of the common stock, which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with ITC/\DeltaCom and annually thereafter. The options generally are granted at an exercise price equal to the closing market price of the common stock at the date of the grant. Options granted to executive officers typically vest over a period of two to four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for ITC/\DeltaCom's stockholders through appreciation of stock price. Management of ITC/\DeltaCom believes that stock options have been helpful in attracting and retaining skilled executive personnel.

   Stock option grants made to executive officers in 2000 reflect significant individual contributions relating to ITC/\DeltaCom's operations and implementation of ITC/\DeltaCom's development and growth programs. Certain newly hired executive officers also received stock option grants at the time of their employment with ITC/\DeltaCom. During 2000, ITC/\DeltaCom granted stock options to purchase an aggregate of 3,884,516 shares of common stock to approximately 1,790 employees, including options to purchase an aggregate of 19,994 shares of common stock to ITC/\DeltaCom's five most highly compensated executive officers and options to purchase an aggregate of 895,460 shares of common stock to employees hired in connection with the Company's acquisition of Bay Data Consultants, Inc. The per share option exercise prices of options granted during 2000 ranged from $7.75 to $32.94, which generally equaled the fair market value of a share of common stock on the respective dates of grant.

   Other. ITC/\DeltaCom has adopted a contributory 401(k) retirement plan for all of its employees, including executive officers, age 21 and over with at least six months and 500 hours of service with ITC/\DeltaCom. The 401(k) plan provides that each participant may contribute up to 15% of the participant's salary, but not to exceed the annual statutory limit. ITC/\DeltaCom generally makes matching contributions to each participant's account equal to 100% of the first 2% and 50% of the next 4% of such participant's annual contribution by salary and/or bonus deferral to the 401(k) plan.

Chief Executive Officer Compensation

   The executive compensation policy described above is applied in setting Mr. Walker's compensation. Mr. Walker generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. Walker's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of ITC/\DeltaCom, as reflected in part in the market price of the common stock.

   Mr. Walker's compensation for the year ended December 31, 2000 included $212,601 in base salary and a $136,510 cash bonus. Mr. Walker's salary and bonus payments for 2000 were based on, among other factors, ITC/\DeltaCom's 1999 performance and the 1999 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies. Mr. Walker was also granted options to purchase 6,652 shares of common stock in 2000 under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan.

Compensation Deductibility Policy

   Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of ITC/\DeltaCom's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to ITC/\DeltaCom's executive officers.

                                          Respectfully submitted,

                                          Compensation Committee

                                          James H. Black, Jr.
                                          O. Gene Gabbard
                                          William T. Parr
                                          William H. Scott, III

          Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee are James H. Black, Jr.,
O. Gene Gabbard, William T. Parr and William H. Scott, III. Before his appointment to the Board of Directors in July 2000, Mr. Black served as a Senior Vice President of ITC/\DeltaCom from July 1999 through July 2000. For a description of transactions between ITC/\DeltaCom and members of the Compensation Committee or entities with which members of the Compensation Committee are affiliated, see "Transactions with Related Parties" in this proxy statement.

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

                      Stockholder Return Performance Graph

   The following graph and table show the cumulative total stockholder return on ITC/\DeltaCom's common stock compared to the Standard & Poor's 500 Stock Index and the Nasdaq Telecommunications Index, which is composed of stocks of publicly traded companies which are principally in the telecommunications business, for the periods between October 24, 1997, the date the common stock began trading on the Nasdaq National Market, and December 29, 2000, the last trading day in fiscal 2000. The graph assumes $100 was invested on October 24, 1997 in (1) ITC/\DeltaCom's common stock, (2) the Standard & Poor's 500 Stock Index and (3) the Nasdaq Telecommunications Index. Total stockholder return is measured by dividing total dividends, assuming dividend reinvestment, plus share price change for a period, by the share price at the beginning of the measurement period.


                                INDEXED RETURNS

                                                      Years Ended December 31,
                                                     ---------------------------
                                      Base Period
          Company / Index           October 24, 1997  1997   1998   1999   2000
          ---------------           ---------------- ------ ------ ------ ------
ITC/\DeltaCom, Inc.................       100        100.00 184.84 334.84  65.34
S&P 500 Stock Index................       100        104.37 134.20 162.44 147.65
Nasdaq Telecom Index...............       100        102.60 169.80 301.26 163.13

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Messrs. Gabbard, Lanier and Scott each failed to file one report, each with respect to one transaction, on a timely basis. Mr. Burton failed to file one report with respect to three transactions on a timely basis. Based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 2000 or written representations that no other reports were required, the Company believes that the Company's Section 16(a) reporting persons otherwise complied with all filing requirements for fiscal 2000.

             APPROVAL OF ITC/\DELTACOM, INC. 1997 STOCK OPTION PLAN

                                  (Proposal 3)

   The stockholders of the Company are asked to consider and vote upon a proposal to approve the ITC/\DeltaCom, Inc. 1997 Stock Option Plan. Stockholder approval of the 1997 Stock Option Plan will permit awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code of 1986 for "qualified performance-based compensation." The stockholders of the Company originally approved the 1997 Stock Option Plan on October 17, 1997.

   A copy of the 1997 Stock Option Plan is included as Appendix G to this proxy statement. The copy of the 1997 Stock Option Plan included as Appendix G reflects the amendment to the plan submitted as Proposal 4. If stockholders do not approve Proposal 4, this proposal will relate to the 1997 Stock Option Plan without the amendment contemplated by Proposal 4. The summary of the material provisions of the 1997 Stock Option Plan set forth below is qualified in its entirety by the complete text of the plan.

Section 162(m) of the Internal Revenue Code

   The 1997 Stock Option Plan contains provisions required for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code for "qualified performance-based compensation" if the requirements of the exception are otherwise satisfied. Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. However, there is no limitation under the Internal Revenue Code on the deductibility of "qualified performance-based compensation." To satisfy this definition, (1) the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (2) the performance goal under which compensation is paid must be established by a compensation committee composed solely of two or more directors who qualify as "outside directors" for purposes of the exception; (3) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation in a separate vote before payment is made; and (4) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were satisfied.

   In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if (1) the grant or award is made by the compensation committee;
(2) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to an employee during a specified period; and (3) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. Under the Internal Revenue Code, a director is an "outside director" if the director is not a current employee of the corporation; is not a former employee who receives compensation for prior services other than under a qualified retirement plan; has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director.

Summary of Material Provisions of the 1997 Stock Option Plan

   General. The maximum number of shares of common stock available for issuance pursuant to the exercise of options granted under the 1997 Stock Option Plan is currently 9,815,000 shares. If the stockholders approve Proposal 4 at this annual meeting, the number of shares of common stock that may be issued pursuant to the plan would be increased by 4,000,000 shares to 13,815,000 shares. The maximum number of shares subject to options that may be awarded to one person under the 1997 Stock Option Plan is 1,605,000 shares during the plan's ten-year term.

   The 1997 Stock Option Plan permits the granting of options intended to qualify as incentive options under the Internal Revenue Code and the granting of options that do not qualify as incentive options.

   Administration. The 1997 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is required to be composed of no fewer than two directors who are intended to be "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee are appointed by the Board to serve for such terms as the Board may determine by resolution. The Board may remove any member of the Compensation Committee or reconstitute the Compensation Committee with other directors, subject to the requirements of Rule 16b-3.

   Term. If the 1997 Stock Option Plan is not terminated earlier by the Board of Directors, the plan will terminate on March 24, 2007.

   Termination. Options issued under the 1997 Stock Option Plan generally will expire ten years after the date of grant, or five years in the case of incentive stock options granted to 10% stockholders. Except as an option agreement otherwise provides, options will terminate following the termination of an optionee's employment, unless the options are exercised, to the extent that they were exercisable immediately before such termination, within 30 days following such termination. In the event that the termination of employment is by reason of permanent or total disability or death, the optionee, or the optionee's executors, administrators, legatees or distributees of the optionee's estate, may exercise any option held by the optionee at the date of the optionee's employment termination, whether or not the option was exercisable immediately before such termination. This right to exercise options will extend to the earlier of the expiration of the option term or one year after the date of the termination of the optionee's employment by reason of permanent and total disability or death. Unless an option agreement otherwise provides, options will terminate upon the termination of an optionee's employment "for cause," as defined in the option agreement.

   The termination of an option under the circumstances specified in this section will result in the termination of all interests of an optionee in the 1997 Stock Option Plan. In addition, an option may terminate, together with the 1997 Stock Option Plan and all other outstanding options issued to other employees, following the occurrence of certain "change in control" events, as described below.

   Exercise Price. The exercise price of each option will be determined by the Compensation Committee, but may not be less than the greater of the par value or 100% of the fair market value of a share of the common stock on the date of grant. For 10% stockholders, the exercise price of an incentive stock option may not be less than the greater of the par value or 110% of the fair market value on the date the option is granted.

   If on the date options are granted under the 1997 Stock Option Plan the shares of common stock are listed on a stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the fair market value of the shares will be the closing price of the shares on such exchange or in such market on the trading day immediately preceding the grant date or, if so specified by the Compensation Committee, on the grant date. If no sale of the shares of common stock is reported for such trading day, the fair market value of the shares will be the closing price of the shares on such exchange or in such market on the next preceding trading day on which any sale was reported. If the shares of common stock are not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be determined by the Board of Directors in good faith. On April 3, 2001, the last reported sale price of the common stock on the Nasdaq National Market was $4.375 per share.

   Vesting and Exercise. The Compensation Committee will determine at what time or times each option may be exercised. The exercisability of options may be accelerated by the Compensation Committee.

   Options granted under the 1997 Stock Option Plan generally vest over a four-year period beginning on the grant date.

   Payment of Exercise Price. Options may be exercised, in whole or in part, by delivery of a written notice to the Company on any business day at the Company's principal office addressed to the attention of the

Compensation Committee, which specifies the number of shares for which the option is being exercised and which is accompanied by payment in full of the applicable exercise price. The permissible methods of payment of the option exercise price generally are the following:

  .  delivery of cash or certified check payable to the Company;

  . tender to the Company of shares of common stock, which, if acquired from the Company, have been owned by the option holder for no less than six months, having a fair market value on the date of exercise equal to the aggregate exercise price; or

  .  a combination of the foregoing methods.

   In addition, if an option agreement so provides, payment of the exercise price may be made by having the certificates for the shares for which the option is being exercised delivered to a licensed broker acceptable to the Compensation Committee. The notice must provide that, once the stock certificates are delivered to the licensed broker, the broker will deliver to the Company cash or a check payable and acceptable to the Company equal to the sum of the exercise price for the shares purchased pursuant to the exercise of the option and any federal and other taxes which, in the Company's judgment, the Company may be required to withhold with respect to the exercise of such option.

   Adjustments for Stock Dividends and Similar Events. The Company will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 1997 Stock Option Plan, including the individual limitation on awards, to reflect common stock dividends, stock splits and other similar events.

   Change in Control. The 1997 Stock Option Plan and all outstanding options will terminate upon a "change in control" event if no provision is made to assume or replace outstanding options with new options of the successor corporation. Immediately prior to termination, optionees will have the right to exercise their options to the extent that they have vested and subject to any additional provisions included in the applicable option agreement. A "change in control" event means any of the following events:

  .  the dissolution or liquidation of the Company;

  . a merger, consolidation or reorganization with one or more other entities in which the Company is not the surviving corporation;

  . a sale of all or substantially all of the Company's assets to another entity; or

  . the completion of a transaction approved by the Board of Directors that results in any person or entity owning 80% or more of the combined voting power of all classes of the Company's capital stock.

   Transferability of Options. Options that are incentive stock options may not be transferred. Options that are not incentive stock options also may not be transferred except to family members or by will or the laws of descent and distribution and subject to the terms of the applicable option agreement and limitations set forth in the 1997 Stock Option Plan. Family members include the following:

  . an optionee's spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships;

  . any person sharing an optionee's household, other than a tenant or employee;

  . a trust in which these persons or the optionee have more than 50% of the beneficial interest;

  . a foundation in which these persons or the optionee control the management of assets; and

  . any other entity in which these persons or the optionee own more than 50% of the voting interests.

Except for the foregoing, during an optionee's lifetime, only the optionee, or the optionee's guardian or legal representative in the case of the optionee's incapacity or incompetency, may exercise the options granted to the optionee.

   Except with the consent of the Board of Directors or the Compensation Committee, no consideration may be paid for any transfer of options under the 1997 Stock Option Plan. If an option is transferred for consideration with the consent of the Board or the Compensation Committee, the shares issuable upon exercise of the option will not have been registered under the Securities Act and will be subject to restrictions on transferability under applicable securities laws. Following a transfer, all options will continue to be subject to the same terms and conditions that were applicable to the options immediately before the transfer.

   Registration of Option Shares. All shares of common stock currently issuable upon exercise of options under the 1997 Stock Option Plan have been registered under the Securities Act on a registration statement on Form S-8 filed with the SEC. Optionees other than affiliates of the Company will be able to sell their option shares free of any transfer restrictions under applicable securities laws.

   Federal Income Tax Consequences of Incentive Stock Options. Under current law, an option holder will not realize taxable income upon the grant of an incentive stock option under the 1997 Stock Option Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder's alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder's death or disability, if an option is exercised more than three months after the option holder's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-incentive stock options.

   If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at a maximum rate of 20%. If the disposition is not qualifying, it is a "disqualifying disposition," and the excess of the fair market value of the option shares on the date the option was exercised over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

   Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder, subject to compliance with applicable reporting requirements and Section 162(m).

   If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the option holder acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that had expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be treated for tax purposes as if the option holder had paid the exercise price for the incentive stock option in cash.

   Federal Income Tax Consequences of Non-Incentive Stock Options. Under current law, an option holder will not realize taxable income upon the grant of a non-incentive stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and Section 162(m).

   An option holder who has transferred a non-incentive stock option to a family member by gift will realize taxable income at the time the option is exercised by the family member. The option holder will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-incentive stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includible in the option holder's estate for estate tax purposes.

   If an option holder tenders shares in payment of part or all of the exercise price of a non-incentive stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option, and the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Approval of Proposal 3

   Approval of the 1997 Stock Option Plan will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on Proposal 3 at the annual meeting.

   The Board of Directors unanimously recommends that the stockholders of the Company vote FOR approval of the ITC/\DeltaCom, Inc. 1997 Stock Option Plan.

            AMENDMENT TO ITC/\DELTACOM, INC. 1997 STOCK OPTION PLAN

                                  (Proposal 4)

   The Company's 1997 Stock Option Plan currently authorizes the issuance of a total of 9,815,000 shares of common stock pursuant to the plan. The stockholders are asked to consider and vote upon a proposal to amend the 1997 Stock Option Plan to increase the number of shares of common stock that may be issued pursuant to the plan from 9,815,000 shares to 13,815,000 shares. The Board of Directors approved the proposed amendment to the 1997 Stock Option Plan at a meeting held on January 30, 2001.

   The purpose of the 1997 Stock Option Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The Board of Directors believes that it is important to increase the number of shares available under the 1997 Stock Option Plan in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations. As of February 28, 2001, there were 302,272 shares of common stock authorized and available for issuance under the 1997 Stock Option Plan and not subject to outstanding awards or committed to be issued in July 2001 in connection with the Company's option exchange offer which was completed in January 2001. The Board of Directors believes that this number of shares is insufficient to meet the Company's needs for long-term incentive compensation in the form of stock options.

   The only change proposed by the amendment is an increase in the number of shares of common stock that may be issued under the 1997 Stock Option Plan. The amendment does not alter the considerations of the Compensation Committee with respect to grants under the plan. Because the award of options is within the discretion of the Compensation Committee, it is not possible to determine at this time the amount of any option awards that may be made to officers or other employees. At this time, however, the Company has no commitments to grant options to purchase the proposed additional authorized shares of common stock upon approval of this proposal.

   A copy of the 1997 Stock Option Plan is included as Appendix G to this proxy statement and a summary of the material provisions of the 1997 Stock Option Plan is included in Proposal 3 to this proxy statement.

Approval of Proposal 4

   Approval of the proposal to amend the ITC/\DeltaCom, Inc. 1997 Stock Option Plan will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on Proposal 4 at the annual meeting.

   The Board of Directors unanimously recommends that the stockholders of the Company vote FOR the proposal to amend the ITC/\DeltaCom, Inc. 1997 Stock Option Plan to increase the number of shares of common stock that may be issued under the plan from 9,815,000 shares to 13,815,000 shares.

                            INDEPENDENT ACCOUNTANTS

   Arthur Andersen LLP has served as the Company's independent accountants for the Company's 2000 fiscal year and has been selected to serve as the Company's independent accountants for the Company's 2001 fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

   The fees paid by the Company to Arthur Andersen LLP for the fiscal year ended December 31, 2000 are as described below.

Audit Fees

   The total fees for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's reports on Form 10-Q for the fiscal year ended December 31, 2000 were $141,996. All of such fees have been billed as of the date of this proxy statement.

Financial Information Systems Design and Implementation Fees

   The Company did not incur any charges or pay any fees to Arthur Andersen LLP for financial information systems design and implementation services rendered for the fiscal year ended December 31, 2000.

All Other Fees

   The total fees billed for the fiscal year ended December 31, 2000 for services rendered by Arthur Andersen LLP, other than the fees for the provision of services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees,"were $82,820.

   The Audit Committee of the Board of Directors considered whether Arthur Andersen's provision of services for the fees described above under "All Other Fees" is compatible with maintaining Arthur Andersen's independence.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ITC/\DELTACOM, INC.



   The Audit Committee reviews ITC/\DeltaCom, Inc.'s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in ITC/\DeltaCom's Annual Report on SEC Form 10-K for the year ended December 31, 2000 with management and with ITC/\DeltaCom's independent auditors. Management is responsible for the financial statements and the reporting process, including ITC/\DeltaCom's system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

   The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee has discussed with the independent auditors the auditors' independence from ITC/\DeltaCom and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in ITC/\DeltaCom's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Audit Committee

                                          Donald W. Burton
                                          Robert A. Dolson
                                          O. Gene Gabbard

              STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2002

   Any proposal or proposals by a stockholder intended to be included in the Company's proxy statement and form of proxy relating to the 2002 annual meeting of stockholders must be received by the Company no later than December 19, 2001, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2002 annual meeting of stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. Any proposal that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2002 annual meeting of stockholders will be considered untimely, and management will be entitled to vote proxies in its discretion with respect to such proposal, if the Company does not receive notice of the proposal before the close of business on March 4, 2002.

                                 OTHER MATTERS

   The Board of Directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

                           INCORPORATION BY REFERENCE

   This proxy statement is accompanied by the Company's annual report to stockholders on Form 10-K for the year ended December 31, 2000, excluding the exhibits to such Form 10-K. The following portions of the annual report are incorporated by reference into this proxy statement and are considered a part of this document:

   .Item 7.   Management's Discussion and Analysis of Financial Condition and Results of Operations;

   .Item 7A.  Quantitative and Qualitative Disclosures About Market Risk;

   .Item 8.   Financial Statements and Supplementary Data; and

   .Item 9.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

   Stockholders are urged to read carefully these portions of the annual report. The Company will deliver a copy of any exhibit to the Form 10-K to any stockholder who furnishes a written request for the exhibit to the Company's Secretary at the address set forth on the cover page of this proxy statement. A complete list of such exhibits is set forth on pages 45 through 53 of the Form 10-K. The Company reserves the right to charge any such stockholder a fee not to exceed the Company's reasonable expenses for delivering such exhibits.

                                          By Order of the Board of Directors,

                                          /s/ Andrew M. Walker

                                          Andrew M. Walker

                                          Vice Chairman, President and Chief
                                          Executive Officer

Dated: April 18, 2001

                                                                     APPENDIX A

                                                       February 27, 2001

Special Committee of the
Board of Directors
ITC/\DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, GA 31833

Members of the Special Committee of the Board of Directors:

   You have requested our opinion as to the fairness from a financial point of view to ITC/\DeltaCom, Inc. (the "Company") of the consideration proposed to be received by the Company in connection with the proposed sale by the Company to ITC Holding Company, Inc. (the "Investor") of up to 150,000 shares of Series B Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Shares"), and warrants (the "Warrants", and together with the Shares, the "Securities"). Pursuant to the terms of the draft Investment Agreement, dated as of February 27, 2001 (Hogan & Hartson LLP document 1267579 v8) (the "Agreement"), the Company will receive cash for the sale of the Securities in the amounts set forth in Article I of the Agreement. A minimum of 30,000 Shares and related Warrants and, if the Company exercises its rights under the second paragraph of Section 1.1(b) of the Agreement, a maximum of 80,000 Shares and related Warrants (the "Tranche I Securities") will be sold (the "Transaction") at the Initial Closing (as defined in the Agreement). The terms and conditions of the Transaction are more fully set forth in the Agreement and certain related documents (the "Related Agreements"), including a Certificate of Designation related to the Shares, a Common Stock Purchase Warrant representing the Warrants and a Registration Rights Agreement related to the Securities.

   For purposes of the opinion set forth herein, we have:

   (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

  (ii) reviewed information relating to certain strategic, financial and operational benefits anticipated from the sale of the Tranche I Securities by the Company to the Investor;

 (iii) reviewed and discussed with senior executives of the Company information relating to certain strategic, financial and operational benefits anticipated from the sale of the Tranche I Securities by the Company to the Investor;

  (iv) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company;

   (v) compared the financial performance of the Company with that of certain comparable publicly traded companies we deemed relevant;

  (vi) compared certain financial terms to financial terms, to the extent publicly available, of certain financing transactions we deemed relevant;

 (vii) reviewed the drafts dated February 27, 2001 of the Agreement and the Related Agreements; and

(viii) performed such other analyses and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that the definitive executed copies of the Agreement and the Related Agreements conform in all substantive respects to the drafts set forth in clause (vii) above.

   We were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Transaction, or to provide services other than acting as sole financial advisor to the Special Committee to render an opinion to the Special Committee in connection with the Transaction contemplated by the Agreement. We were not requested to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the assets or securities of the Company or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Transaction. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to the Transaction, and no opinion is expressed as to whether any alternative transaction might produce consideration for the Company in an amount in excess of that contemplated in the Transaction contemplated by the Agreement.

   We are not opining on, and express no view with respect to, any transaction pursuant to clause 1.1(c) of the Agreement (the "Put").

   We have acted as sole financial advisor to the Special Committee of the Board of Directors of the Company to render an opinion to the Special Committee in connection with the Transaction contemplated by the Agreement and will receive a fee for our services, including a fee, which is contingent upon the consummation of the Transaction. In the past, Banc of America Securities LLC or its affiliates have provided financial advisory and financing services for the Company, the Investor, and Investor's affiliates and have received fees for the rendering of these services. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is an agent and a lender on a credit facility of the Investor and certain of its subsidiaries and affiliates. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company for our own account or for the accounts of customers, and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

   It is understood that this letter is for the benefit and use of the Special Committee of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction contemplated by the Agreement and is not on behalf of, and shall not confer rights or remedies upon, any person other than the Special Committee of the Board of Directors. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Company in respect of the Transaction with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in form acceptable to us and our counsel. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. In addition, we express no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting held in connection with the Agreement.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be received by the Company in the Transaction contemplated by the Agreement, taking into account all of the rights and obligations of the Company under the Agreement and the Related Agreements, other than those related to the Put, is fair from a financial point of view to the Company.

                                           Very truly yours,

                                           /s/ BANC OF AMERICA SECURITIES LLC

                                                                      APPENDIX B

                              INVESTMENT AGREEMENT

                                  dated as of

                               February 27, 2001

                                 by and between

                              ITC/\DeltaCom, Inc.

                                      and

                           ITC Holding Company, Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I ISSUANCE AND SALE OF PREFERRED SHARES AND WARRANTS...............  B-1
  1.1.Issuance, Purchase and Sale..........................................  B-1
  1.2.Initial Closing......................................................  B-2
  1.3.Draw Downs; Draw Down Closings.......................................  B-2
  1.4.Deliveries...........................................................  B-3
  1.5.Calculation of Initial Conversion Price..............................  B-3
  1.6.Capitalized Terms....................................................  B-3
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  B-3
  2.1.Organization; Subsidiaries; Books and Records........................  B-4
  2.2.Due Authorization....................................................  B-4
  2.3.Capitalization.......................................................  B-5
  2.4.SEC Reports; Registration; Listing of Common Stock...................  B-5
  2.5.Financial Statements.................................................  B-5
  2.6.Absence of Certain Changes...........................................  B-6
  2.7.Litigation...........................................................  B-6
  2.8.Consents; No Violations..............................................  B-6
  2.9.Compliance with Laws; Licenses.......................................  B-7
  2.10.Commitments.........................................................  B-7
  2.11.Brokers or Finders..................................................  B-7
  2.12.Section 203 of the DGCL; Takeover Statute...........................  B-7
  2.13.No General Solicitation or Advertising; No Integration..............  B-7
  2.14.Investment Company Status...........................................  B-8
  2.15.Opinion of Financial Adviser........................................  B-8
  2.16.Disclosure..........................................................  B-8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................  B-8
  3.1.Acquisition for Investment...........................................  B-8
  3.2.Accredited Investor Status...........................................  B-8
  3.3.Information..........................................................  B-8
  3.4.Government Review....................................................  B-8
  3.5.Sale or Transfer.....................................................  B-9
  3.6.Residency............................................................  B-9
  3.7.No Brokers or Finders................................................  B-9
  3.8.Organization.........................................................  B-9
  3.9.Due Authorization....................................................  B-9
  3.10.Consents, No Violations.............................................  B-9
  3.11.Litigation.......................................................... B-10
  3.12.Investment Company Act.............................................. B-10
  3.13.Availability of Funds............................................... B-10
  3.14.Ownership of Capital Stock.......................................... B-10
ARTICLE IV COVENANTS....................................................... B-10
  4.1.Public Announcements................................................. B-10
  4.2.HSR Act.............................................................. B-10
  4.3.Consents, Approvals and Filings...................................... B-11
  4.4.Reasonable Best Efforts.............................................. B-11
  4.5.Company Stockholder Approval; Series A Holder Approval............... B-11
  4.6.Listing.............................................................. B-11
  4.7.Series B Certificate of Designation.................................. B-11
  4.8.Reservation of Common Stock.......................................... B-11

                                                                           Page
                                                                           ----
  4.9.Use of Proceeds..................................................... B-12
  4.10.Board Representation Rights........................................ B-12
  4.11.Confidential Treatment of Confidential Information................. B-12
  4.12.Notification of Certain Matters.................................... B-12
  4.13.Registration Rights................................................ B-12
  4.14.Legends............................................................ B-12
  4.15.Compliance with Securities Laws.................................... B-12
  4.16.Further Assurances................................................. B-13
ARTICLE V RESTRICTIONS ON TRANSFER........................................ B-13
  5.1.Restrictions on Transfer............................................ B-13
  5.2.Compliance with Laws; Stop Order.................................... B-13
  5.3.Separation of Preferred Shares and Warrants......................... B-13
  5.4.No Short Sales...................................................... B-13
ARTICLE VI CONDITIONS..................................................... B-14
  6.1.Conditions to Obligations of the Purchaser and the Company at Each
   Closing................................................................ B-14
  6.2.Additional Conditions to Obligations of the Purchaser at Each
   Closing................................................................ B-14
  6.3.Additional Conditions to Obligations of the Company at Each
   Closing................................................................ B-15
ARTICLE VII TERMINATION................................................... B-16
  7.1.Termination......................................................... B-16
  7.2.Effect of Termination............................................... B-17
  7.3.Extensions; Waiver.................................................. B-17
ARTICLE VIII INDEMNIFICATION.............................................. B-17
  8.1.Indemnification..................................................... B-17
  8.2.Method of Asserting Indemnification for Third Party Claims.......... B-18
  8.3.Method of Asserting Indemnification for Other Claims................ B-18
  8.4.Limitations on Indemnification...................................... B-18
ARTICLE IX MISCELLANEOUS.................................................. B-19
  9.1.Definitions......................................................... B-19
  9.2.Survival of Representations and Warranties.......................... B-22
  9.3.Fees and Expenses................................................... B-22
  9.4.Specific Enforcement................................................ B-22
  9.5.Restrictive Legends................................................. B-22
  9.6.Successors and Assigns.............................................. B-24
  9.7.Inspections; No Other Representations............................... B-24
  9.8.Entire Agreement.................................................... B-25
  9.9.Notices............................................................. B-25
  9.10.Business Days...................................................... B-25
  9.11.Amendments; Waivers................................................ B-25
  9.12.Counterparts....................................................... B-26
  9.13.Descriptive Headings; Interpretation; No Strict Construction....... B-26
  9.14.References......................................................... B-26
  9.15.Governing Law...................................................... B-26
  9.16.Exclusive Jurisdiction; Venue...................................... B-26
  9.17.Waiver of Jury Trial............................................... B-27
  9.18.Severability....................................................... B-27
  9.19.Delivery by Facsimile.............................................. B-27
TABLE OF DEFINED TERMS.................................................... B-28

                                                                      APPENDIX B

                              INVESTMENT AGREEMENT

   INVESTMENT AGREEMENT (this "Agreement"), dated as of February 27, 2001, is made between ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), and ITC Holding Company, Inc., Delaware corporation (the "Purchaser").

                             W I T N E S S E T H :

   WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Company (i) 150,000 shares in multiple series of cumulative convertible preferred stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") and (ii) warrants (the "Warrants") to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"); and

   WHEREAS, the Purchaser and the Company wish to provide for the purchase and sale of the Series B Preferred Stock and the Warrants and to establish certain rights and obligations in connection therewith;

   NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

               ISSUANCE AND SALE OF PREFERRED SHARES AND WARRANTS

   1.1. Issuance, Purchase and Sale. (a) Upon the terms and subject to the conditions set forth herein, at each Closing (as defined in Section 1.3(c)) the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company (i) shares of Series B Preferred Stock (the "Preferred Shares") at a stated price of $1,000 per share and (ii) Warrants having an initial exercise price per share of Common Stock that is equal to the initial conversion price per share of Common Stock of the Preferred Shares issued and sold at such Closing. The Preferred Shares to be purchased and sold at each Closing shall be issued pursuant to a separate certificate of designation substantially in the form of Exhibit 2.2 hereto (the "Series B Certificate of Designation"). The Preferred Shares to be issued at the Initial Closing (as defined in Section 1.2) shall be designated by the Company Board as "Series B-1 Cumulative Convertible Preferred Stock," and each issue of Preferred Shares purchased and sold at any subsequent Closing shall be designated by the Company Board as a series of the Series B Preferred Stock. The various series of the Series B Preferred Stock designated by the Company Board after the Series B- 1 Cumulative Convertible Preferred Stock shall be consecutively numbered, beginning with "Series B-2 Cumulative Convertible Preferred Stock" for the series to be purchased and sold at the first Closing that shall take place after the Initial Closing.

       (b) Upon the terms and subject to the conditions set forth herein, at the Initial Closing the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company (i) 30,000 Preferred Shares for an aggregate purchase price of $30,000,000 in cash and (ii) Warrants having an aggregate exercise price of $9,000,000.

   The Company shall have the right, but shall not be obligated, to sell at the Initial Closing to one or more investors unaffiliated with ITC Holding Company, Inc. ("Holding") selected by the Company, in its sole discretion, upon the terms and subject to the conditions set forth in this Agreement, (i) up to 50,000 Preferred Shares committed under this Agreement to be purchased by Holding after the Initial Closing and (ii) Warrants having an aggregate exercise price that is equal to 30% of the aggregate purchase price of the Preferred Shares, if any, sold to such other investors on the Initial Closing Date. Each such other investor shall be a Qualified

Investor, except as otherwise provided in this Agreement. If the Company receives an indication of interest from any such Qualified Investor to purchase Preferred Shares and Warrants, it shall provide written notice of such indication of interest to the Purchaser not later than 15 Business Days before the Initial Closing Date. Such written notice shall specify with respect to each Qualified Investor (i) the name of such Qualified Investor, (ii) the number of Preferred Shares and the aggregate exercise price of the Warrants proposed to be purchased by such Qualified Investor and (iii) information as may be reasonable and customary concerning the financial capability of such Qualified Investor to consummate the purchase of such Preferred Shares and Warrants at the Initial Closing Date. Following receipt of such a notice with respect to any such Qualified Investor, the Purchaser shall have the right, but shall not be obligated, to purchase from the Company at the Initial Closing (i) all but not less than all of the Preferred Shares proposed to be sold to any such Qualified Investor and (ii) Warrants having an aggregate exercise price that is equal to 30% of the aggregate purchase price of such Preferred Shares. To exercise its right to purchase such additional number of Preferred Shares and Warrants, the Purchaser shall provide the Company with written notice of such exercise at least ten Business Days prior to the Initial Closing Date. The Purchaser's notice, which shall constitute a binding agreement upon receipt by the Company to purchase such Preferred Shares and Warrants on the Initial Closing Date, shall state the number of additional Preferred Shares for which the Purchaser has exercised its purchase right pursuant to this paragraph. Nothing in this paragraph shall limit or restrict the ability of the Company to pay to any potential investor unaffiliated with Holding customary fees (including commitment fees) which may be payable whether or not the Purchaser exercises its purchase right under this paragraph.

       (c) Upon the terms and subject to the conditions set forth herein, during the Commitment Period, the Company, in its sole discretion, may sell to the Purchaser and the Purchaser shall purchase from the Company, for an aggregate purchase price of up to $120,000,000 in cash (such $120,000,000 amount, as adjusted pursuant hereto, the "Commitment Amount"), (i) up to 120,000 Preferred Shares at a stated price of $1,000 per share and (ii) Warrants having an aggregate exercise price calculated in accordance with the following sentence, based on Draw Downs (subject to the Minimum Draw Down Amount and the Maximum Draw Down Amount) which the Company, in its sole discretion, may choose to exercise during the Commitment Period. In connection with each Draw Down, the Company shall issue to the Purchaser Warrants having an aggregate exercise price that is equal to 30% of the aggregate purchase price of the Preferred Shares sold pursuant to such Draw Down. The Commitment Amount shall be reduced from $120,000,000 by (i) the amount of the aggregate purchase price paid by any other investors referred to in Section 1.1(b) for the Preferred Shares and Warrants issued and sold to such other investors at the Initial Closing and (ii) (A) $1.00 for each $1.33 of Net Proceeds received by the Company from any sales of Qualifying Debt Securities for cash consummated by the Company from and after the date of this Agreement and (B) $1.00 for each $1.00 of Net Proceeds received by the Company from any sales of Qualifying Equity Securities for cash consummated by the Company from and after the date of this Agreement.

   1.2. Initial Closing. The closing of the purchase and sale of the Preferred Shares and Warrants pursuant to Section 1.1(b) (the "Initial Closing") shall take place at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. 20004 at 10:00 a.m. on the first Business Day following the satisfaction or waiver of the applicable conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at such Closing, but subject to the satisfaction or waiver of those conditions) provided that the Initial Closing may take place at such other place, time or date as shall be mutually agreed upon by the Company and the Purchaser (the date of the Initial Closing, the "Initial Closing Date").

   1.3. Draw Downs; Draw Down Closings. (a) Upon the terms and subject to the conditions set forth herein, on any Business Day during the Commitment Period on which the applicable conditions set forth in Article VI have been satisfied or waived, the Company may exercise a Draw Down by the delivery of a Draw Down Notice to the Purchaser. The Company may deliver the initial Draw Down Notice to the Purchaser before the commencement of the Commitment Period.

       (b) The aggregate purchase price for the Preferred Shares and Warrants subject to each Draw Down, as specified in the corresponding Draw Down Notice, shall not be less than the Minimum Draw Down

Amount nor more than the Maximum Draw Down Amount and shall not be more than
(i) the Commitment Amount minus (ii) the aggregate purchase price of all Preferred Shares and Warrants previously issued and sold pursuant to Draw Downs.

       (c) Each closing of the purchase and sale of the Preferred Shares and Warrants pursuant to Section 1.1(c) (each, a "Draw Down Closing") shall take place at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. 20004 at 10:00 a.m. on the 30th day following the receipt by the Purchaser of a Draw Down Notice; provided, that the parties' obligations at each such closing are subject to the prior satisfaction or waiver of the applicable conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at such Closing, but subject to the satisfaction or waiver of those conditions) or at such other place, time or date as shall be mutually agreed upon by the Company and the Purchaser. The date of each Draw Down Closing is referred to herein as a "Draw Down Closing Date" Unless mutually agreed by the Company and the Purchaser, no Draw Down Closing Date shall take place earlier than the 45th day after a prior Draw Down Closing Date. The first Draw Down Closing may not take place until the earlier of (x) the 45th day after the Initial Closing Date and (y) June 15, 2001. The Initial Closing and each Draw Down Closing are each referred to herein as a "Closing" and collectively as the "Closings." The Initial Closing Date and each Draw Down Closing Date are each referred to herein as a "Closing Date."

   1.4. Deliveries. At each Closing, the Company shall deliver to the Purchaser
(i) stock certificates, each registered in the name of the Purchaser, representing the Preferred Shares being purchased by the Purchaser at such Closing, (ii) the Warrants, each of which shall be substantially in the form of
Exhibit 1.4, being purchased by the Purchaser at such Closing and (iii) such other deliveries as are specified in Section 6.2(j). Delivery of such stock certificates and Warrants and such other deliveries shall be made against receipt by the Company of (i) the portion of the purchase price payable therefor, which shall be paid by wire transfer of immediately available funds to an account designated in writing by the Purchaser to the Company at least three Business Days prior to the applicable Closing Date, and (ii) such other deliveries as are specified in Section 6.3(d).

   1.5. Calculation of Initial Conversion Price. The Applicable Conversion Price of the Preferred Shares that shall be issued and sold to the Purchaser on the Initial Closing Date shall be equal to the lower of (i) $8.74 and (ii) the sum of (a) the average of the daily Market Prices of the Common Stock for the 20 consecutive trading days ending on the Business Day immediately preceding the Initial Closing Date plus (b) 15% of the amount specified in clause (a) (the "Initial Series B Conversion Price"). The Applicable Conversion Price of the Preferred Shares that shall be issued and sold to the Purchaser on each Draw Down Closing Date shall be equal to the lower of (a) the Initial Series B Conversion Price and (b) the sum of (A) the average of the daily Market Prices of the Common Stock for the 20 consecutive trading days ending on the Business Day immediately preceding such Draw Down Closing Date plus (B) 15% of the amount specified in clause (A). For purposes of this Section 1.5, "Applicable Conversion Price" and "Market Prices" shall have the meanings given to such terms in the Series B Certificate of Designation. Each Applicable Conversion Price shall be rounded to the nearest cent, with 0.5 of a cent rounded down to the nearest cent.

   1.6 Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Section 9.1.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to the Purchaser, as of the date hereof and as of each Closing Date, as set forth in this Article II. Each reference in this Article II to a Schedule shall be to the disclosure schedule delivered by the Company to the Purchaser on or before the date of this Agreement (the "Company Disclosure Schedule").

   2.1. Organization; Subsidiaries; Books and Records. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect.

        (b) Except as set forth on Schedule 2.1(b) or as disclosed in the SEC Reports (as defined in Section 2.4), (i) the Company owns, either directly or indirectly, all of the Capital Stock or other equity interests of the Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances (collectively, the "Encumbrances") and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary, or any Commitments (as defined in Section 2.10) of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary or pursuant to which any Subsidiary is or may become bound to issue or grant additional shares of its Capital Stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for the Subsidiaries or as disclosed in the SEC Reports, the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person in excess of 9.9% of the outstanding equity of such corporation, limited liability company, partnership, business association or other Person.

        (c) The Company has made available to the Purchaser true and correct copies of the Company's certificate of incorporation, as amended and in effect on the date hereof, and the Company's bylaws, as amended and in effect on the date hereof. The minute books and other similar records of the Company and its Subsidiaries as made available to the Purchaser prior to the date hereof contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries.

  2.2. Due Authorization. The Company has the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the Preferred Shares and the Warrants by the Company, and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the Common Stock issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares") and the reservation, issuance and sale of the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), and the consummation by the Company of the transactions contemplated hereby and thereby) (i) are within the corporate power and authority of the Company and (ii) have been duly authorized by all necessary corporate action of the Company, subject to (A) the approval and adoption of each Series B Certificate of Designation by the Company Board, (B) the Series A Holder Approval and (C) the Company Stockholder Approval. This Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company shall be, duly and validly executed and delivered by the Company. Assuming due authorization, execution and delivery by the Purchaser of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company shall constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The terms, designations, powers, preferences and relative participation, optional and other special rights, qualifications, limitations and restrictions of each series of the Series B Preferred Stock shall be as set forth in the Series B Certificate of

Designation pursuant to which such series shall be issued. The Preferred Shares have been validly reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company. The Conversion Shares and the Warrant Shares have been validly reserved for issuance and, when issued and delivered in accordance with the terms of the applicable Series B Certificate of Designation and the Warrants, respectively, shall be duly and validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company.

   2.3. Capitalization. As of the date of this Agreement, the authorized Capital Stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which, as of the close of business on February 21, 2001, 62,200,615 shares were issued and outstanding and of which no more than 10,000 additional shares (excluding any shares issued upon exercise of outstanding options set forth on Schedule 2.3) have been issued between February 21, 2001 and the date hereof; and (iii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which as of the date hereof, 1,480,771 shares are issued and outstanding as Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"). As of the date of this Agreement, the Series A Preferred Stock has an aggregate liquidation value of $10,957,705 and is convertible into 2,961,542 shares of Common Stock. All of the issued and outstanding shares of Common Stock and Series A Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable. No shares of Capital Stock of the Company are entitled to preemptive rights. Except as set forth on Schedule 2.3 or as disclosed in the SEC Reports or as otherwise contemplated by Article 1, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever (collectively, "Rights") relating to issued or unissued Capital Stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock of the Company or pursuant to which the Company is or may become bound to issue additional shares of its Capital Stock or grant related Rights, or to grant preemptive rights. To the extent that any Rights are outstanding, neither the issuance and sale of the Preferred Shares or Warrants nor any issuance of Conversion Shares or Warrant Shares shall result in an adjustment of the exercise or conversion price or number of shares issuable upon the exercise or conversion of any such Rights. Except as set forth on Schedule 2.3, as disclosed in the SEC Reports or as otherwise contemplated by Article I, (i) the Company has not agreed to register any securities under the Securities Act and (ii) there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings in effect to which the Company is a party with respect to the voting or transfer of any of the outstanding shares of Common Stock or Series A Preferred Stock.

   2.4. SEC Reports; Registration; Listing of Common Stock. (a) The Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, proxy statements, registration statements and other documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 1999 and has made available to the Purchaser complete copies of all such reports, proxy statements, registration statements and other documents (including the financial statements and other financial data contained herein) (collectively, the "SEC Reports"). On the date of its filing, each SEC Report complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act. The Common Stock is currently listed on the National Market System of The Nasdaq Stock Market, Inc. (the "Nasdaq Stock Market").

   2.5. Financial Statements. The consolidated financial statements of the Company (including any related schedules and notes) included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved (except as may be indicated in the notes thereto and, in the case of interim financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in accordance with GAAP the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (except as may be indicated in the notes thereto and except, in the case of interim financial statements, for the absence of notes and as permitted by Form 10-Q under the Exchange Act and subject to changes resulting from year-end adjustments, none of which are material in amount or effect). Except as set forth on Schedule 2.5 or as disclosed in the SEC Reports, neither the Company nor any of the Subsidiaries has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), except liabilities and obligations (i) in the respective amounts reflected or reserved against in the unaudited consolidated balance sheet of the Company and the Subsidiaries as of September 30, 2000 (the "Balance Sheet Date"), (ii) incurred in the ordinary course of business since the Balance Sheet Date or (iii) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

   2.6. Absence of Certain Changes. Except as set forth on Schedule 2.6 or as disclosed in the SEC Reports, since the Balance Sheet Date, neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

   2.7. Litigation. (a) Except as set forth on Schedule 2.7(a) or as disclosed in the SEC Reports, there is no claim, action, suit, investigation or proceeding (collectively, "Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or
(ii) if resolved adversely to the Company or a Subsidiary, would reasonably be expected to have a Material Adverse Effect.

(b) Except as disclosed in the SEC Reports, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, except for defaults or breaches which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

   2.8. Consents; No Violations. Neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws of the Company or of the certificate of incorporation, bylaws or other organizational documents of any of the Subsidiaries; (ii) except as set forth on Schedule 2.8, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (a) any Law or (b) any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (iii) require any consent, order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the "Consents, Approvals and Filings") on the part of the Company or any of the Subsidiaries, except for (a) the filing of each Series B Certificate of Designation with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), (b) the Consents, Approvals and Filings required under the HSR Act,
(c) the Consents, Approvals and Filings required under the Securities Act, the Exchange Act and applicable state securities laws, (d) the Consents, Approvals and Filings required under rules of the Nasdaq Stock Market, (e) the Consents, Approvals and Filings set forth on Schedule 2.8 and (f) such other Consents, Approvals and Filings which the failure of the Company or any of the Subsidiaries to make or obtain would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or any Transaction Document.

   2.9. Compliance with Laws; Licenses. (a) Neither the Company nor any of the Subsidiaries is in violation of any applicable Laws with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b) The Company and the Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (collectively, the "Licenses"), except for such Licenses the absence of which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. The Company and the Subsidiaries are in compliance with the terms of the Licenses, except for failures to be in compliance which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

   2.10. Commitments. Schedule 2.10 sets forth, as of the date hereof, a complete and correct list of each contract, agreement, understanding, arrangement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto ("Commitments"), of the following types to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or any of their properties may be bound or subject and which are not filed as exhibits to any SEC Report filed by the Company with the SEC since January 1, 2000:

           (i) Commitments containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, except in connection with or resulting from acquisitions;

           (ii) Commitments relating to capital expenditures in excess of $10,000,000;

           (iii) Commitments relating to indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other substantially similar agreements or instruments of the Company or any Subsidiary involving amounts in excess of $1,000,000;

           (iv) Commitments in respect of any joint venture, partnership or other similar arrangement;

           (v) Commitments with any Governmental Entity involving payments in excess of $1,000,000; and

           (vi) Commitments relating to interconnection agreements with local carriers and Commitments with customers, in each case involving payments in excess of $1,000,000 per calendar year.

   2.11. Brokers or Finders. Except for Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, whose fees shall be paid by the Company, no agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement to occur on any Closing Date.

   2.12. Section 203 of the DGCL; Takeover Statute. The Company Board has taken all actions necessary or advisable so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in such Section) shall not apply to the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby shall not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

   2.13. No General Solicitation or Advertising; No Integration. With respect to any offering of the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares (collectively, the "Securities") made without registration under the Securities Act and applicable state securities laws, the Company has not (i) engaged in any general solicitation or general advertising (as such terms are used in Rule 502(c) of the Securities
Act), or (ii) made any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold under this Agreement under the Securities Act or any state securities law.

   2.14. Investment Company Status. The Company is not an "investment company," as such term is defined in the Investment Company Act (an "Investment Company"). The Company is not "controlled" by an Investment Company, as such term is defined in the Investment Company Act.

   2.15. Opinion of Financial Adviser. The Company has received the opinion of Banc of America Securities LLC to the effect that, as of the date of this Agreement, the consideration to be received by the Company pursuant to Section 1.1(b) is fair from a financial point of view to the Company, subject to the qualifications and assumptions contained therein.

   2.16. Disclosure. Neither this Agreement nor any other Transaction Document, nor any Schedule or Exhibit hereto or thereto (including the Company Disclosure Schedule), nor any certificate furnished to the Purchaser by or on behalf of the Company pursuant to Article VI, when considered together with the other such documents and written information, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. For purposes of the preceding sentence, any preliminary document or written information shall be disregarded if a final or updated version of such document or written information was delivered to the Purchaser by the Company prior to the date hereof.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

   The Purchaser represents and warrants to the Company as of the date hereof and as of each Closing Date, as set forth in this Article III. Each reference in this Article III to a Schedule shall be to the disclosure schedule delivered by the Purchaser to the Company on or before the date of this Agreement (the "Purchaser Disclosure Schedule").

   3.1. Acquisition for Investment. The Purchaser is acquiring the Securities for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act (it being understood that except as otherwise provided in this Agreement and the Transaction Documents to which it is a party, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act and state securities laws applicable to such disposition).

   3.2. Accredited Investor Status. The Purchaser is an "accredited investor," as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. The Purchaser understands that its investment in the Securities involves a significant degree of risk. Holding is a Qualified Investor.

   3.3. Information. The Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser or its advisers. The Purchaser and its advisers have been afforded the opportunity to ask questions of the Company's management concerning the Company and the Securities.

   3.4. Government Review. The Purchaser understands that no Governmental Entity has passed upon or made any recommendation or endorsement of the Securities.

   3.5. Sale or Transfer. The Purchaser understands that (i) except as provided in this Agreement or the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

   3.6. Residency. The principal offices of the Purchaser and the offices of the Purchaser in which it made its decision to purchase the Securities are located in the State of Alabama.

   3.7. No Brokers or Finders. Except as set forth on Schedule 3.7, no agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee from the Purchaser in connection with the transactions contemplated by this Agreement to occur on any Closing Date.

   3.8. Organization. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

   3.9. Due Authorization. The Purchaser has the requisite power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the compliance by the Purchaser with each of the provisions of this Agreement and each of the Transaction Documents to which it is a party (including the consummation by the Purchaser of the transactions contemplated hereby and thereby) (i) are within the power and authority of the Purchaser and (ii) have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been, and each of the other Transaction Documents to which it is a party when executed and delivered by the Purchaser shall be, duly and validly executed and delivered by the Purchaser. Assuming due authorization, execution and delivery by the Company of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Purchaser shall constitute, a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

   3.10. Consents, No Violations. Neither the execution, delivery or performance by the Purchaser of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation, bylaws or other organizational documents of the Purchaser; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (a) any Law, or (b) any provision of any agreement or other instrument to which the Purchaser is a party or pursuant to which the Purchaser or its assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document to which it is a party; or (iii) require any Consents, Approvals and Filings on the part of the Purchaser, except for (a) the Consents, Approvals and Filings required under the HSR Act, (b) the Consents, Approvals and Filings required under the Exchange Act and applicable state securities laws, (c) the Consents, Approvals and Filings set forth on Schedule 3.10 and (d) such other Consents, Approvals and Filings which the failure of the Purchaser to make or obtain would not materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document.

   3.11. Litigation. There is no Litigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

   3.12. Investment Company Act. The Purchaser is not an Investment Company or "controlled" by an Investment Company, as such term is defined in the Investment Company Act.

   3.13. Availability of Funds. The Purchaser has sufficient funds to pay the purchase price for the Preferred Shares and the Warrants to be issued and sold by the Company pursuant to Article I.

   3.14. Ownership of Capital Stock. Holding is the ultimate beneficial owner of 305,983 shares of Common Stock. Holding is not the beneficial owner of any other Capital Stock of the Company or, except as contemplated by this Agreement, of any Rights relating to issued or unissued Capital Stock of the Company or any Commitments of any character whatsoever relating to issued or unissued Capital Stock of the Company. With respect to its beneficial ownership of Common Stock, Holding is not a member of any Ownership Group as of the date hereof.

                                   ARTICLE IV

                                   COVENANTS

   4.1 Public Announcements. The Company and the Purchaser shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement with respect thereto without the prior consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law, by rules of the Nasdaq Stock Market, by any other automated quotation system on which the Company's securities or, if applicable, the Purchaser's securities are quoted or by any national securities exchange on which the Company's securities or, if applicable, the Purchaser's securities are listed provided that, to the extent time permits, such party has used all reasonable best efforts to consult with the other party prior thereto.

   4.2 HSR Act. Subject to the terms of this Agreement, the Company and the Purchaser each shall cooperate and use its reasonable best efforts (i) to make or obtain, or cause to be made or obtained, all Consents, Approvals and Filings under antitrust Laws, including the HSR Act, promptly after the date of this Agreement that are necessary, proper or advisable in order to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other Governmental Entities may assert under antitrust Laws with respect to the transactions contemplated hereby, (ii) to respond to any requests of any Governmental Entity for information under antitrust Laws and (iii) to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits under any antitrust Law the consummation of the transactions contemplated by this Agreement. The Company and the Purchaser shall consult and cooperate with each other, and consider in good faith the other party's views, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either party in connection with proceedings under or relating to any antitrust Law.

   4.3 Consents, Approvals and Filings. Subject to the terms of this Agreement, the Company and the Purchaser each shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to obtain and make all Consents, Approvals and Filings required to be obtained or made by the Company and its Subsidiaries or the Purchaser, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

   4.4 Reasonable Best Efforts. Except as otherwise expressly provided in this Agreement, the Company and the Purchaser each shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the other covenants of the parties contained in this Agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each party shall cooperate in all respects with the other party and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement; provided, however, that the Purchaser shall not be required to expend any material funds in connection with such reasonable best efforts unless the Company shall have agreed to reimburse the Purchaser for such expenditures.

   4.5 Company Stockholder Approval; Series A Holder Approval. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to obtain (i) the Company Stockholder Approval at a meeting of the Company's stockholders and to ensure that such meeting shall be held not later than May 31, 2001 and (ii) the Series A Holder Approval.

   4.6. Listing. The Company shall use its reasonable best efforts to continue to have the Common Stock quoted on the National Market System of the Nasdaq Stock Market (the "NMS"), or listed on a national securities exchange or quoted on a national automated quotation system other than the NMS for so long as any Securities are outstanding. The Company shall prepare and submit to the Nasdaq Stock Market one or more forms entitled "Notification Forms: Listing of Additional Shares" covering the Conversion Shares and the Warrant Shares and shall use its reasonable best efforts to submit such forms within the period prescribed by the applicable rules of the Nasdaq Stock Market.

   4.7. Series B Certificate of Designation. Before the issuance of Preferred Shares at any Closing, the Company Board shall approve and adopt the Series B Certificate of Designation authorizing such Preferred Shares, and the Company shall cause such Series B Certificate of Designation to be filed with the Delaware Secretary of State.

   4.8. Reservation of Common Stock. The Company at all times shall reserve and keep available, free of preemptive rights, solely for issuance and delivery upon conversion of the Preferred Shares and upon exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon conversion of all of the Preferred Shares or upon exercise of the Warrants, in each case at the time outstanding.

   4.9 Use of Proceeds. The proceeds received by the Company under this Agreement shall be used by the Company for working capital and other general corporate purposes.

   4.10 Board Representation Rights. The Company shall take all corporate action necessary to provide the Purchaser with the benefit of the Company Board representation rights set forth in each Series B Certificate of Designation.

   4.11 Confidential Treatment of Confidential Information. (a) In the event the Purchaser (including its officers, employees, counsel, accountants, partners and other authorized representatives) obtains from the Company or the Subsidiaries any Confidential Information, the Purchaser (i) shall treat all such Confidential Information as confidential, (ii) shall use such Confidential Information only for the purposes contemplated in this Agreement, (iii) shall protect such Confidential Information with the same degree of care as the Purchaser uses to protect its own proprietary information against public disclosure, but in no case with less than reasonable care, and (iv) shall not disclose such Confidential Information to any third party except to such officers, employees, counsel, accountants, partners and other authorized representatives of the Purchaser who need to know such Confidential Information for the purpose of effectuating the transactions contemplated by this Agreement and who have been informed of and have agreed to protect the confidential nature of such Confidential Information (and the Purchaser shall be responsible for compliance with this Section 4.11 by such officers, employees, counsel, accountants, partners and other authorized representatives).

       (b) Upon the Company's request at any time, the Purchaser shall (i) return to the Company or destroy all documents (including any copies thereof) embodying the Confidential Information and (ii) certify in writing to the Company, within ten days following the Company's request, that all such Confidential Information has been returned or destroyed.

   4.12 Notification of Certain Matters. Each party shall give prompt notice to the other party of, and shall use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect (or in all respects in the case of any representation or warranty containing any materiality qualification) at any time after the date of this Agreement and (ii) any material failure (or any failure in the case of any covenant, condition or agreement containing any materiality qualification) on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The delivery of any notice pursuant to this Section 4.12 shall not limit or otherwise affect the remedies available under this Agreement to any party receiving such notice.

   4.13 Registration Rights. The Company shall cause the Registration Rights Agreement in the form of Exhibit 4.13 (the "Registration Rights Agreement") to remain in full force and effect, and the Company shall comply with the terms thereof.

   4.14 Legends. The certificates evidencing the Securities shall be free of legends, except as provided for in Section 9.5.

   4.15 Compliance with Securities Laws. Pursuant to the second paragraph of
Section 1.1(b) and as contemplated by Section 9.6, the Company and Holding, as the case may be, may conduct discussions with institutional investors after the date hereof regarding the purchase of Securities by such institutional investors in accordance with this Agreement. In conducting discussions with any such institutional investors and taking any other actions in connection therewith, the Company and Holding shall comply, and shall ensure that their respective Affiliates comply, with all applicable securities laws, including the Securities Act and the Exchange Act and the rules and regulations promulgated under the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, the Company and Holding shall comply, and shall ensure that their respective Affiliates comply, with the provisions of Exhibit 9.6.

   4.16 Further Assurances. At any time or from time to time after the date of this Agreement, the Company, on the one hand, and the Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder or thereunder, including to effect or otherwise obtain the approval of any future transfer of Securities as contemplated hereby. Without limiting the generality of the foregoing, the parties agree that, if any provision of this Agreement or any other Transaction Document shall fail to comply with any rule or policy of the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, the parties shall consult in good faith with respect to the negotiation of alternative agreements that will provide each of the parties with substantially the same rights as those provided in this Agreement or such other Transaction Document.

                                   ARTICLE V

                            RESTRICTIONS ON TRANSFER

   5.1. Restrictions on Transfer. The Purchaser shall not, and shall ensure that its Affiliates do not, purchase, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate or otherwise dispose of, directly or indirectly ("Transfer"), any Securities except in accordance with the provisions of this Agreement, including Section 3.5, and the other Transaction Documents. Any purported Transfers of Securities in violation of this Article V shall be null and void.

   5.2 Compliance with Laws; Stop Order. (a) The Purchaser shall, and shall ensure that its Affiliates shall, observe and comply with the Securities Act and the Exchange Act and the regulations promulgated thereunder and all other requirements of applicable Law in connection with any permitted Transfer of Securities, including all requirements of applicable Law relating to the use of insider information or the trading of securities while in the possession of nonpublic information.

       (b) In order to enforce the provisions of this Article V, the Company may impose stop transfer instructions with respect to all of the Securities held by the Purchaser and the Securities of every other Person subject to the foregoing restrictions.

   5.3 Separation of Preferred Shares and Warrants. The Preferred Shares and Warrants issued at each Closing Date shall not become separately transferable until the first anniversary of such Closing Date (each such first anniversary of a Closing Date, a "Separation Date").

   5.4 No Short Sales. From the date of this Agreement through the expiration of the Commitment Period, the Purchaser shall comply, and shall use its commercially reasonable efforts to cause its Affiliates to comply, with Section 16(c) of the Exchange Act with respect to transactions in the Common Stock to the same extent as if Section 16(c) of the Exchange Act applied by its terms to the Purchaser and such Affiliates.

                                   ARTICLE VI

                                   CONDITIONS

   6.1. Conditions to Obligations of the Purchaser and the Company at Each Closing . The obligations of the Purchaser and the Company to consummate the transactions contemplated hereby to be consummated at each Closing are subject to the satisfaction or waiver at or prior to the applicable Closing Date of each of the following conditions:

       (a) no preliminary or permanent injunction or other Order by any Governmental Entity which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction or Order lifted);

       (b) the waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated;

       (c) no statute, rule, regulation or other Law shall have been enacted by any Governmental Entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

       (d) any Consents, Filings and Approvals that are necessary for the consummation of the transactions contemplated by this Agreement shall have been made or obtained except where (i) the Company's failure to make or obtain such Consents, Filings and Approvals would not have a Material Adverse Effect or a material adverse effect on the Company's ability to perform its obligations under this Agreement or (ii) the Purchaser's failure to obtain such Consents, Filings and Approvals would not have a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement; and

       (e) no suit, claim, investigation, action or other proceeding shall be overtly threatened or pending against the Purchaser or the Company or any Subsidiary before any Governmental Entity which reasonably could be expected to result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

   6.2. Additional Conditions to Obligations of the Purchaser at Each Closing. The obligations of the Purchaser to consummate the transactions contemplated hereby to be consummated at each Closing shall be subject to the satisfaction or waiver at or prior to the applicable Closing Date of each of the following additional conditions:

       (a) the representations and warranties of the Company contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of such Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or Material Adverse Effect set forth therein) would have, in the aggregate, a Material Adverse Effect or would have, in the aggregate, a material adverse effect on the Company's ability to perform its obligations under this Agreement;

       (b) the Company shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Company on or prior to such Closing Date;

       (c) from the date hereof through such Closing Date, there shall not have occurred, and be continuing, a Material Adverse Effect;

       (d) the Series B Certificate of Designation with respect to the series of Preferred Shares to be issued at such Closing and as dividends on Preferred Shares of such series shall have been duly filed with the

Delaware Secretary of State in accordance with the laws of the State of Delaware, and such Series B Certificate of Designation shall be in full force and effect;

       (e) the Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance;

       (f) with respect to the purchase of the Preferred Shares and Warrants by Holding at any Closing that occurs after the Initial Closing Date, the stockholders of Powertel, Inc. shall have approved the acquisition of Powertel, Inc. by VoiceStream Wireless Corporation and/or Deutsche Telecom AG;

       (g) the trading of the Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market or by any other automated quotation system on which the Common Stock is quoted or by any national securities exchange on which the Common Stock is listed;

       (h) the Series A Holder Approval and the Company Stockholder Approval shall have been obtained;

       (i) the Company shall have obtained the amendment of the agreements listed on Exhibit 6.2(i) to the extent specified in such Exhibit;

       (j) except with respect to an Existing Stockholder Investment, immediately after giving effect to the issuance of Preferred Shares and Warrants to the Purchaser at such Closing, and assuming full convertibility and full exercisability of such Preferred Shares and Warrants, the Purchaser, together with all other Persons, if any, that are members of the same Ownership Group with respect to beneficial ownership of the Voting Stock, and assuming full convertibility and full exercisability of all Preferred Shares and Warrants beneficially owned by the Purchaser and all other members of such Ownership Group immediately prior to such Closing, shall not be the ultimate beneficial owner of more than 30% of the total voting power of the outstanding Voting Stock on a fully diluted basis, calculated pursuant to the Change of Control Test; and

       (k) the Company shall have delivered the following to the Purchaser:

           (i) an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses (a), (b) and (c) of this Section 6.2;

           (ii) a counterpart of the Registration Rights Agreement Registration Rights Agreement executed by the Company;

           (iii) the certificates and Warrants specified in Section 1.4;

           (iv) an opinion of the Company's independent counsel in substantially the form of, or as to substantially the matters set forth in, Exhibit 6.2(j)(iv); and

           (v) such other documents as may be required by this Agreement or reasonably requested by the Purchaser.

   6.3. Additional Conditions to Obligations of the Company at Each
Closing. The obligations of the Company to consummate the transactions contemplated hereby to be consummated at each Closing shall be subject to the satisfaction or waiver at or prior to the applicable Closing Date of each of the following additional conditions:

       (a) the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of such Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or material adverse effect set forth therein) would have, in the aggregate, a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement;

       (b) the Purchaser shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Purchaser on or prior to such Closing Date;

       (c) except with respect to an Existing Stockholder Investment, immediately after giving effect to the issuance of Preferred Shares and Warrants to the Purchaser at such Closing, and assuming full convertibility and full exercisability of such Preferred Shares and Warrants, the Purchaser, together with all other Persons, if any, that are members of the same Ownership Group with respect to beneficial ownership of the Voting Stock, and assuming full convertibility and full exercisability of all Preferred Shares and Warrants beneficially owned by the Purchaser and all other members of such Ownership Group immediately prior to such Closing, shall not be the ultimate beneficial owner of more than 30% of the total voting power of the outstanding Voting Stock on a fully diluted basis, calculated pursuant to the Change of Control Test;

       (d) the Series A Holder Approval and the Company Stockholder Approval shall have been obtained; and

       (e) the Purchaser shall have delivered the following to the Company:

           (i) the portion of the purchase price payable for the Preferred Shares and Warrants being purchased at such Closing;

           (ii) an officer's certificate certifying as to the Purchaser's compliance with the conditions set forth in clauses (a) and
                 (b) of this Section 6.3;

           (iii) an opinion of the Purchaser's independent counsel in substantially the form of, or as to substantially the matters set forth in, Exhibit 6.3(d); and

           (iv) such other documents as may be required by this Agreement or reasonably requested by the Company.

                                  ARTICLE VII

                                  TERMINATION

   7.1 Termination. This Agreement may be terminated at any time:

       (a) by mutual written agreement of the Company and the Purchaser;

       (b) by the Company (i) upon a breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement or if any representation or warranty of the Purchaser set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied (a "Terminating Purchaser Breach"); provided, that such Terminating Purchaser Breach shall not have been waived or cured by the earlier of (x) the next Closing Date following such Terminating Purchaser Breach or, in the case of a Terminating Purchaser Breach occurring prior to the Initial Closing Date, June 30, 2001 (the "Outside Date") or (y) within 30 days after written notice of such Terminating Purchaser Breach is given to the Purchaser by the Company; (ii) if any condition to the Company's obligations to close at any Closing set forth in Article VI has not been satisfied as of each applicable Closing Date (or, in the case of the Initial Closing, the Outside
Date) or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Company to comply with its obligations under this Agreement), and the Company has not waived such condition; or (iii) if the Initial Closing does not occur on or before the Outside Date (provided that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to the Company if the Company's failure to fulfill any of its obligations hereunder has been the cause of, or resulted in, the failure of the parties to consummate the Initial Closing on or before the Outside Date); and

       (c) by the Purchaser (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied (a "Terminating Company Breach"); provided, that such Terminating Company Breach shall not have been waived or cured by the earlier of (x) the next Closing Date following such Terminating Company Breach or, in the case of a Terminating Company Breach occurring prior to the Initial Closing Date, the Outside Date or (y) within 30 days after written notice of such Terminating Company Breach is given to the Company by the Purchaser; (ii) if any condition to the Purchaser's obligation to close set forth in Article VI has not been satisfied as of each applicable Closing Date (or, in the case of the Initial Closing, the Outside Date) or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Purchaser to comply with its obligations under this Agreement), and the Purchaser has not waived such condition; or (iii) if the Initial Closing does not occur on or before the Outside Date (provided that the right to terminate this Agreement under this Section 7.1(c)(iii) shall not be available to the Purchaser if the Purchaser's failure to fulfill any of its obligations hereunder has been the cause of, or resulted in, the failure of the parties to consummate the Initial Closing on or before the Outside Date).

   7.2. Effect of Termination. If this Agreement is terminated by either the Company or the Purchaser pursuant to the provisions of Section 7.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of the Company or the Purchaser or their respective stockholders, directors, officers, employees, agents or representatives, except for the provisions of Article VIII and Sections 4.1, 4.11, 9.2, 9.3, 9.4, 9.8, 9.9, 9.15, 9.16 and 9.17, which shall survive any termination of this Agreement; provided, that nothing in this Section 7.2 shall relieve either party from liability for any willful breach of this Agreement.

   7.3. Extensions; Waiver. At any time prior to the applicable compliance time, each party may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                INDEMNIFICATION

   8.1. Indemnification. (a) The Company shall indemnify and hold harmless the Purchaser, its directors and officers, and each Person, if any, who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' and accountants' fees, disbursements and expenses, as incurred) (collectively, "Losses") incurred by such party arising out of or based upon (i) any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or (ii) any suit, claim, investigation, action or other proceeding before any Governmental Entity in connection with this Agreement or the consummation of the transactions contemplated hereby.

       (b) The Purchaser shall indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all Losses incurred by such party arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement.

   8.2. Method of Asserting Indemnification for Third Party Claims. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Article VIII except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all indemnified parties selected by such parties (which selection shall be reasonably satisfactory to the indemnifying party), in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 8.2. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

   8.3. Method of Asserting Indemnification for Other Claims. In the event any indemnified party should have a claim under Section 8.1 against the indemnifying party that does not involve a third party claim, the indemnified party shall deliver a written notification of a claim for indemnity under
Section 8.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the indemnifying party. The failure by any indemnified party to give the Indemnity Notice shall not impair such party's rights under Section
8.1 except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. If the indemnifying party notifies the indemnified party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the indemnified party within 30 calendar days (the "Dispute Period") whether the indemnifying party disputes the claim or the amount of the claim described in the Indemnity Notice, the Losses in the amount specified in the Indemnity Notice shall be conclusively deemed a liability of the indemnifying party under Section 8.1 and the indemnifying party shall pay the amount of such Losses to the indemnified party on demand.

   8.4. Limitations on Indemnification. (a) Notwithstanding any other provision of this Agreement, any and all indemnification claims relating to the matters expressly provided for in the Registration Rights Agreement shall be subject to, and shall be made in accordance with, the Registration Rights Agreement, rather than pursuant to this Article VIII.

       (b) Neither the Company nor the Purchaser shall have any obligation under this Article VIII to indemnify any Person for lost profits or for consequential, incidental, punitive or exemplary damages.

       (c) The indemnification provided in this Article VIII shall be the sole and exclusive remedy for monetary damages available to the Company and the Purchaser for matters for which indemnification is provided under this Article VIII.

                                  ARTICLE IX

                                 MISCELLANEOUS

   9.1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

   "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

   "beneficial owner" or "beneficially own," or any derivation of such terms, shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

   "Benefit Plans" shall mean the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, the ITC/\DeltaCom, Inc. Director Stock Option Plan, the ITC Holding Company, Inc. Amended and Restated Stock Option Plan, the ITC Holding Company, Inc. NonEmployee Director Stock Option Plan, the ITC/\DeltaCom, Inc. Employee Profit Sharing & 401(k) Plan and each stock option, stock incentive or other employee benefit plan of the Company or any Subsidiary of the Company that is approved by the Company Board from and after the date of this Agreement.

   "Business Day" shall mean any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in New York City, New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

   "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

   "Change of Control Test" shall mean the calculation of the voting power of the Voting Stock as set forth in Schedule 9.1.1.

   "Commitment Period" shall mean the period (i) commencing on the earlier to occur of (x) the 45th day after the Initial Closing Date and (y) June 15, 2001 and (ii) expiring on the earliest to occur of (a) the date on which the Purchaser shall have purchased Preferred Shares and Warrants pursuant to
Section 1.1(c) for an aggregate purchase price equal to the Commitment Amount,
(b) the date this Agreement is terminated pursuant to Section 7.1 and (c) the first anniversary of the Initial Closing Date.

   "Company Board" shall mean the Board of Directors of the Company.

   "Company Stockholder Approval" shall mean any authorization or approval of the issuance, sale, conversion or exercise of the Preferred Shares and the Warrants, or the exercise of the voting rights of the Preferred Shares, the Conversion Shares or the Warrant Shares, that is required to be obtained from the Company's stockholders pursuant to the Nasdaq Marketplace Rules.

   "Confidential Information" shall mean technical and business information relating to the Company's intellectual property rights, trade secret processes or devices, techniques, data, formula, inventions (whether or not patentable) or products, research and development (including research subjects, methods and results), production, manufacturing and engineering processes, computer software, costs, profit or margin information, pricing policies, confidential market information, finances, customers, distribution, sales, marketing and production and future business plans and any other information of a "confidential" nature, specifically including any information that is identified orally or in writing by the Company to be confidential, or that the Purchaser should reasonably understand under the circumstances to be a trade secret or information of a similar nature, provided, that Confidential Information shall not include any such information which (i) was in the public domain on the date hereof or comes into the public domain other than through the fault or negligence of the Purchaser, (ii) was lawfully obtained by the Purchaser from a third party without breach of this Agreement and otherwise not in violation of the Company's rights, (iii) was known to the Purchaser at the time of disclosure of such Confidential Information to the Purchaser by the Company, provided that the Purchaser was not, at such time, subject to any confidentiality obligation with respect thereto, or (iv) was independently developed by the Purchaser without making use of any Confidential Information.

   "Convertible Notes" shall mean the 4 1/2% Convertible Subordinated Notes due 2006 of the Company.

   "Convertible Securities" shall mean any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock.

   "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended, or any successor statute, in each case as the same shall be in effect at the time.

   "Draw Down" shall mean each occasion on which the Company elects to exercise its right to tender a Draw Down Notice requiring the Purchaser to purchase, subject to the terms and conditions of this Agreement, the (i) number of Preferred Shares specified in such Draw Down Notice (subject to the limitations set forth in Section 1.1) and (ii) the related Warrants which the Purchaser shall be entitled to receive pursuant to Section 1.1.

   "Draw Down Notice" shall mean a notice to the Purchaser which shall be given at least 30 days prior to the applicable Draw Down Closing Date and shall set forth the aggregate number of Preferred Shares and Warrants that the Purchaser shall become obligated to purchase pursuant to a Draw Down.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.


   "Existing Stockholder" shall have the meaning set forth in the Indentures and the Senior Credit Agreement.

   "Existing Stockholder Investment" shall mean the purchase of Preferred Shares and Warrants at any Closing by an Existing Stockholder; provided that such Existing Stockholder shall have received an opinion of counsel to the Company, reasonably satisfactory to such Existing Stockholder, on or before the date of such Closing, to the effect that the ultimate beneficial ownership by such Existing Stockholder of more than 35% of the total voting power of the outstanding Voting Stock on a fully diluted basis, as calculated pursuant to the Change of Control Test, would not result in a change of control of the Company for purposes of the definitions of "Change of Control" set forth in the Indentures or the Senior Credit Agreement.

   "Governmental Entity" shall mean any supranational, or United States or foreign national, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

   "Indentures" shall mean (i) the Indenture, dated as of June 3, 1997, as amended from time to time, between the Company and United States Trust Company of New York, as Trustee; (ii) the Indenture, dated as of March 3, 1998, as amended from time to time, between the Company and United States Trust Company of New York, as Trustee; and (iii) the Indenture, dated as of November 5, 1998, as amended from time to time, between the Company and United States Trust Company of New York, as Trustee.

   "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

   "Knowledge " with respect to the Company, shall mean the actual knowledge of Andrew M. Walker, Douglas A. Shumate and J. Thomas Mullis.

   "Laws" shall mean all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, and decrees.

   "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole.

   "Maximum Draw Down Amount" shall mean, as of the date of determination, the lesser of (i) the portion of the Commitment Amount outstanding as of such date of determination and (ii) $30,000,000.

   "Minimum Draw Down Amount" shall mean, as of the date of determination, the lesser of (i) the portion of the Commitment Amount outstanding as of such date of determination and (ii) $10,000,000.

   "Net Proceeds" shall mean the cash consideration received by the Company for the issuance and sale of Qualifying Debt Securities or Qualifying Equity Securities after deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Company in connection with such issuance and sale.

   "Options" shall mean any warrants, rights or options to purchase Common Stock or Convertible Securities.

   "Order" shall mean any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

   "Ownership Group" shall mean a "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act.

   "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

   "Qualified Investor" shall mean either (i) a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act) or (ii) a large institutional "accredited investor" (within the meaning of Rule 501(a) under the Securities Act) of the type referred to in the SEC no-action letter captioned Black Box Incorporated (avail. June 26, 1990). For purposes of the second paragraph of Section 1.1(b) and Section 9.6, the total number of large institutional accredited investors referred to in clause (ii) above that may purchase Securities shall not exceed three (or two, if Holding is not a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act).

   "Qualifying Debt Securities" shall mean (i) any debt securities of the Company and (ii) any equity securities of the Company the terms of which require the Company to pay cash dividends.

   "Qualifying Equity Securities" shall mean any Common Stock or other equity securities of the Company, except for equity securities referred to in clause
(ii) of the definition of Qualifying Debt Securities and equity securities that are issued or issuable (i) upon the grant or conversion or exercise of any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the Initial Closing Date pursuant to this Agreement and the other Transaction Documents or otherwise (including the Warrants, the Series B Preferred Stock, the Series A Preferred Stock, the Convertible Notes and any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the date of this Agreement under any Benefit Plan) or (ii) upon the grant or conversion or exercise of any Capital Stock, Options or Convertible Securities which may be issued or granted after the date of this Agreement under any Benefit Plan.

   "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

   "Senior Credit Agreement" means the Credit Agreement, dated as of April 5, 2000, as amended from time to time, among the Company, as Parent, Interstate FiberNet, Inc., as Borrower, the Subsidiary Guarantors named therein, the Initial Lenders named therein, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Bank of America, N.A., as Syndication Agent, and Goldman Sachs Credit Partners L.P., as Documentation Agent.

   "Series A Holder Approval" means the approval of each Series B Certificate of Designation and the issuance of the Preferred Shares by the holders of the Series A Preferred Stock in accordance with the certificate of designation for the Series A Preferred Stock.

   "Subsidiary" shall mean, as to the Company, each corporation, partnership or other entity of which shares of Capital Stock or other equity interests having ordinary voting power (other than Capital Stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by the Company, in each case as listed on Schedule 9.1.2.

   "Transaction Documents" shall mean this Agreement, each Series B Certificate of Designation, the Warrants and the Registration Rights Agreement.

   "Voting Stock" shall mean the capital stock of the Company defined as "Voting Stock" in the Indentures and the Senior Credit Agreement.

   9.2. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement or in any writing delivered by any party in connection herewith shall survive the transactions contemplated by this Agreement to be consummated at a Closing (regardless of any investigation, inquiry, or examination made by any party or on its behalf or any knowledge of any party or the acceptance by any party of any certificate or opinion) for a period of two years following each such Closing, except for representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.12, 2.13, 2.14, 3.1, 3.2,
3.3, 3.4, 3.5, 3.6, 3.8, 3.9 and 3.12, which shall survive until the expiration of the applicable statute of limitations for any claims relating thereto.

   9.3. Fees and Expenses. The Company shall be responsible for the payment of
(i) the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses (collectively, the "Fees and Expenses") incurred by the Company in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the payment of the reasonable Fees and Expenses of Holding (including the fees and expenses of its financial adviser up to the amount set forth on Exhibit 9.3) incurred by Holding in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and (iii) the payment of the reasonable Fees and Expenses of any Permitted Assignees pursuant to Section 9.6 (up to an aggregate amount for all such Permitted Assignees as set forth on Exhibit 9.3) incurred by such Permitted Assignees in connection with any assignment by Holding pursuant to Section 9.6, except, in each case, to the extent expressly set forth in this Agreement and the other Transaction Documents.

   9.4. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

   9.5. Restrictive Legends. (a) Each certificate representing any of the Preferred Shares shall bear a legend in substantially the following form:

  THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE REDEEMABLE AS PROVIDED IN THE CERTIFICATE OF DESIGNATION AND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE CONVERTIBLE INTO THE COMPANY'S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF DESIGNATION.

   (b) Each certificate representing any of the Preferred Shares, Conversion Shares or Warrant Shares shall bear legends in substantially the following form:

  THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. AS REQUIRED UNDER DELAWARE LAW, THE COMPANY SHALL FURNISH TO ANY

  HOLDER UPON REQUEST AND WITHOUT CHARGE A FULL SUMMARY STATEMENT OF THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE COMPANY SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE COMPANY.

  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF AN INVESTMENT AGREEMENT DATED AS OF FEBRUARY 27, 2001, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE COMPANY. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY.

   The second legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities transferred in any Transfer permitted by the terms of this Agreement with respect to which the provisions of this Agreement provide that the transferee of such Securities shall not be subject to the restrictions of this Agreement.

   In addition, certificates representing any of the Preferred Shares, Conversion Shares or Warrant Shares issued in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, or as to which the subsequent transfer or disposition of such Securities shall require registration or qualification thereof under the Securities Act or applicable state securities laws, shall bear a legend in substantially the following form:

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OR SUCH LAWS. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

   The legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities with respect to which the Company has received an opinion from counsel to the Purchaser, in form and substance and from counsel reasonably satisfactory to the Company (which opinion shall be in addition to any opinion required to be provided pursuant to
Section 3.5), to the effect that the subsequent transfer or other disposition of such Securities shall not require registration under the Securities Act.

   (c) Each certificate representing any of the Preferred Shares issued prior to the applicable Separation Date shall also bear a legend in substantially the following form:

  THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART
  OF AN ISSUANCE OF                SHARES OF SERIES B-   CUMULATIVE
  CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF ITC/\DELTACOM, INC. AND WARRANTS INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE
               SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF
  ITC/\DELTACOM, INC. PRIOR TO THE CLOSE OF BUSINESS ON                    ,
  THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED SEPARATELY FROM, BUT MAY BE TRANSFERRED ONLY TOGETHER WITH, SUCH WARRANTS.

   (d) Each Warrant shall bear legends substantially in the form of the legends set forth in the form of Warrant attached hereto as Exhibit 1.4. Each Warrant issued prior to the applicable Separation Date shall also bear a legend in substantially the following form:

  THIS WARRANT WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF
  SHARES OF SERIES B-   CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE
  $.01 PER SHARE (THE "SERIES B PREFERRED STOCK"), OF ITC/\DELTACOM, INC. AND WARRANTS INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE
  SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF ITC/\DELTACOM, INC.
  PRIOR TO THE CLOSE OF BUSINESS ON                 , THIS WARRANT MAY NOT BE
  TRANSFERRED SEPARATELY FROM, BUT MAY BE TRANSFERRED ONLY TOGETHER WITH, SUCH SERIES B PREFERRED STOCK.

   (e) The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent with respect to the certificates for the Securities.

   9.6. Successors and Assigns. Except as otherwise expressly provided herein,
(i) all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, and
(ii) no party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of each other party to this Agreement. Notwithstanding the foregoing, but subject to the last sentence of this Section 9.6 and Exhibit 9.6, Holding, without the prior written consent of the Company, may assign to other Persons (each, a "Permitted Assignee") its rights to purchase Preferred Shares and Warrants at any and all Closings and its related obligations, provided that as a condition to the effectiveness of any such assignment, the Permitted Assignee shall (i) be a Qualified Investor, (ii) execute a counterpart signature page to this Agreement, (iii) agree to be deemed a "Purchaser" bound by this Agreement (including all of the terms, conditions and covenants of this Agreement that are applicable to the Purchaser and to Securities held by the Purchaser) and
(iv) agree to have made all of the representations and warranties of Holding set forth in this Agreement (excluding the representations and warranties set forth in Sections 3.6 and 3.14) and represent and warrant that it is a Qualified Investor. An assignment by Holding pursuant to the foregoing sentence, (i) shall not relieve Holding of its obligation under the first paragraph of Section 1.1(b) to purchase on the Initial Closing Date the 30,000 Preferred Shares and related Warrants referred to in such paragraph and (ii) except as provided in the immediately preceding clause (i), shall relieve Holding of its obligations under this Agreement to purchase the Preferred Shares and Warrants agreed to be purchased by the Permitted Assignee only if the Permitted Assignee shall be, and shall furnish Holding and the Company with information that establishes that it is, an entity with total assets of at least $250 million. In addition, in the event that the Company sells Preferred Shares and Warrants to one or more other Persons at the Initial Closing pursuant to the second paragraph of Section 1.1(b), each such other Person shall (i) execute a counterpart signature page to this Agreement, (ii) agree to be deemed a "Purchaser" bound by this Agreement (including all of the terms, conditions and covenants of this Agreement that are applicable to the Purchaser and to Securities held by the Purchaser) and (iii) agree to have made all of the representations and warranties of the Purchaser set forth in this Agreement (excluding the representations and warranties set forth in Sections 3.6 and 3.14) and, subject to Exhibit 9.6, represent and warrant that it is a Qualified Investor. The rights and obligations of Holding in Sections 4.15 and 9.3 and in this Section 9.6 shall not be assignable or otherwise transferable by Holding without the prior written consent of the Company.

   9.7. Inspections; No Other Representations. The Purchaser is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it deems necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. The Purchaser agrees to accept the Preferred Shares and Warrants based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf or imputed to the Company, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Purchaser acknowledges that the Company makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to the Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and the Subsidiaries except as expressly set forth in this Agreement.

   9.8. Entire Agreement. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

   9.9. Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when
(i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, or (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

     (i) if to the Company, to:

           ITC/\DeltaCom, Inc.
           4092 South Memorial Parkway
           Huntsville, Alabama 35802
           Telecopy No.: (256) 382-3936
           Attention: J. Thomas Mullis, Esq.
                  Senior Vice President, General Counsel and Secretary

     (ii) if to the Purchaser, to:

           ITC Holding Company, Inc.
           3300 20th Avenue
           Valley, Alabama 36854
           Telecopy No.: (334) 768-5067
           Attention: Kimberly E. Thompson, Esq.
                  Senior Vice President, General Counsel and Secretary

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices, demands, requests, consents or other communications required or desired to be delivered to any permitted transferee of the Purchaser having rights or obligations pursuant to this Agreement shall be addressed to such Person at the address and/or to the attention of such person as such Person shall designate by written notice to the Company.

   9.10. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

   9.11. Amendments; Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given
(i) prior to the Initial Closing Date, without the written consent thereto of the Company and Holding or (ii) after the Initial Closing Date, without the written consent thereto of the Company and the Purchasers holding a majority of the outstanding Preferred Shares held by all Purchasers; provided that any Purchaser holding Preferred Shares representing a specified minimum investment under this Agreement to be mutually agreed upon by the Company and Holding prior to the Initial Closing Date shall be required to consent to any such amendment, modification or supplement, or to consent to any such waiver or departure from the provisions hereof, after the Initial Closing Date. Notwithstanding the foregoing, a waiver of or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a particular Purchaser and that does not directly or indirectly affect the rights of any other Purchaser may be given solely by the Company and such affected Purchaser; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Purchaser thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9.11.

   9.12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

   9.13. Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

   9.14. References. When a reference is made in this Agreement or any other Transaction Document to a Section, Exhibit or Schedule, such reference shall be to a Section of or an Exhibit or a Schedule to this Agreement or such other Transaction Document, unless otherwise indicated.

   9.15. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

   9.16. Exclusive Jurisdiction; Venue. Any process against the Company or the Purchaser in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, may be served personally or by certified mail pursuant to the notice provision set forth in Section 9.9 with the same effect as though served on it personally. Each of the Company and the Purchaser hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts of the State of Delaware and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Delaware or the United States. Without limiting the other remedies, this Agreement shall be enforceable by specific performance. Each of the foregoing parties hereby irrevocably designates RL&F Service Corp. (the "Process Agent"), with offices at the date hereof at One Rodney Square, 920 King Street, Wilmington, Delaware, 19899, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Delaware in any legal action or proceedings with respect to this Agreement and the transactions contemplated hereby, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to the other party in accordance with the notice provision set forth in Section 9.9. Each party shall take all such action as may be necessary to continue such appointment in full force and effect or to appoint another agent, who will thereafter be referred to herein as the "Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Delaware.

   9.17. Waiver of Jury Trial. The Company and the Purchaser hereby waive any right they may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction Documents.

   9.18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

   9.19. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                          Company:

                                          ITC/\DeltaCom, Inc.

                                          By: /s/ Andrew M. Walker

                                          Name: Andrew M. Walker

                                          Title: Vice Chairman, CEO and
                                           President

                                          Purchaser:

                                          ITC Holding Company, Inc.

                                          By: /s/ Campbell B. Lanier, III

                                          Name: Campbell B. Lanier, III

                                          Title: Chairman and CEO

                             TABLE OF DEFINED TERMS

                                                                   Definition
Term                                                                Location
----                                                              ------------
Affiliate........................................................ Section 8.1
Agreement........................................................ Preamble
Applicable Conversion Price...................................... Section 1.5
Balance Sheet Date............................................... Section 2.5
beneficial owner and beneficially own............................ Section 9.1
Benefit Plans.................................................... Section 9.1
Business Day..................................................... Section 9.1
Capital Stock.................................................... Section 9.1
Change of Control Test........................................... Section 9.1
Closing.......................................................... Section 1.3(c)
Closings......................................................... Section 1.3(c)
Closing Date..................................................... Section 1.3(c)
Commitment Amount................................................ Section 1.1(c)
Commitment Period................................................ Section 9.1
Commitments...................................................... Section 2.10
Common Stock..................................................... Recitals
Company.......................................................... Preamble
Company Board.................................................... Section 9.1
Company Disclosure Schedule...................................... Article II
Company Stockholder Approval..................................... Section 9.1
Confidential Information......................................... Section 9.1
Consents, Approvals and Filings.................................. Section 2.8
Convertible Notes................................................ Section 9.1
Convertible Securities........................................... Section 9.1
Conversion Shares................................................ Section 2.2
Delaware Secretary of State...................................... Section 2.8
DGCL............................................................. Section 9.1
Dispute Period................................................... Section 8.3
Draw Down........................................................ Section 9.1
Draw Down Closing................................................ Section 1.3(c)
Draw Down Closing Date........................................... Section 1.3(c)
Draw Down Notice................................................. Section 9.1
Encumbrances..................................................... Section 2.1(b)
Exchange Act..................................................... Section 9.1
Existing Stockholder............................................. Section 9.1
Existing Stockholder Investment.................................. Section 9.1
Fees and Expenses................................................ Section 9.3
GAAP............................................................. Section 2.5
Governmental Entity.............................................. Section 9.1
Holding.......................................................... Section 1.1(b)
HSR Act.......................................................... Section 9.1
Indemnity Notice................................................. Section 8.3
Indentures....................................................... Section 9.1
Initial Closing.................................................. Section 1.2
Initial Closing Date............................................. Section 1.2
Initial Series B Conversion Price................................ Section 1.5
Investment Company............................................... Section 2.14
Investment Company Act........................................... Section 9.1

                                                                   Definition
Term                                                                Location
----                                                              ------------
Knowledge........................................................ Section 9.1
Laws............................................................. Section 9.1
Licenses......................................................... Section 2.9(b)
Litigation....................................................... Section 2.7(a)
Losses........................................................... Section 8.1(a)
Market Prices.................................................... Section 1.5
Material Adverse Effect.......................................... Section 9.1
Maximum Draw Down Amount......................................... Section 9.1
Minimum Draw Down Amount......................................... Section 9.1
Nasdaq Stock Market.............................................. Section 2.4(b)
Net Proceeds..................................................... Section 8.1
NMS.............................................................. Section 4.6
Options.......................................................... Section 9.1
Order............................................................ Section 9.1
Outside Date..................................................... Section 7.1(b)
Ownership Group.................................................. Section 9.1
Permitted Assignee............................................... Section 9.6
Person........................................................... Section 9.1
Preferred Shares................................................. Section 1.1(a)
Process Agent.................................................... Section 9.16
Purchaser........................................................ Preamble
Purchaser Disclosure Schedule.................................... Article III
Qualifying Debt Securities....................................... Section 9.1
Qualifying Equity Securities..................................... Section 9.1
Registration Rights Agreement.................................... Section 4.13
Rights........................................................... Section 2.3
SEC.............................................................. Section 2.4(a)
SEC Reports...................................................... Section 2.4(a)
Securities....................................................... Section 2.13
Securities Act................................................... Section 9.1
Senior Credit Agreement.......................................... Section 9.1
Separation Date.................................................. Section 5.3
Series A Preferred Stock......................................... Section 2.3
Series B Certificate of Designation.............................. Section 1.1(a)
Series B Preferred Stock......................................... Recitals
Shelf Registration Statement..................................... Section 4.15
Subsidiary....................................................... Section 9.1
Terminating Company Breach....................................... Section 7.1(c)
Terminating Purchaser Breach..................................... Section 7.1(b)
Transaction Documents............................................ Section 8.1
Transfer......................................................... Section 5.1
Voting Stock..................................................... Section 9.1
Warrant Shares................................................... Section 2.2
Warrants......................................................... Recitals

                                                                      APPENDIX C

                         REGISTRATION RIGHTS AGREEMENT

   REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of              ,
2001, is made among ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), ITC Holding Company, Inc., a Delaware corporation (the "Initial Purchaser"), and the other Holders from time to time hereunder.

                              W I T N E S S E T H:

   WHEREAS, in connection with the Investment Agreement, dated as of February 27, 2001, between the Company and the Initial Purchaser (as amended from time to time, the "Investment Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell (i) shares of multiple series of the Company's Series B cumulative convertible preferred stock and (ii) warrants to purchase shares of the Company's common stock; and

   WHEREAS, to induce the Initial Purchaser and the other Purchasers party from time to time to the Investment Agreement to execute and deliver the Investment Agreement, the Company has agreed to provide the Initial Purchaser, such other Purchasers and their respective transferees under the Investment Agreement with certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

   1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange
Act.

     "Blackout Period" has the meaning specified in Section 6(a).

     "Business Day" means a day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date on which any payment is due, any day which shall not be a legal holiday or a day on which banking institutions in New York City, New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

     "Common Stock" means the Company's common stock, par value $.01 per share.

     "Company" has the meaning specified in the first paragraph of this Agreement.

     "Conversion Shares" means, collectively, (i) the shares of Common Stock issued or issuable upon conversion of the Preferred Shares and (ii) any securities paid, issued or distributed in respect of any shares of Common Stock referred to in clause (i) by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

     "Draw Down Closing" means the closing of the issuance and sale of the Series B Preferred Stock and the Warrants by the Company on any Draw Down Closing Date pursuant to the Investment Agreement.

     "Draw-Down Shelf Registrable Securities" has the meaning specified in
Section 4(a)(2).

     "Draw-Down Shelf Registration Statement" means a Shelf Registration Statement relating to Draw-Down Shelf Registrable Securities.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

     "Excluded Registration" means a registration of Common Stock under the Securities Act pursuant to a registration statement filed (i) on Form S-4 or Form S-8 or any successor forms, (ii) in connection with an exchange offer or an offering of securities solely to existing stockholders of the Company or employees of the Company or its subsidiaries or (iii) in connection with an offering of Common Stock issuable upon the conversion or exercise of other securities.

     "Holder" means each Purchaser and, subject to Section 13, any other Person to which a Purchaser has transferred Registrable Securities and which has agreed to become bound by the provisions of this Agreement in accordance with
Section 13, but only so long as such Purchaser or other Person holds Registrable Securities.

     "Initial Closing Date" means the date on which the Series B Preferred Stock and the Warrants are first issued and sold by the Company pursuant to the Investment Agreement.

     "Initial Purchaser" has the meaning specified in the first paragraph of this Agreement.

     "Initial Shelf Registrable Securities" has the meaning specified in
Section 4(a)(1).

     "Initial Shelf Registration Statement" means a Shelf Registration Statement relating to the Initial Shelf Registrable Securities.

     "Initiating Holder" has the meaning specified in Section 3(a).

     "Investment Agreement" has the meaning specified in the recitals to this Agreement.

     "Losses" has the meaning specified in Section 10(a).

     "Majority of the Registrable Securities" means, as of any date of determination with respect to the designated Holders, a majority of the shares of Common Stock held by such Holders on an as-converted basis, with the Holders of Preferred Shares and Warrants deemed to be the Holders of the number of shares of Common Stock into which the Preferred Shares are or would be convertible or for which the Warrants are or would be exercisable as of such date of determination.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

     "PIK Dividends" means any shares of the Series B Preferred Stock that have been issued as dividends on shares of the Series B Preferred Stock.

     "Preferred Shares" means the outstanding Series B Preferred Stock, including the outstanding PIK Dividends.

   . "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Purchaser" means the Initial Purchaser and each other Person that becomes a party to the Investment Agreement as a "Purchaser" thereunder and that agrees in writing to become a Holder under this Agreement and to be bound by the provisions hereof in accordance with Section 13.

     "Registrable Securities" means, collectively, (i) the Preferred Shares,
(ii) the Warrants, (iii) the Conversion Shares and (iv) the Warrant Shares. Securities shall cease to be Registrable Securities in accordance with Section 2.

     "Registration Expenses" means any and all out-of-pocket expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or automated quotation system pursuant to Section 7(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, (vii) the reasonable fees and expenses of a single counsel for the Holders incurred in connection with the preparation and review of any Registration Statement, and (viii) out-of-pocket expenses for underwriters customarily paid by the issuer to the extent provided for in any underwriting agreement, but excluding (x) underwriting discounts and commissions, transfer taxes, if any, and documentary stamp taxes, if any, and
(y) any fees or disbursements of counsel to the Holders or any Holder, other than the fees and expenses set forth in clause (vii) above.

     "Registration Statement" means any registration statement of the Company referred to in Section 3 or 4, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

     "Registration Hold Period" means a Section 7(e) Period or a Section 7(l) Period.

     "Related Securities" means any securities of the Company similar or identical to any of the Registrable Securities, including, without limitation, the Common Stock and all other options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, Common Stock.

     "Requesting Holder" has the meaning specified in Section 3(a).

     "SEC" means the Securities and Exchange Commission.

     "Section 7(e) Period" has the meaning specified in Section 7(e).

     "Section 7(l) Period" has the meaning specified in Section 7(l).

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Act of 1933, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

     "Series B Preferred Stock" means, collectively, each series of preferred stock, par value $.01 per share, of the Company designated by the Company's
Board of Directors as "Series B-   Cumulative Convertible Preferred Stock"
which is issued pursuant to the Investment Agreement.

     "Shelf Registration" means the registration of Registrable Securities effected pursuant to Section 4.

     "Shelf Registration Statement" means a shelf registration statement of the Company filed pursuant to the provisions of Section 4 which covers the Initial Shelf Registrable Securities, the Draw-Down Shelf Registrable Securities or the Top-up Registrable Securities on an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. "Shelf Registration Statement" shall include the Initial Shelf Registration Statement, each Draw-Down Shelf Registration Statement and each Top-up Shelf Registration Statement.

     "Top-up Shelf Registrable Securities" means, as of any determination date,
(i) the outstanding PIK Dividends which are then Registrable Securities and
(ii) the Conversion Shares issued or issuable thereon.

     "Top-up Shelf Registration Statement" means a Shelf Registration Statement relating to Top-up Shelf Registrable Securities.

     "Underwritten Offering" means an underwritten offering in which securities of the Company are sold to an underwriter for reoffering to the public.

     "Warrant Shares" means, collectively, (i) the shares of Common Stock issued or issuable upon exercise of the Warrants and (ii) any securities paid, issued or distributed in respect of any such shares of Common Stock referred to in clause (i) by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

     "Warrants" means the warrants to purchase Common Stock issued and sold pursuant to the Investment Agreement and any warrants issued in exchange, substitution or replacement thereof.

   2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, any particular Registrable Securities shall cease to be Registrable Securities on the date and to the extent that (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities have been otherwise issued, transferred or disposed of, certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration or qualification of such securities under the Securities Act, (iv) all such Registrable Securities held by any Holder may be sold by such Holder without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, or (v) such Registrable Securities have ceased to be outstanding. Without limiting the generality of the foregoing, (a) Conversion Shares issued or issuable upon conversion of Preferred Shares shall cease to be Registrable Securities at the same time as such Preferred Shares cease to be Registrable Securities (other than solely because such Preferred Shares have ceased to be outstanding), so long as such Conversion Shares may then or upon issuance be transferred or disposed of by the holders thereof without restriction under the Securities Act, and (b) Warrant Shares shall cease to be Registrable Securities if the offering of the related Warrants has been registered on a Registration Statement and such Warrant Shares are issued pursuant to the cashless exercise provisions of such Warrants or the issuance of such Warrant Shares is effected upon exercise of the related Warrants pursuant to such Registration Statement, so long as such Warrant Shares may then be transferred or disposed of by the holders thereof without restriction under the Securities Act.

   3. Piggy-Back Registration Rights.

     (a) Whenever the Company shall propose to file a registration statement under the Securities Act relating to the public offering of Common Stock (other than in connection with an Excluded Registration) for the Company's own account or for the account of any holder of Common Stock who holds registration rights as of the date hereof (the "Initiating Holder") and on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company shall (i) give written notice at least 15 Business Days prior to the filing thereof to each Holder of Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such registration statement and advising such Holder of its right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and
(ii) at the written request of any such Holder given to the Company within 15 days after such Holder's receipt of written notice from the Company, include among the securities covered by such registration statement the number of Registrable Securities which such Holder (a "Requesting Holder") shall have requested be so included (subject, however, to reduction in accordance with paragraph (b) of this Section 3).

     (b) Each Holder of Registrable Securities wishing to participate in an offering pursuant to Section 3(a) may include shares of Common Stock in any Registration Statement relating to such offering to the extent that the inclusion of such shares of Common Stock shall not reduce the number of shares of Common Stock to be offered and sold by the Company or any Initiating Holder pursuant thereto. If the lead managing underwriter for an Underwritten Offering pursuant to Section 3(a) determines that marketing factors require a limitation on the number of shares of Common Stock to be offered and sold by Requesting Holders in such offering, there shall be included in such offering only that number of shares of Common Stock, if any, that such lead managing underwriter reasonably believes will not jeopardize the success of the offering of all of the shares of Common Stock that the Company wishes to sell for its own account or that the Initiating Holder desires to sell for its own account, as the case may be. In such event, the shares of Common Stock to be included in such offering shall consist of (i) first, the securities the Company or the Initiating Holder, as the case may be, proposes to sell, and (ii) second, the number, if any, of Registrable Securities requested to be included in such registration that, in the opinion of such lead managing underwriter can be sold without jeopardizing the success of the offering of all of the securities that the Company or the Initiating Holder, as the case may be, wishes to sell for its own account, such amount to be allocated on a pro rata basis among the Holders of Registrable Securities who have requested that their securities be so included based on the number of Registrable Securities that each Holder thereof has requested to be so included.

     (c) Nothing in this Section 3 shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

   4. Shelf Registration Statements.

     (a) Initial and Draw-Down Shelf Registration Statements.

      (1) The Company shall file the Initial Shelf Registration Statement with the SEC not later than (x) 180 days following the Initial Closing Date or (y) such later date as the Initial Purchaser shall designate in a written notice to the Company delivered not later than 150 days following the Initial Closing Date and from time to time thereafter in written notices to the Company delivered not later than 30 days before the filing date of the Initial Shelf Registration Statement designated in any such notice by the Initial Purchaser. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable after the filing date of the Initial Shelf Registration Statement. The Initial Shelf Registration Statement shall register the offering of the Registrable Securities that are outstanding immediately prior to the filing date of the Initial Shelf Registration Statement (collectively, the "Initial Shelf Registrable Securities"). The Company shall promptly notify the applicable Holders of the date and time of declaration of effectiveness of the Initial Shelf Registration Statement.

      (2) The Company shall file a Draw-Down Shelf Registration Statement with the SEC not later than 30 days following each Draw Down Closing that takes place after the effective date of the Initial Shelf Registration Statement, and shall use its reasonable best efforts to cause such Draw-Down Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter. Each Draw-Down

Shelf Registration Statement shall register the offering of the Registrable Securities that are outstanding immediately prior to the filing date of such Draw-Down Shelf Registration Statement and that have not been registered pursuant to any previous Registration Statement (collectively, the "Draw-Down Shelf Registrable Securities"). The Company shall promptly notify the applicable Holders of the date and time of declaration of effectiveness of each Draw-Down Shelf Registration Statement.

     (b) Top-up Shelf Registration Statements.

      (1) On or before March 31 of each year, beginning on March 31, 2003, the Company shall file a Top-up Shelf Registration Statement with the SEC registering the offering of all Top-up Shelf Registrable Securities that are outstanding immediately prior to such filing date and that have not been registered pursuant to any previous Registration Statement, and shall use its reasonable best efforts to cause such Top-up Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter. The Company shall promptly notify the applicable Holders of the date and time of declaration of effectiveness of each Top-up Shelf Registration Statement.

      (2) The holders of a majority of the then outstanding Top-up Shelf Registrable Securities that have not been registered pursuant to any previous Registration Statement shall have the right to make one request, in writing, at any date beginning after January 1, 2002, for the Company to file a Top-up Shelf Registration Statement with the SEC registering the offering of some or all of the then outstanding Top-up Shelf Registrable Securities that have not been registered pursuant to any previous Registration Statement. The Company shall file such Top-up Shelf Registration Statement with the SEC not later than 30 Business Days following its receipt of such request and shall use its reasonable best efforts to cause such Top-up Registration Statement to be declared effective by the SEC as soon as reasonably practicable thereafter. Within ten Business Days following receipt of such request, the Company shall give written notice to each Holder of such Top-up Shelf Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such Top-up Shelf Registration Statement and advising such Holder of its right to have any or all of such Top-up Shelf Registrable Securities then held by such Holder included among the securities to be covered thereby. At the written request of any such Holder given to the Company within 15 Business Days after such Holder's receipt of written notice from the Company, the Company shall include among the securities covered by such registration statement the number of such Top-up Shelf Registrable Securities which such Holder shall have requested be so included.

   5. Selection of Underwriters. In connection with any Underwritten Offering pursuant to a Shelf Registration Statement, the Company shall have the right to select a lead managing underwriter or underwriters to administer such offering, which lead managing underwriter or underwriters shall be reasonably satisfactory to the Holders holding a majority of the Registrable Securities to be included in such Registration Statement; provided, however, that the Holders holding a majority of the Registrable Securities to be included in such Registration Statement shall have the right to select a co-managing underwriter or underwriters for such offering, which co-managing underwriter or underwriters shall be reasonably satisfactory to the Company.

   6. Blackout Periods; Holdback.

     (a) If the Company determines that the registration and distribution of Registrable Securities (i) would materially impede, delay, interfere with or otherwise adversely affect any pending financing, registration of securities, acquisition, corporate reorganization or other significant transaction involving the Company or (ii) would require disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential, as determined by the Company's Board of Directors in good faith, the Company shall promptly give the Holders notice of such determination and shall be entitled to postpone the filing or effectiveness of a Registration Statement, or to suspend the use of an effective Registration Statement, for the shortest period of time reasonably required, but in any event not to exceed 90 days with respect to matters covered by clause (i) above, and not to exceed 30 days with respect to matters covered by clause (ii) above (each such period, a "Blackout Period"); provided that a Blackout Period pursuant to clause (i) above with respect to a registration of securities proposed by the Company may, at the election of the Company, commence on the date that is 30 days prior to the date the Company in good faith estimates will be the date of filing of such registration and end no later than the earlier of (x) the date (following the effective date) specified in the form of underwriting agreement relating to such registration during which the Company shall be prohibited from selling, offering or otherwise disposing of Common Stock and (y) the 90th day after the commencement of such Blackout Period; provided further, that the Company shall not be entitled to obtain deferrals under this Section 6(a) for more than an aggregate of 90 days in any 12-month period. The Company shall promptly notify each Holder of the expiration or earlier termination of a Blackout Period.

     (b) If requested by the managing underwriter of any offering of securities of the Company registered under the Securities Act, each Holder shall not, and shall ensure that its Affiliates do not, directly or indirectly, sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, warrant or right to purchase, or otherwise dispose of or transfer, or enter into any swap or other agreement or any arrangement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership in, any Registrable Securities or Related Securities held by such Holder or such Holder's Affiliates during the 90 days following the effective date of a registration statement of the Company filed under the Securities Act, except for Registrable Securities included in such registration. If requested, each Holder shall enter, and shall ensure that all Affiliates of such Holder holding Registrable Securities or Related Securities enter, into a lock-up agreement with the applicable underwriters that is consistent with the agreement in the preceding sentence.

     (c) Notwithstanding any provision of Section 6(a) or 6(b), the cumulative period of any deferrals pursuant to Section 6(a) and the period of any holdback pursuant to Section 6(b) shall not exceed, in the aggregate, 90 days in any 12-month period.

   7. Registration Procedures. In connection with the registration obligations of the Company under Sections 3 and 4, the Company shall:

     (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use reasonable best efforts to cause such Registration Statement to become and remain effective;

     (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective (i) in the case of an Underwritten Offering, until each underwriter has completed the distribution of all securities purchased by it, and (ii) in the case of any other registration, until the Registrable Securities covered thereby cease to be Registrable Securities, and cause the Prospectus as so amended and supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise use reasonable best efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as is specified in clause (i) or (ii) above, as the case may be;

     (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto, any Prospectus or Prospectus supplement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in Section 8(b)) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

     (d) use reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and to do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

     (e) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the applicable period referred to in Section 7(b), that the Company has become aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of the material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the period during which the Holders are required in such case pursuant to Section 8(b) to refrain from effecting public sales or distributions of Registrable Securities being referred to as a "Section 7(e) Period"), and prepare and furnish to such Holder, as soon as reasonably practicable, a reasonable number of copies of an amendment to such Registration Statement or supplement to such related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time,

      (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the Registration Statement or such post-effective amendment has become effective;

      (ii) of the issuance by the SEC of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation of any proceedings for such purposes; and

      (iii) of the receipt of the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

     (g) make available to its stockholders an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 7(g) if it has complied with Rule 158 under the Securities Act;

     (h) use reasonable best efforts (i) to cause all Conversion Shares and Warrant Shares covered by such Registration Statement to be listed on any securities exchange or automated quotation system on which the Common Stock is then listed, if such Conversion Shares and Warrant Shares are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, (ii) to provide a transfer agent and registrar for Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement and (iii) prepare and file with the SEC, within the time period specified by Section 12(g) of the Exchange Act, a Registration Statement on Form 8-A registering the Preferred Shares and the Warrants if such filing is required pursuant to Section 12(g) of the Exchange Act;

     (i) if the registration involves an Underwritten Offering, enter into a customary underwriting agreement and in connection therewith:

      (i) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in comparable Underwritten Offerings;

      (ii) use reasonable best efforts to obtain opinions of counsel to the Company (in form, scope and substance reasonably satisfactory to the managing underwriters), addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable Underwritten Offerings;

      (iii) use reasonable best efforts to obtain "cold comfort" letters and bring-downs thereof from the Company's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with Underwritten Offerings; and

      (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with any customary conditions contained in the underwriting agreement;

     (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders may request;

     (k) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters and the Holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (l) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in an Underwritten Offering, cause appropriate representatives of the Company to participate in any "road shows" or similar marketing activities;

     (m) in the event of the issuance of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use reasonable best efforts promptly to obtain the withdrawal of such stop order or other order, and the period for which the Registration Statement shall be kept effective shall be extended by a number of days equal to the number of days between the issuance and withdrawal of any stop order or other order (a "Section 7(l) Period"); and

     (n) disclose in each Registration Statement that, pursuant to Rule 416 under the Securities Act, such Registration Statement shall register the offering of an indeterminate number of shares of Common Stock which may become issuable pursuant to the antidilution provisions of the Preferred Shares and the Warrants.

   8. Agreements of Holders.

     (a) As a condition to the Company's obligation under this Agreement to cause Registrable Securities of any Holder to be included in a Registration Statement, such Holder shall timely provide the Company with all of the information required to be provided in the Registration Statement with respect to such Holder pursuant to Items 507 and 508 of Regulation S-K under the Securities Act or as otherwise may reasonably be required by the Company in connection with the Registration Statement.

     (b) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of Registrable Securities made by such Holder pursuant to the Registration Statement. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e) or Section 7(l), each Holder of Registrable Securities shall forthwith discontinue the disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e) or the withdrawal of any stop order or other order referred to in Section 7(l), and, if so directed by the Company, shall deliver to the Company all copies, other than permanent files copies then in such Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

     (c) To the extent required by the Securities Act or rules or regulations thereunder, as reasonably determined by the Company, a Holder shall consent to disclosure in any Registration Statement to the effect that such Holder is or may be deemed to be an underwriter for purposes of the Securities Act in connection with the offering of Registrable Securities of such Holder included in such Registration Statement.

     (d) Each Holder shall comply, and shall cause its Affiliates to comply, with Regulation M under the Exchange Act in connection with the offer and sale of Registrable Securities made by such Holder pursuant to any Registration Statement. Each Holder shall use its commercially reasonable efforts to provide the Company with such information about such Holder's offer and sale of Registrable Securities pursuant to any Registration Statement as the Company shall reasonably require to enable it and its Affiliates to comply with Regulation M under the Exchange Act in connection with any such offer and sale.

   9. Registration Expenses. The Company shall pay all Registration Expenses in connection with all registrations pursuant to this Agreement. In connection with all such registrations, each Holder shall pay all underwriting discounts and commissions, all transfer taxes, if any, all documentary stamp taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement, and all fees and expenses of counsel to such Holder except as provided in clause (vii) of the definition of Registration Expenses.

   10.  Indemnification; Contribution.

     (a) The Company shall indemnify and hold harmless each Holder of Registrable Securities and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses, as incurred) (collectively, "Losses") incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in the light of the circumstances then existing) not misleading, except in each case insofar as such statements or omissions arise out of or are based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel expressly for use therein, (ii) the use of any Prospectus after such time as the obligation of the Company to keep effective the Registration Statement of which such Prospectus forms a part has expired or (iii) the use of any Prospectus after such time as the Company has advised the Holders that the filing of an amendment or supplement thereto is required, except such Prospectus as so amended or supplemented. Notwithstanding the foregoing provisions of this Section 10(a), the Company shall not be liable to any Holder or to any Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) under the indemnity agreement in this Section 10(a) for any Losses that arise out of or are based upon any of the matters specified in clause (ii) or (iii) of the immediately preceding sentence or that arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus if either (i) (A) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the Person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (ii) (x) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus, as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the Person asserting the claim from which such Losses arise.

     (b) In connection with any Registration Statement filed pursuant hereto, each Holder of Registrable Securities to be covered thereby shall, jointly and severally with all other Holders that are Affiliates of such Holder (and, otherwise, severally and not jointly with any other Holders), indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and all other Holders against all Losses incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in case of a Prospectus or preliminary Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such Losses that is equal to the proportion that the net proceeds from the sale of Registrable Securities sold by such Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

     (c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 10 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of Registrable Securities who are indemnified parties, selected by the Holders of a majority of the Registrable Securities who are indemnified parties (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between an indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel, provided that the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of Registrable Securities who are indemnified parties (the selection of which counsel by such Holders of a majority of such Registrable Securities shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 10. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

     (d) If the indemnification from the indemnifying party provided for in this Section 10 is unavailable to an indemnified party hereunder in respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such Losses that is equal to the proportion that the net proceeds from the sale of Registrable Securities sold by such Holder under a Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the consideration referred to in this Section 10(d). If indemnification is available under this Section 10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 10(a) or 10(b), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 10(d).

     (e) The provisions of this Section 10 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

   11. Participation in Underwritten Offerings. No Holder of Registrable Securities may participate in any Underwritten Offering pursuant to this Agreement unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

   12. Reports Under the Exchange Act. For so long as any Registrable Securities remain outstanding, the Company shall use reasonable best efforts to file with the SEC in a timely manner all reports required to be filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and shall furnish to any Holder, promptly upon request by such Holder, a written statement by the Company as to whether it has complied with the current public information requirements of Rule 144(c) under the Securities Act.

   13. Assignment of Registration Rights. The right to cause the Company to register Registrable Securities pursuant to Section 3 may be assigned (but only with all related obligations hereunder) by any Purchaser in connection with a transfer to any transferee of the Registrable Securities permitted under the Investment Agreement and the terms of the Preferred Shares and the Warrants who, after such transfer, holds at least 5% of the then-outstanding Registrable Securities, provided that such assignment of rights under this Agreement shall be effective only if (i) immediately thereafter the further disposition of such securities by such transferee is restricted under the Securities Act and (ii) such transferee agrees in writing to become a Holder under this Agreement and to be bound by the provisions hereof. The right to cause the Company to register Registrable Securities pursuant to Section 4 may be assigned (but only with all related obligations hereunder) by any Purchaser in connection with a transfer to any transferee of the Registrable Securities permitted under the Investment Agreement and the terms of the Preferred Shares and the Warrants, provided that such assignment of rights under this Agreement shall be effective only if (i) immediately thereafter the further disposition of such securities by such transferee is restricted under the Securities Act and (ii) such transferee agrees in writing to become a Holder under this Agreement and to be bound by the provisions hereof. If a Holder transfers Registrable Securities in connection with the immediately preceding sentence, the Company agrees promptly to amend any Shelf Registration Statement or to file a supplement to the Prospectus included therein to disclose that any transferee referred to in such sentence is a Holder of Registrable Securities.

   14. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, any Holder and any successor, permitted assign, heir and legal representative thereof; provided, however, that, except as provided in Section 13, this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder, and any such purported assignment shall be null and void. Except to the extent provided in Section 10, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, the Holders and their respective successors, permitted assigns, heirs and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement.

   15. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent thereto of Holders of a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 15, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

   16. Notices. All notices and other communications given or made pursuant hereto, unless otherwise specified, shall be in writing and shall be deemed to be effectively given as follows: (i) upon personal delivery to the party to be notified; (ii) when sent by facsimile, if sent during normal business hours of the recipient and if not, then on the next Business Day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten days prior to the effectiveness of such notice:

   If to the Company:

       ITC/\DeltaCom, Inc.
       4092 South Memorial Parkway
       Huntsville, Alabama 35802
       Attn: General Counsel
       Tel.: (256) 382-3900
       Fax: (256) 382-3932

   If to Initial Purchaser:

       ITC Holding Company, Inc.
       3300 20th Avenue
       Valley, Alabama 36854
       Attn: General Counsel
       Tel.: (334) 768-9482
       Fax: (334) 768-5067

   Any Person who becomes a Holder shall provide its address and facsimile transmission number to the Company, which shall promptly provide such information to each other Holder.

   17. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

   18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

   19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

   20. Termination. This Agreement shall terminate with respect to any Holder when such Holder no longer holds any Registrable Securities, except for any liabilities or obligations under Sections 9 and 10, which shall remain in effect in accordance with their terms. No termination of any provision of this Agreement shall relieve any party of any liability for any breach of such provision occurring prior to such termination.

   21. Entire Agreement. This Agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Investment Agreement and in the instruments authorizing or evidencing the Preferred Shares and the Warrants, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

   22. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

   23. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                            [Signature page follows]

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

                                          ITC/\DELTACOM, INC.

                                          By:
                                             ---------------------------------
                                            Name:
                                            Title:

                                          ITC HOLDING COMPANY, INC.

                                          By:
                                             ---------------------------------
                                            Name:
                                            Title:

                                                                      APPENDIX D

                               ITC/\DELTACOM, INC.

           CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND
           RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
          OF SERIES B-[  ] CUMULATIVE CONVERTIBLE PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

   ITC/\DeltaCom, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by the Corporation's Restated
Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors is authorized to issue preferred stock of the Corporation in one or more series, and the Board of Directors has
duly approved and adopted the following resolution on               , 200  (the
"Resolution"):

     RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors hereby creates, authorizes and provides for the issuance of a series of the preferred stock of the Corporation, par value $.01 per share (such preferred stock designated as the "Series B-[ ] Cumulative Convertible
  Preferred Stock"), consisting of         shares and having the powers,
  preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

   1. Number and Designation.           shares of the preferred stock of the
Corporation shall constitute a series designated as "Series B-[ ] Cumulative Convertible Preferred Stock" (the "Series B-[ ] Preferred Stock").

   2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

   "Affiliate" with respect to a Person shall have the meaning set forth in Rule 12b-2 under the Exchange Act and shall include an officer or director of such Person.

   "Applicable Conversion Price" means $      , subject to adjustment from time
to time pursuant to Section 8(g).

   "beneficial ownership" of securities of any Person shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

   "Benefit Plans" means the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, the ITC/\DeltaCom, Inc. Director Stock Option Plan, the ITC Holding Company, Inc. Amended and Restated Stock Option Plan, the ITC Holding Company, Inc. NonEmployee Director Stock Option Plan and the ITC/\DeltaCom, Inc. Employee Profit Sharing & 401(k) Plan.

   "Board of Directors" means the board of directors of the Corporation.

   "Business Day" means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in New York City, New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

   "Change of Control Event" means any of the following events: (i) the event specified in clause (i)(b) of the definition of "Change of Control" contained in the Indenture, dated as of June 3, 1997, as amended from time to time, between the Corporation and United States Trust Company of New York, as Trustee; (ii) the event specified in clause (i) of the definition of "Change of Control" contained in the Indenture, dated as of March 3, 1998, as amended from time to time, between the Corporation and United States Trust Company of New York, as Trustee; (iii) the event specified in clause (i) of the definition of "Change of Control" contained in the Indenture, dated as of November 5, 1998, as amended from time to time, between the Corporation and United States Trust Company of New York, as Trustee; and (iv) the event specified in clause (a) of the definition of "Change of Control" contained in the Senior Credit Agreement.

   "Common Stock" means any shares of the common stock, par value $.01 per share, of the Corporation now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be exchanged for or reclassified or converted into Common Stock, any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon reclassification or conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, reclassification, stock dividend, recapitalization of the Corporation or otherwise.

   "Common Stock Deemed Outstanding" means the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable upon the exercise of any then outstanding Warrants or issuable upon conversion of any then outstanding Series A Preferred Stock or Series B Preferred Stock, whether or not such Warrants, Series A Preferred Stock or Series B Preferred Stock are actually exercisable, convertible or exchangeable at such time, without duplication.

   "Convertible Notes" means the 4 1/2% Convertible Subordinated Notes due 2006 of the Corporation.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

   "Initial Holder" means ITC Holding Company, Inc.

   "Initial Issue Date" means the date on which the Corporation issues and sells shares of the Series B-[ ] Preferred Stock pursuant to the Investment Agreement.

   "Investment Agreement" means the Investment Agreement, dated as of February 27, 2001, as amended from time to time, between the Corporation and the Initial Holder.

   "Issue Date" means           , 200 . [the date of issuance and sale of the
Series B-[  ] Preferred Stock].

   "Liquidation Preference" with respect to a share of Series B-[ ] Preferred Stock means, as at any date, the sum of (x) $1,000.00 plus (y) any Special Amount with respect to such share plus (z) an amount equal to any accrued and unpaid Preferred Dividends (as defined in Section 4(a)) with respect to such share from the last Dividend Payment Date through such date.

   "Market Price" means, with respect to the Common Stock, on any given day,
(i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or

(ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Board of Directors for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

   "Nasdaq Marketplace Rules" means the rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and The Nasdaq Stock Market, Inc. in effect from time to time and applicable to the Corporation.

   "Original Purchase Price" means, with respect to a share of Series B-[ ] Preferred Stock, $1,000.00.

   "outstanding," when used with reference to shares of Common Stock, means issued shares, excluding shares held by a subsidiary of the Corporation.

   "Person" means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

   "Senior Credit Agreement" means the Credit Agreement, dated as of April 5, 2000, as amended from time to time, among the Corporation, as Parent, Interstate FiberNet, Inc., as Borrower, the Subsidiary Guarantors named therein, the Initial Lenders named therein, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Bank of America, N.A., as Syndication Agent, and Goldman Sachs Credit Partners L.P., as Documentation Agent.

   "Series A Designation" means the Certificate of Designation for the Series A Preferred Stock.

   "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation.

   "Series B Certificates of Designation" means, collectively, this Certificate of Designation and the certificates of designation with respect to each other series of the Series B Preferred Stock.

   "Series B Preferred Stock" means, collectively, the Series B-[ ] Preferred Stock created hereby and each other series of preferred stock, par value $.01 per share, of the Corporation designated by the Board of Directors as "Series B-[ ] Cumulative Convertible Preferred Stock" which is issued pursuant to the Investment Agreement.

   "Special Amount" with respect to a share of Series B-[ ] Preferred Stock means an amount equal to all dividends and other amounts which have become payable in respect of such share under Section 4(a) but which have not been paid. The Special Amount with respect to any such share shall be reduced by the amount of any such dividends and other amounts actually paid in respect of such share under Section 4(c).

   "Warrants" means the common stock purchase warrants issued by the Corporation pursuant to the Investment Agreement.

   3. Rank. The Series B-[ ] Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding-up, rank (i) senior to the Common Stock and to each other class of Capital Stock of the Corporation or series of preferred stock of the Corporation established hereafter by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding-up of the Corporation, and senior to the Series A Preferred Stock with respect to dividend rights (collectively referred to, together with all classes of Common Stock of the Corporation and with the Series A Preferred Stock (solely in respect of dividend rights), as "Junior Securities"); (ii) on a parity with the Series A Preferred Stock (solely with respect to rights on liquidation, dissolution and winding-up of the Corporation), each other series of Series B Preferred Stock and each class of Capital Stock of the Corporation or series of preferred stock of the Corporation established hereafter by the Board of Directors in accordance with Section 9(d), the terms of which expressly provide that such class or series shall rank on a parity with the Series B Preferred Stock as to dividend rights or rights on liquidation, dissolution and winding-up (collectively referred to as "Parity Securities"); and (iii) junior to each class of Capital Stock of the Corporation or series of preferred stock of the Corporation established hereafter by the Board of Directors in accordance with
Section 9(d), the terms of which expressly provide that such class or series shall rank senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding-up of the Corporation (collectively referred to as "Senior Securities").

   4. Dividends.

   (a) The holders of shares of Series B-[ ] Preferred Stock shall be entitled to receive with respect to each share of Series B-[ ] Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate of 8% per annum of the sum of the Original Purchase Price plus any Special Amount with respect to such share (the "Preferred Dividend"). Preferred Dividends on a share of Series B-
[ ] Preferred Stock shall accrue and shall be cumulative whether or not declared from the date of issue of such share of Series B-[ ] Preferred Stock and shall be payable quarterly in arrears on April 15, July 15, October 15 and January 15 of each year (unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day) (each such date being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"), commencing on the Dividend Payment Date for the first full Dividend Period occurring after the Issue Date. Each such dividend shall be payable to the holders of record of shares of the Series B-[ ] Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Record Date. As used herein, the term "Record Date." means, with respect to the dividend payable on April 15, July 15, October 15 and January 15, respectively, of each year, the preceding March 31, June 30, September 30 and December 31, or such other date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed as the record date by the Board of Directors. Notwithstanding the foregoing provisions of this Section 4(a), so long as any shares of Series B-
[ ] Preferred Stock and any shares of any other series of Series B Preferred Stock are outstanding, no dividends shall be declared or paid or set aside for payment upon any shares of any series of Series B Preferred Stock for any current Dividend Period pursuant to Section 4(a) of the Series B Certificates of Designation unless such dividends are (i) declared and paid in full, or declared and a sum sufficient for such payment is set aside for payment in full, of all such dividends on all series of Series B Preferred Stock, or (ii) declared and paid ratably, or declared and a sum sufficient for such payment is set aside for payment ratably, on all series of Series B Preferred Stock in proportion to the respective amounts of dividends accumulated and unpaid with respect to all series of Series B Preferred Stock for such current Dividend Period.

   (b) The amount of Preferred Dividends payable on the initial Dividend Payment Date, or in respect of any period shorter or longer than a full Dividend Period, on the Series B-[ ] Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. No interest, or sum or money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B-[ ] Preferred Stock that may be in arrears.

   (c) Accrued Special Amounts for any past Dividend Periods may be declared and paid on any subsequent Dividend Payment Date to holders of record on the corresponding Record Date.

   (d) In the sole discretion of the Corporation, any Preferred Dividend may be paid (i) in cash, (ii) in shares of Series B-[ ] Preferred Stock or (iii) in a combination of cash and shares of Series B-[ ] Preferred

Stock. Each share of Series B-[ ] Preferred Stock issued in payment of a Preferred Dividend shall be valued at, solely for purposes of determining the number of shares of Series B-[ ] Preferred Stock to be issued as a dividend, the Original Purchase Price and shall, upon issuance, be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights. If any such Preferred Dividend would result in a fractional share of Series B-[ ] Preferred Stock, the Corporation, in its sole discretion, may either pay such fractional share or round such fractional share up to the nearest whole share of Series B-[ ] Preferred Stock. Payment of a Preferred Dividend in shares of Series B-[ ] Preferred Stock shall be made by delivering certificates evidencing such shares to the holders of the Series B-[ ] Preferred Stock in such denominations as each such holder may request at such holder's address as it shall appear on the stock register of the Corporation.

   (e) So long as any shares of Series B-[ ] Preferred Stock are outstanding, no dividend, except as described in the last sentence of Section 4(f) and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Parity Securities) by the Corporation (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Special Amounts have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B-[ ] Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the date of redemption, purchase, or acquisition for consideration of, such Parity Securities. When Special Amounts are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all Special Amounts and additional amounts declared upon shares of the Series B-[ ] Preferred Stock and all dividends and additional amounts declared upon any other Parity Securities shall be declared ratably in proportion to the respective amounts of Special Amounts and additional amounts accumulated and unpaid on the Series B-[ ] Preferred Stock and dividends and additional amounts accumulated and unpaid on such Parity Securities.

   (f) So long as any shares of the Series B-[ ] Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or acquisition being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) all Special Amounts and additional amounts on all outstanding shares of the Series B-[ ] Preferred Stock and accrued and unpaid dividends and additional amounts on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B-[ ] Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B-[ ] Preferred Stock and the current dividend period with respect to such Parity Securities. Notwithstanding anything in this Certificate of Designation to the contrary, the Corporation may declare and pay dividends on Parity Securities which are payable solely in additional shares of, or by the increase in the liquidation value of, Parity Securities or on Junior Securities which are payable in additional shares of, or by the increase in the liquidation value of, Junior Securities, as applicable, or redeem, purchase or otherwise acquire Junior Securities in exchange for Junior Securities, and Parity Securities in exchange for Parity Securities or Junior Securities.

   (g) So long as any shares of Series B-[ ] Preferred Stock are outstanding, if the Corporation pays a dividend in cash or other property on the Common Stock, other than a dividend in shares of Capital Stock, then at the same time the Corporation shall declare and pay a dividend on each share of Series B-[ ] Preferred Stock in an amount equal to the dividend which would otherwise have been declared and paid with respect to the Common Stock issuable upon conversion of Series B-[ ] Preferred Stock if all of the outstanding Series B- [ ] Preferred Stock had been converted immediately prior to the record date for such dividend, or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividend are to be determined.

   5. Liquidation Preference.

   (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of shares of Series B-[ ] Preferred Stock shall be entitled to receive an amount in cash equal to the greater of (x) the aggregate Liquidation Preferences of the shares of Series B-[ ] Preferred Stock as of the date of liquidation, or (y) the aggregate amount that would have been received with respect to the shares of Common Stock if the Series B-[ ] Preferred Stock had been converted to Common Stock immediately prior to such liquidation, dissolution or winding-up. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the aforesaid amounts under clause (x) of the preceding sentence and liquidating payments on all Parity Securities, then such assets, or proceeds thereof, shall be distributed among the shares of Series B- [ ] Preferred Stock and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series B-
[ ] Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full. Any amounts distributed with respect to the Series B-[ ] Preferred Stock pursuant to this Section 5(a) shall be allocated pro rata among the shares of Series B-[ ] Preferred Stock. For the purposes of
Section 5, neither the sale, conveyance, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

   (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of Series B-[ ] Preferred Stock, as provided in Section 5(a), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B-[ ] Preferred Stock and any Parity Securities (other than the Series A Preferred Stock, to the extent provided in the Series A Designation) shall not be entitled to share therein.

   6. Redemption.

   (a) Other than redemption of outstanding shares of capital stock of the Corporation pursuant to Section 4.4 of the Certificate of Incorporation, no shares of Series B-[ ] Preferred Stock shall be redeemable by the Corporation prior to the fifth anniversary of the Issue Date. On and after the fifth anniversary of the Issue Date, to the extent the Corporation shall have funds legally available for such payment, and subject to the rights of the holders pursuant to Section 8, the Corporation may redeem at its option shares of Series B-[ ] Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share in cash equal to the Liquidation Preference as of the date fixed for redemption, without interest.

   (b) On the tenth anniversary of the Issue Date, the Corporation shall redeem all outstanding shares of Series B-[ ] Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference as of the date fixed for redemption, without interest.

   (c) Except as reissued in compliance with Section 9(e), shares of Series B- [ ] Preferred Stock which have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of preferred stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock of the Corporation; provided that no such issued and reacquired shares of Series B-[ ] Preferred Stock shall be reissued or sold as Series B Preferred Stock.

   (d) If the Corporation is unable or shall fail to discharge its obligation to redeem outstanding shares of Series B-[ ] Preferred Stock pursuant to
Section 6(b) (the "Scheduled Redemption Obligation"), the Scheduled Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Scheduled Redemption Obligation. If and so long as any Scheduled Redemption Obligation with respect to any shares of outstanding Series B-[ ] Preferred Stock shall not be fully discharged, the Corporation shall not (i) redeem, purchase or otherwise acquire any Parity Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

   7. Procedure for Redemption.

   (a) In the event that fewer than all the outstanding shares of Series B-[ ] Preferred Stock eligible to be redeemed are to be redeemed, in the case of
Section 6(a), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded up to the nearest whole share).

   (b) In the event the Corporation shall redeem shares of Series B-[ ] Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as such address appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series B-[ ] Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give such notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the date fixed for redemption; (ii) the number of shares of Series B-[ ] Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates representing such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on such redemption date.

   (c) Notice having been mailed as aforesaid, if applicable, from and after the date fixed for redemption, dividends on the shares of Series B-[ ] Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and except the right to convert shares so called for redemption prior to the close of business on the last Business Day immediately preceding the date fixed for such redemption) shall cease. Upon surrender in accordance with such notice, if applicable, of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

   8. Conversion.

   (a) The following conversion rights of the Series B-[ ] Preferred Stock shall be subject in all respects to the provisions of this Section 8, including
Section 8(h). The holders of shares of Series B-[ ] Preferred Stock shall have the right, at any time in whole and from time to time in part, at such holders' option, to convert any or all outstanding shares (and fractional shares) of Series B-[ ] Preferred Stock held by such holders into fully paid and non-assessable shares of Common Stock. At any time and from time to time, each outstanding share of Series B-[ ] Preferred Stock shall be convertible into a number of shares of Common Stock equal to the Liquidation Preference of such share of Series B-[ ] Preferred as of the date of conversion divided by the Applicable Conversion Price for such share of Series B-[ ] Preferred Stock. Upon issuance as a Preferred Dividend pursuant to Section 4(d), each share of Series B-[ ] Preferred Stock so issued shall have the same Applicable Conversion

Price as each then outstanding share of Series B-[ ] Preferred Stock. Notwithstanding any call for redemption pursuant to Section 6(a), the right to convert shares so called for redemption shall terminate at the close of business on the last Business Day immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

   (b) (i) In order to exercise the conversion right, the holder of the shares of Series B-[ ] Preferred Stock to be converted shall surrender the certificate representing such shares at the principal executive offices of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series B-[ ] Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

     (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series B-[ ] Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (x) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this
   Section 8, (y) any cash adjustment pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series B-[ ] Preferred Stock not being so converted.

     (iii) Each conversion of shares of Series B-[ ] Preferred Stock pursuant to Section 8(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B-[ ] Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the Person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Common Stock in respect of the shares of Series B-[ ] Preferred Stock being converted as determined in accordance with this Section 8 at such time on such date. All shares of Common Stock delivered upon conversion of the Series B-[ ] Preferred Stock shall upon delivery be duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Series B-[ ] Preferred Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 8 and a certificate or certificates representing the shares of Series B-[ ] Preferred Stock not converted.

   (c) (i) Upon delivery to the Corporation by a holder of shares of Series B- [ ] Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series B-[ ] Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

     (ii) If a holder of Series B-[ ] Preferred Stock delivers to the Corporation a certificate therefor and a notice of election to convert, the Series B-[ ] Preferred Stock to be converted shall cease to accrue dividends pursuant to Section 4 but shall continue to be entitled to receive pro rata dividends for the period from the last Dividend Payment Date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities.

     (iii) Except as provided above and in Section 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series B-[ ] Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends theretofore paid on the shares of Common Stock.

   (d) (i) The Corporation covenants that it shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series B-[ ] Preferred Stock.

     (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series B-[ ] Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

   (e) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series B-[ ] Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B-[ ] Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

   (f) No fractional shares of Common Stock shall be issued upon the conversion of the Series B-[ ] Preferred Stock. If the conversion of any shares of Series B-[ ] Preferred Stock would result in a fractional share of Common Stock, the Corporation, in its sole discretion, may (i) round such fractional share up to the nearest whole share of Common Stock or (ii) in lieu thereof pay a cash adjustment in respect of such fractional share in an amount equal to such fractional share multiplied by the Market Price per share of Common Stock on the Business Day next preceding the date on which such shares of Series B-[ ] Preferred Stock are deemed to have been converted.

   (g) In order to prevent dilution of the conversion rights granted under this
Section 8, the Applicable Conversion Price shall be subject to adjustment from time to time pursuant to this Section 8(g). In the event that any adjustment of the Applicable Conversion Price as required herein results in a fraction of a cent, such Applicable Conversion Price shall be rounded up to the nearest cent.

     (i) Adjustment of Applicable Conversion Price and Number of Shares Upon Issuance of Common Stock. Except as otherwise provided in Sections 8(g)(iii), 8(g)(iv) and 8(g)(v), if and whenever on or after the Issue Date the Corporation issues or sells, or in accordance with Section 8(g)(ii) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 8(g)(ii)) less than the then Applicable Conversion Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Applicable Conversion Price shall be reduced to a price determined by multiplying the Applicable Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (A) the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 8(g)(ii), received or receivable by the Corporation upon such Dilutive Issuance divided by the then Applicable Conversion Price in effect immediately prior to the Dilutive Issuance, and (B) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Issuance.

    (ii) Effect on Applicable Conversion Price of Certain Events. For purposes of determining the adjusted Applicable Conversion Price under
  Section 8(g)(i), the following provisions shall be applicable:

       (A) Issuance of Rights or Options. If the Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the then Applicable Conversion Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing
    (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by
    (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Applicable Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

       (B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment to the Applicable Conversion Price is made pursuant to Section 8(g)(ii)(A)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the then Applicable Conversion Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing
    (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Applicable Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Applicable Conversion Price had been or are to be made pursuant to other provisions of this Section 8(g), no further adjustment of the Applicable Conversion Price shall be made by reason of such issuance or sale.

       (C) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Applicable Conversion Price in effect at the time of such change shall be readjusted to the Applicable Conversion Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

       (D) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Applicable Conversion Price then in effect shall be readjusted to the Applicable Conversion Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), had never been issued.

       (E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Section 8(g) shall be the amount received by the Corporation therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the mutual agreement of the Board of Directors and the holders of a majority of the outstanding Series B Preferred Stock. If the Board of Directors and the holders of a majority of the outstanding Series B Preferred Stock are unable to reach such agreement within a reasonable period, the fair value of such consideration shall be determined by an independent investment bank or a "Big Five" independent public accounting firm, in either case of nationally recognized standing in the valuation of businesses similar to the business of the Corporation, which shall be mutually acceptable to the Corporation and such holders. The determination of such investment bank or public accounting firm shall be final and binding upon the Corporation and the holders of the Series B Preferred Stock.

       (F) Exceptions to Adjustment of Applicable Conversion Price. No adjustment to the Applicable Conversion Price shall be made (i) upon the grant or conversion or exercise of any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the Issue Date, or issuable pursuant to the Investment Agreement (including, without limitation, the Warrants, the Series A Preferred Stock, the Series B Preferred Stock, the Convertible Notes and any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the Issue Date under the Benefit Plans or otherwise); (ii) upon the grant or conversion or exercise of any Capital Stock, Options or Convertible Securities which may be issued or granted after the Issue Date under any stock option, stock incentive or other employee benefit plan of the Corporation or any subsidiary thereof in effect as of the Issue Date (including, without limitation, the Benefit Plans) or which becomes effective after the Issue Date, so long as such stock option, stock incentive or other employee benefit plan is approved by the Board of Directors (including the director designees, if any, of the holders of the Series B Preferred Stock);
    (iii) upon the issuance and exercise of the Warrants; (iv) upon the issuance, conversion or redemption of shares of Series B Preferred Stock in accordance with the Series B Certificates of Designation; or
    (v) upon any dividend or distribution on the Series B Preferred Stock in accordance with the Series B Certificates of Designation.

     (iii) Distribution of Assets. If the Corporation shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of such distribution, the holders of the Series B-[ ] Preferred Stock shall be entitled to receive the amount of such assets which, if the Series B-[ ] Preferred Stock had been converted into shares of Common Stock immediately prior to such time, would have been payable to the holder of such shares of Common

  Stock on the record date for the determination of stockholders entitled to such distribution. Notwithstanding anything in this Certificate of Designation, no adjustment in the Applicable Conversion Price shall be made under Section 8(g)(ii) to the extent the holders of Series B-[ ] Preferred Stock participate in any such distribution of assets in accordance with this Section 8(g)(iii) and Section 4(g).

     (iv) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Corporation at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (v) Consolidation, Merger or Sale. In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger, sale or conveyance, adequate provision shall be made whereby each holder of the Series B-[ ] Preferred Stock shall have the right to acquire and receive upon conversion of such Series B-[ ] Preferred Stock in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable upon the conversion of such Series B-
  [ ] Preferred Stock, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of such Series B-[ ] Preferred Stock if such consolidation, merger, sale or conveyance had not taken place.

     (vi) Notice of Adjustment. Within 20 Business Days after the occurrence of any event which requires any adjustment of the Applicable Conversion Price, the Corporation shall give written notice thereof to the holders of Series B-[ ] Preferred Stock. Such notice shall state the Applicable Conversion Price resulting from such adjustment and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Corporation.

     (vii) Minimum Adjustment of Applicable Conversion Price. No adjustment of the Applicable Conversion Price shall be made in an amount of less than 1% of the Applicable Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Applicable Conversion Price.

   (h) Notwithstanding Section 8(a) and any other provision of this Certificate of Designation, the Series B-[ ] Preferred Stock shall be convertible by any holder thereof into shares of Common Stock pursuant to Section 8 from time to time, and such holder shall be entitled to exercise such conversion right, only to the extent that such convertibility or the exercise of such conversion right would not result in a Change of Control Event, as determined by the Board of Directors in good faith in accordance with the Investment Agreement. The operation of the preceding sentence shall not limit any adjustment of the Applicable Conversion Price pursuant to Section 8(g).

   9. Voting Rights.

   (a) The holders of record of shares of Series B-[ ] Preferred Stock shall be entitled to vote on an as-converted basis (calculated in accordance with Section 8(a) as of the close of trading on the record date for such vote and subject to the following sentence) with the holders of the Common Stock and each other series of Series B Preferred Stock as a single class on all matters presented to the holders of the Common Stock for vote, except in each case (i) as hereinafter provided in Section 9, (ii) as otherwise and to the extent provided by law, or (iii) as otherwise and to the extent provided by the Nasdaq Marketplace Rules or the rules, regulations and interpretations of any securities exchange on which the Common Stock is traded, as determined by the Board of Directors in good faith. Any holder of record of shares of Series B-[ ] Preferred Stock shall be entitled to vote on an as-converted basis as provided in this Certificate of Designation only to the extent that the exercise of such as-converted voting rights by such holder would not result in a Change of Control Event, as determined by the Board of Directors in good faith in accordance with the Investment Agreement. So long as the provisions of Section 9(b) or 9(c) of the Series B Certificates of Designation entitle any holder of the Series B Preferred Stock to designate for nomination a director or directors of the Corporation, the holders of the Series B Preferred Stock shall have the exclusive right, voting together as a single class either at a meeting of stockholders or by written consent, to vote with respect to such designee or designees to the Board of Directors.

   (b) Effective as of the Initial Issue Date, any holder of record of at least 50,000 shares of Series B Preferred Stock shall be entitled to designate for nomination for election, and the holders of the Series B Preferred Stock, voting together as a single class, shall be entitled to elect, one director to the Board of Directors in accordance with Section 9 of the Series B Certificates of Designation. Effective as of the Initial Issue Date, any holder of record of at least 100,000 shares of Series B Preferred Stock shall be entitled to designate for nomination for election, and the holders of the Series B Preferred Stock, voting together as a single class, shall be entitled to elect, two directors to the Board of Directors in accordance with Section 9 of the Series B Certificates of Designation. At such time as any holder of Series B Preferred Stock owns of record at least 50,000 shares or 100,000 shares of Series B Preferred Stock and such holder of record notifies the Corporation in writing that it wishes to designate for nomination for election one or two directors, as applicable, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be increased by one director or two directors, as the case may be. Notwithstanding the preceding sentence, for so long as a holder of Series B Preferred Stock that is otherwise entitled to nominate a director pursuant to Section 9(b) of the Series B Certificates of Designation has an Affiliate who is serving on the Board of Directors and who has not been designated pursuant to Section 9 of the Series B Certificates of Designation, such holder shall not be entitled to designate for nomination, nor shall the holders of the Series B Preferred Stock, voting together as a single class, be entitled to elect, an additional director or directors to the Board of Directors. Notwithstanding anything in
Section 9(b) of the Series B Certificates of Designation to the contrary, (i) effective as of the date on which a holder's record ownership of the Series B Preferred Stock shall be reduced to a number of outstanding shares (calculated without giving effect to any Preferred Dividends paid to such holder in shares of Series B Preferred Stock pursuant to Section 4(d) of the Series B Certificates of Designation) which is less than 100,000 shares but at least 50,000 shares, such holder shall be entitled to designate for nomination only one director for election to the Board of Directors, and the holders of the outstanding shares of Series B Preferred Stock shall have the exclusive right to vote, together as a single class, for the election of only one director to the Board of Directors, and the directorship of the latter of the two directors shall immediately terminate, and (ii) effective as of the date on which a holder's record ownership of the Series B Preferred Stock is reduced to less than 50,000 outstanding shares (calculated without giving effect to any Preferred Dividends paid to such holder in shares of Series B Preferred Stock pursuant to Section 4(d) of the Series B Certificates of Designation), the entitlement of such holder to designate for nomination one director for election to the Board of Directors, and the exclusive right of the holders of the outstanding shares of Series B Preferred Stock to vote, together as a single class, for the election of a director to the Board of Directors shall cease, and such directorship shall immediately terminate. Directors elected by the holders of the Series B Preferred Stock shall not serve a classified term with the directors elected by the holders of Common Stock together with the holders of any other class or series of capital stock entitled to vote thereon. In no event shall the holders of Series B Preferred Stock be entitled to elect more than two directors to the Board of Directors pursuant to Section 9(b) of the Series B Certificates of Designation. If more than two holders of Series B Preferred Stock would, but for the provisions of Section 9(b) of the Series B Certificates of Designation, be entitled to nominate for election more than two directors to the Board of Directors pursuant to Section 9(b) of the Series B Certificates of Designation, such holders shall mutually agree on the nomination for election of two such directors.

   (c) Any director elected by the holders of Series B Preferred Stock who serves as a member of the Board of Directors may be removed without cause only by the holders of a majority of the outstanding shares of Series B Preferred Stock. If a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any director elected by the holders of the Series B Preferred Stock, the holder of the Series B Preferred Stock who designated for nomination for election such director shall be entitled to designate for nomination for election, and the holders of the Series B Preferred Stock, voting together as a single class, may elect a replacement director to the Board of Directors.

   (d) Without the written consent of holders of a majority of the outstanding shares of Series B-[ ] Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series B-[ ] Preferred Stock at a meeting of the holders of Series B-[ ] Preferred Stock called for such purpose, the Corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation so as to affect adversely the preferences, rights or powers of the Series B-[ ] Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series B-[ ] Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series B-[ ] Preferred Stock or the affirmative vote of holders of two-thirds of the outstanding shares of Series B-[ ] Preferred Stock at a meeting of the holders of Series B-[ ] Preferred Stock called for such purpose. Without the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose, the Corporation shall not authorize the issuance of or issue any Parity Securities (other than any series of Series B Preferred Stock as contemplated in the Series B Certificates of Designation or in the Investment Agreement) or Senior Securities.

   (e) In any transaction in which the Series B Preferred Stock shall remain outstanding or be converted into capital stock of any entity other than the Corporation, the Corporation may, without the consent of the holders of the Series B Preferred Stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect of such successor, transferee or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series B Preferred Stock has immediately prior to such transaction. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this Section 9(e), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series B Preferred Stock (or the shares or interests into, or for which, the Series B Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series B Preferred Stock. Any consent required pursuant to this Section 9(e) shall be given by written consent of holders of a majority of the outstanding shares of Series B Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose.

   (f) In exercising the voting rights set forth in this Section 9, each share of Series B-[ ] Preferred Stock shall have one vote per share except as otherwise expressly provided for herein. Except as otherwise required by applicable law or as set forth herein, the shares of Series B-[ ] Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders of the Series B-[ ] Preferred Stock shall not be required for the taking of any corporate action.

   10. Headings. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

   IN WITNESS WHEREOF, said ITC/\DeltaCom, Inc. has caused this Certificate of
Designation to be signed by            , its duly authorized          , this
    day of          , 200  .

                                          ITC/\DELTACOM, INC.

                                          By:
                                             ---------------------------------
                                            Name:
                                            Title:

                                                                      APPENDIX E

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THE INVESTMENT AGREEMENT, DATED AS OF FEBRUARY 27, 2001 (AS AMENDED FROM TIME TO TIME, THE "INVESTMENT AGREEMENT"), BETWEEN THE CORPORATION AND ITC HOLDING COMPANY, INC., NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR SUCH LAWS OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH LAWS, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT OR SUCH LAWS AND (B) IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH HEREIN AND SET FORTH IN THE INVESTMENT AGREEMENT. A COPY OF THE INVESTMENT AGREEMENT IS AVAILABLE UPON REQUEST TO THE SECRETARY OF THE CORPORATION FOR INSPECTION AT THE OFFICES OF THE CORPORATION.

     THIS WARRANT WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF
              SHARES OF SERIES B-    CUMULATIVE CONVERTIBLE
     PREFERRED STOCK, PAR VALUE $.01 PER SHARE (THE "SERIES B PREFERRED STOCK"), OF ITC/\DELTACOM, INC. AND WARRANTS INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE
                  SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF ITC/\DELTACOM, INC. PRIOR TO THE CLOSE OF BUSINESS ON
                 . THIS WARRANT MAY NOT BE TRANSFERRED SEPARATELY FROM, BUT MAY BE TRANSFERRED ONLY TOGETHER WITH, SUCH SERIES B PREFERRED STOCK.

                               ITC/\DELTACOM, INC.
                         COMMON STOCK PURCHASE WARRANT

   THIS CERTIFIES THAT, for value received,                        , a
corporation, or its permitted assigns, is entitled to purchase from ITC/\DeltaCom, Inc., a Delaware corporation (the "Corporation"), at any time or from time to time as prescribed herein during the period specified in Section
2,                                 (         ) fully paid and non-assessable
shares of the Common Stock, par value $.01 per share, of the Corporation (the
"Common Stock"), at an exercise price of $                   per share (the
"Exercise Price"). The term "Warrant Shares" as used herein refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 4. The term "Warrants" as used herein means this Warrant and the other warrants issued pursuant to the Investment Agreement, dated as of February 27, 2001, between the Corporation and ITC Holding Company, Inc. (as amended from time to time, the "Investment Agreement").

   This Warrant is subject to the following terms, provisions and conditions.

   1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole of in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Corporation during normal business hours on any Business Day at the Corporation's principal executive offices

(or such other office or agency of the Corporation as it may designate by notice to the holder hereof), and upon (i) payment to the Corporation in cash, by certified or official bank check or by wire transfer for the account of the Corporation, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Corporation of a written notice of an election to effect a "Cashless Exercise" (as defined in Section 12(c)) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares (or an election to effect a Cashless Exercise has been made) as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding 10 Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Corporation shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

   2. Period of Exercise; Limitation on Exercise.

     (a) Subject to the terms and conditions herein, this Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered pursuant to the Investment Agreement and before 5:00 p.m., New York City time, on the tenth (10th) anniversary of such date (the "Exercise Period").

     (b) Notwithstanding Section 2(a) and any other provision of this Warrant, this Warrant shall be exercisable by any holder thereof from time to time, and such holder shall be entitled to exercise this Warrant in whole or in part, only to the extent that such exercise would not result in a Change of Control Event, as determined by the Board of Directors in good faith in accordance with the Investment Agreement. The operation of the preceding sentence shall not limit any adjustment of the Exercise Price pursuant to Section 4.

   3. Certain Agreements of the Corporation. The Corporation hereby covenants and agrees as follows:

     (a) Shares to be Fully Paid. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be duly and validly issued, fully paid and non-assessable and not subject to the preemptive or other similar rights of the stockholders of the Corporation.

     (b) Reservation of Shares. During the Exercise Period, the Corporation at all times shall have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

     (c) Listing. The Corporation shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant, if applicable) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Corporation shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Corporation issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     (d) Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Corporation by merger, consolidation, or acquisition of all or substantially all the Corporation's assets.

   4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

     (a) Adjustment of Exercise Price and Number of Shares Upon Issuance of Common Stock. Except as otherwise provided in Sections 4(c), 4(d) and 4(e), if and whenever on or after the Issue Date the Corporation issues or sells, or in accordance with Section 4(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 4(b)) less than the then applicable Exercise Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 4(b), received or receivable by the Corporation upon such Dilutive Issuance divided by the then applicable Exercise Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Issuance.

     (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a), the following provisions shall be applicable:

       (i) Issuance of Rights or Options. If the Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the then applicable Exercise Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

       (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which adjustment to the applicable Exercise Price is made pursuant to Section 4(b)(i)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the then applicable Exercise Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4(b), no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

       (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (A) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (B) the amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities; or (C) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

       (iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect shall be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), had never been issued.

       (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant shall be the amount received by the Corporation therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the mutual agreement of the Board of Directors and the Requisite Warrant Holders (as defined in Section 12(a)). If the Board of Directors and the Requisite Warrant Holders are unable to reach such agreement within a reasonable period, the fair value of such consideration shall be determined by an independent investment bank or a "Big Five" independent public accounting firm, in either case of nationally recognized standing in the valuation of businesses similar to the business of the Corporation, which shall be mutually acceptable to the Corporation and such holders. The determination of such investment bank or public accounting firm shall be final and binding upon the Corporation and the holders of the Warrants.

       (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price shall be made (i) upon the grant or conversion or exercise of any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the Issue Date, or issuable pursuant to the Investment Agreement (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock, the Warrants and the Convertible Notes and any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the Issue Date under the Benefit Plans or otherwise); (ii) upon the grant or conversion or exercise of any Capital Stock, Options or Convertible Securities which may be issued or granted after the Issue Date under any stock option, stock incentive or other employee benefit plan of the Corporation or any subsidiary thereof in effect as of the Issue Date (including, without limitation, the Benefit Plans) or which becomes effective after the Issue Date, so long as such stock option, stock incentive or other employee benefit plan is approved by the Board of Directors (including the director designees, if any, of the holders of the Series B Preferred Stock); (iii) upon the issuance and exercise of the Warrants; (iv) upon the issuance, conversion or redemption of shares of Series B Preferred Stock in accordance with the Series B Certificates of Designation; or (v) upon any dividend or distribution on the Series B Preferred Stock in accordance with the Series B Certificates of Designation.

     (c) Distribution of Assets. In case the Corporation shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, the holder of this Warrant shall be entitled, upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder if such holder had been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

     (d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Corporation at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     (e) Consolidation, Merger or Sale. In case of any consolidation of the Corporation with, or merger of the Corporation into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger, sale or conveyance, adequate provision shall be made whereby the holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant if such consolidation, merger, sale or conveyance had not taken place. In any such case, the Corporation shall make appropriate provision to insure that the provisions of this Section 4 shall thereafter be applicable as nearly as may be in relation to any shares of capital stock or securities thereafter deliverable upon the exercise of this Warrant.

     (f) Adjustment in Number of Shares. Upon each change of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying such number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such change by a fraction, the numerator of which is the Exercise Price immediately before such change and the denominator of which is the Exercise Price immediately after such change.

     (g) Notice of Adjustment. Within 20 Business Days after the occurrence of any event which requires any adjustment of the Exercise Price, the Corporation shall give written notice thereof to the holder of this Warrant. Such notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Corporation.

     (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

     (i) No Fractional Shares. No fractional shares of Common Stock shall be issued upon the exercise of this Warrant. If the exercise of this Warrant would result in a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise of this Warrant shall be rounded up to the next higher number of whole shares.

     (j) Other Notices. In case at any time:

       (i) the Corporation shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

       (ii) the Corporation shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

       (iii) there shall be any capital reorganization of the Corporation, or reclassification of the Common Stock, or consolidation or merger of the Corporation with or into, or sale of all or substantially all of the Corporation's assets to another corporation or entity; or

       (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

  then, in each such case, the Corporation shall give to the holder of this Warrant notice of the date on which the books of the Corporation shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, merger, sale, dissolution, liquidation or winding-up. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least 20 calendar days prior to the record date or the date on which the Corporation's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

   5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such Warrant Shares for any issuance tax or other costs in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

   6. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

   7. Transfer, Exchange, and Replacement of Warrant; Issuance of Warrant
Shares.

     (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Corporation referred to in Section 7(e), provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(f) and 7(g), to the restrictions on transfer set forth in Article V and Section 3.5 of the Investment Agreement, and to the other applicable provisions of the Investment Agreement. Until due presentment for registration of transfer on the books of the Corporation, the Corporation may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Corporation shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 are assignable only in accordance with the provisions of the Registration Rights
Agreement, dated as of         , 2001, by and among the Corporation and the
Holders party thereto (as amended from time to time, the "Registration Rights Agreement").

     (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Corporation referred to in Section 7(e), for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder. Each such new Warrant shall represent the right to purchase such number of shares of Common Stock as shall be designated by the holder hereof at the time of such surrender.

     (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

     (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this
Section 7, this Warrant shall be promptly canceled by the Corporation. The Corporation shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

     (e) Register. The Corporation shall maintain, at its principal executive offices (or such other office or agency of the Corporation as it may designated by notice to the holder hereof), a register for this Warrant, in which the Corporation shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder) shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities or blue sky laws, the Corporation may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Corporation a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Corporation, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Corporation an investment letter in form and substance acceptable to the Corporation and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The holder of this Warrant, by taking and holding this Warrant, represents to the Corporation that such holder is acquiring this Warrant for investment and not with a present view to the distribution thereof (it being understood that except as otherwise provided in this Warrant, such holder does not agree to hold the Warrant for any minimum or other specific term and reserves the right to dispose of the Warrant at any time in accordance with the Securities Act and state securities laws applicable to such disposition).

     (g) Restrictive Legend. The certificates representing the Warrant Shares shall bear such restrictive legends as are provided for in the Investment Agreement.

   8. Registration Rights. The initial holder of this Warrant and certain transferees of such holder are entitled to the benefits of such registration rights in respect of this Warrant and the Warrant Shares as are set forth in the Registration Rights Agreement.

   9. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Corporation, or at such other address as shall have been furnished to the Corporation by notice from such holder. All notices, requires, and other communications required or permitted to be given or delivered hereunder to the Corporation shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Corporation at ITC/\DeltaCom, Inc., 4092 South Memorial Parkway, Huntsville, AL 35802, Attention: General Counsel, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Corporation. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

   10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS).

   11. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

     "Benefit Plans" means the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, the ITC/\DeltaCom, Inc. Director Stock Option Plan, the ITC Holding Company, Inc. Amended and Restated Stock Option Plan, the ITC Holding Company, Inc. NonEmployee Director Stock Option Plan and the ITC/\DeltaCom, Inc. Employee Profit Sharing & 401(k) Plan.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in New York City, New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

     "Change of Control Event" means any of the following events: (i) the event specified in clause (i)(b) of the definition of "Change of Control" contained in the Indenture, dated as of June 3, 1997, as amended from time to time, between the Corporation and United States Trust Company of New York, as Trustee; (ii) the event specified in clause (i) of the definition of "Change of Control" contained in the Indenture, dated as of March 3, 1998, as amended from time to time, between the Corporation and United States Trust Company of New York, as Trustee; (iii) the event specified in clause (i) of the definition of "Change of Control" contained in the Indenture, dated as of November 5, 1998, as amended from time to time, between the Corporation and United States Trust Company of New York, as Trustee; and (iv) the event specified in clause (a) of the definition of "Change of Control" contained in the Senior Credit Agreement.

     "Common Stock" means the Common Stock and any additional class of stock of the Corporation having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Sock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e), the stock or other securities or property provided for in Section 4(e).

     "Common Stock Deemed Outstanding" means the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable upon the exercise of any then outstanding Warrants or issuable upon conversion of any then outstanding Series A Preferred Stock or Series B Preferred Stock, whether or not such Warrants, Series A Preferred Stock or Series B Preferred Stock are actually exercisable, convertible or exchangeable at such time, without duplication.

     "Convertible Notes" means the 4 1/2% Convertible Subordinated Notes due 2006 of the Corporation.

     "Current Market Price" means the average of the daily Market Prices of the Common Stock for the 20 consecutive trading days immediately preceding the date for which such value is to be computed.

     "Issue Date" means         , 200  . [the date of issuance and sale of
this Warrant].

     "Market Price" means, with respect to the Common Stock, on any given day,
(i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or
(iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Board of Directors for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

     "Person" means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

     "Senior Credit Agreement" means the Credit Agreement, dated as of April 5, 2000, as amended from time to time, among the Corporation, as Parent, Interstate FiberNet, Inc., as Borrower, the Subsidiary Guarantors named therein, the Initial Lenders named therein, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Bank of America, N.A., as Syndication Agent, and Goldman Sachs Credit Partners L.P., as Documentation Agent.

     "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation.

     "Series B Certificates of Designation" means, collectively, the certificates of designation with respect to the various series of the Series B Preferred Stock.

     "Series B Preferred Stock" means, collectively, each series of preferred stock, par value $.01 per share, of the Corporation designated by the Board of
Directors as "Series B-   Cumulative Convertible Preferred Stock" which is
issued pursuant to the Investment Agreement.

   12. Miscellaneous.

     (a) Amendments; Waivers. Except as provided in the last sentence of this
Section 12(a), the provisions of this Warrant, including the provisions of this sentence, may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Corporation has obtained the written consent of the Requisite Warrant Holders (as defined below). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of this Warrant and that does not directly or indirectly affect the rights of other holders of the Warrants may be given by the holder hereof; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Each holder of the Warrants outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 12(a), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Warrant or is delivered to such holder. "Requisite Warrant Holders" means, as of the date of determination, the holders of Warrants representing a majority of the aggregate value of then outstanding Warrants, where the value of each Warrant shall be equal to the product of the Exercise Price of such Warrant and the Warrant Shares purchasable under such Warrant as of such date of determination. The Corporation may amend or supplement this Warrant without the consent of the holder of this Warrant to (i) cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error contained in this Warrant or (ii) provide for a financial or other qualified institution to act as warrant agent on behalf of the Corporation to register the transfer of Warrants and to assume and discharge such other duties as shall be customary for warrant agents with respect to warrants registered under the Securities Act; provided, that any amendment or supplement referred to in clause (i) or (ii) above does not, and shall not, in the good faith opinion of the Board of Directors, adversely affect, adversely alter or adversely change the rights, privileges or immunities of the holders of Warrants; and provided, further, that the Corporation shall provide each affected holder of Warrants with written notice of each such amendment or supplement.

     (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

     (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, other than the terms of the transfer restrictions set forth in
Section 7, this Warrant may be exercised by presentation and surrender of this Warrant to the Corporation at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which such Holder would otherwise be entitled by a fraction, the numerator of which shall be the excess of the then Current Market Price per share of Common Stock over the Exercise Price, and the denominator of which shall be the then Current Market Price per share of Common Stock.

   IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officer.

                                          ITC/\DELTACOM, INC.

                                          By:
                                             ---------------------------------
                                            Name:
                                            Title:

                                          Dated as of        , 200

                           FORM OF EXERCISE AGREEMENT

                                                            Dated:        , 200

TO: ITC/\DELTACOM, INC.

   The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check or wire transfer in the amount of, or by surrender of securities issued by the Corporation (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 12(c) of the Warrant) equal to,
$     . Please issue a certificate or certificates for such shares of Common
Stock in the name of and pay any cash for any fractional share to:

                                          Name: _______________________________

                                          Address: ____________________________

                                                -------------------------------

                                                -------------------------------

                                          Signature: __________________________

                                          Note: The above signature should
                                          correspond exactly with the name on
                                          the face of the within Warrant.

and, if such number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant shall be issued in the name of such undersigned covering the balance of the shares purchasable thereunder.

                               FORM OF ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

   Name of Assignee                   Address                   No. of Shares
   ----------------                   -------                   -------------

, and hereby irrevocably constitutes and appoints as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:        , 200

In the presence of:

-------------------------------

                                          Name: _______________________________

                                          Signature: __________________________

                                          Title of Signing Officer or Agent
                                          (if any):

                                          Address: ____________________________

                                                -------------------------------

                                                -------------------------------

                                          Note: The above signature should
                                          correspond exactly with the name on
                                          the face of the within Warrant.

                                                                      APPENDIX F
                               ITC/\DELTACOM, INC.

                            AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and independent auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

  1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

  3. Review an analysis prepared by management and the independent auditor on significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

  4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, if significant events, transactions, and changes in accounting principles have affected the quality of financial reporting.

  5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  6. Review major changes to the Company's auditing and accounting principles and practices suggested by the independent auditor, internal auditors or management.

  7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

  8.  Approve the annual audit fees to be paid to the independent auditor.

  9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the independent auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the independent auditor.

  10. Evaluate together with the Board the performance of the independent auditor and, if so determine by the Audit Committee, recommend that the Board replace the independent auditor.

  11. Review with the independent auditors the internal audit department responsibilities, budget and staffing.

  12. Review the appointment and replacement of the senior internal auditing executive.

  13. Review the significant reports to management prepared by the internal auditing department and management responses.

  14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

  15. Obtain from the independent auditor the assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  16. Obtain reports from management and the Company's senior internal auditing executive that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

  17. Discuss with independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  18. Review with the independent auditor any problems or difficulties the independent auditor may have encountered and any management letter provided by the independent auditor and the Company's response to that letter. Such review should include, any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

  19. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  20. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

  21. Review with the Company's general counsel legal maters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquires received from regulators or governmental agencies.

  22. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty to the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                      APPENDIX G



                               ITC/\DELTACOM, INC.
                             1997 STOCK OPTION PLAN
                             (Amended and Restated)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 1.  PURPOSE..............................................................   G-1
 2.  DEFINITIONS..........................................................   G-1
 3.  ADMINISTRATION.......................................................   G-2
     3.1. Committee.......................................................   G-2
     3.2. No Liability....................................................   G-3
 4.  STOCK................................................................   G-3
 5.  ELIGIBILITY..........................................................   G-3
 6.  EFFECTIVE DATE AND TERM..............................................   G-3
     6.1. Effective Date..................................................   G-3
     6.2. Term............................................................   G-3
 7.  GRANT OF OPTIONS.....................................................   G-3
 8.  LIMITATION ON INCENTIVE STOCK OPTIONS................................   G-4
 9.  OPTION AGREEMENTS....................................................   G-4
 10. OPTION PRICE.........................................................   G-4
 11. TERM AND EXERCISE OF OPTIONS.........................................   G-4
     11.1. Term...........................................................   G-4
     11.2. Exercise by Optionee...........................................   G-4
     11.3. Option Period and Limitations on Exercise......................   G-5
     11.4. Method of Exercise.............................................   G-5
     11.5. Parachute Limitations..........................................   G-5
 12. TRANSFERABILITY OF OPTIONS...........................................   G-6
     12.1. Transferability of Options.....................................   G-6
     12.2. Family Transfers...............................................   G-6
 13. TERMINATION OF SERVICE RELATIONSHIP..................................   G-6
 14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY...........................   G-7
     14.1. Death..........................................................   G-7
     14.2. Disability.....................................................   G-7
 15. USE OF PROCEEDS......................................................   G-8
 16. SECURITIES LAWS......................................................   G-8
 17. EXCHANGE ACT: RULE 16b-3.............................................   G-8
     17.1. General........................................................   G-8
     17.2. Compensation Committee.........................................   G-9
     17.3. Restriction on Transfer of Stock...............................   G-9
 18. AMENDMENT AND TERMINATION............................................   G-9
 19. EFFECT OF CHANGES IN CAPITALIZATION..................................   G-9
     19.1. Changes in Stock...............................................   G-9
     19.2. Reorganization With Corporation Surviving......................   G-9
     19.3. Other Reorganizations; Sale of Assets or Stock.................  G-10
     19.4. Adjustments....................................................  G-10
     19.5. No Limitations on Corporation..................................  G-10
 20. WITHHOLDING..........................................................  G-10
 21. DISCLAIMER OF RIGHTS.................................................  G-10
 22. NONEXCLUSIVITY.......................................................  G-11
 23. GOVERNING LAW........................................................  G-11

                               ITC/\DELTACOM, INC.
                             1997 STOCK OPTION PLAN
                             (Amended and Restated)

   ITC/\DeltaCom, Inc., a Delaware corporation (the "Corporation"), sets forth herein the terms of the 1997 Stock Option Plan (the "Plan") as follows:

1.PURPOSE

   The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 5 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to continue to service the Corporation.

2.DEFINITIONS

   For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

   2.1 "Affiliate" means any company or other trade or business that is controlled by or under common control with the Corporation, (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of the Corporation within the meaning of Rule 405 of Regulation C under the 1933 Act.

   2.2 "Board" means the Board of Directors of the Corporation.

   2.3 "Cause" means, unless otherwise defined in an Option Agreement, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between Optionee and the Corporation or any of its Subsidiaries or Affiliates.

   2.4 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

   2.5 "Committee" means the Compensation Committee of the Board which must consist of no fewer than two members of the Board and shall be appointed by the Board.

   2.6 "Corporation" means ITC/\DeltaCom, Inc.

   2.7 "Effective Date" means the date of adoption of the Plan by the Board.

   2.8 "Employer" means ITC/\DeltaCom, Inc. or the Subsidiary, Affiliate or majority stockholder of the Corporation which employs the designated recipient of an Option.

   2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

   2.10 "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date (or on the Grant Date, if so specified by the Committee or the Board) or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Stock are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

   2.11 "Grant Date" means the later of (i) the date as of which the Committee approves the grant and (ii) the date as of which the Optionee and the Corporation, Subsidiary, Affiliate or majority stockholder of the Corporation enter the relationship resulting in the Optionee being eligible for grants.

   2.12 "Family Member" means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

   2.13 "Incentive Stock Option" means an "incentive stock option" within the meaning of section 422 of the Code.

   2.14 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

   2.15 "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

   2.16 "Optionee" means a person who holds an Option under the Plan.

   2.17 "Option Period" means the period during which Options may be exercised as defined in Section 11.

   2.18 "Option Price" means the purchase price for each share of Stock subject to an Option.

   2.19 "Plan" means the ITC/\DeltaCom, Inc. 1997 Stock Option Plan.

   2.20 "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

   2.21 "Service Relationship" means the provision of bona fide services to the Corporation, a Subsidiary, an Affiliate or the majority stockholder as an employee, director, advisor or consultant.

   2.22 "Stock" mean the shares of Common Stock, par value $.01 per share, of the Corporation.

   2.23 "Subsidiary" means any "subsidiary corporation" of the Corporation within the meaning of Section 425(f) of the Code.

3.ADMINISTRATION

   3.1. Committee

   The Plan shall be administered by the Committee appointed by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

   3.2. No Liability

   No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

4.STOCK

   The stock that may be issued pursuant to Options granted under the Plan shall be Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 13,815,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 19 hereof. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

5.ELIGIBILITY

   Options may be granted under the Plan to (i) any officer or key employee of the Corporation, any Subsidiary, any Affiliate or the majority stockholder of the Corporation (including any such officer or key employee who is also a director of the Corporation, any Subsidiary, any Affiliate or the majority stockholder of the Corporation) or (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Corporation by the Committee. An individual may hold more than one Option, subject to such restrictions as are provided herein.

6.EFFECTIVE DATE AND TERM

   6.1. Effective Date

   The Plan shall become effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Options granted hereunder shall be null, void and of no effect.

   6.2. Term

   If not sooner terminated by the Board, the Plan shall terminate on the date 10 years after the effective date.

7.GRANT OF OPTIONS

   Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. Without limiting the foregoing, the Committee may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted.

The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person is 1,605,000 shares, which number of shares is subject to adjustment as provided in Section 19 hereof.

8.LIMITATION ON INCENTIVE STOCK OPTIONS

   An Option shall constitute an Incentive Stock Option only to the extent that
(i) it is designated an Incentive Stock Option and (ii) the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

9.OPTION AGREEMENTS

   All Options granted pursuant to the Plan shall be evidenced by written agreements to be executed by the Corporation and the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

10.OPTION PRICE

   The purchase price of each share of Stock subject to an Option shall be fixed by the Committee and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted. In the case of an Option not intended to constitute an Incentive Stock Option, the Option Price shall be not less than the par value of a share of the Stock covered by the Option on the date the Option is granted.

11.TERM AND EXERCISE OF OPTIONS

   11.1. Term

   Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

   11.2. Exercise by Optionee

   Only the Optionee receiving an Option or a transferee of an Option pursuant to Section 12 (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

   11.3. Option Period and Limitations on Exercise

   Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in Section 6.1 hereof.

   11.4. Method of Exercise

   An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock which, if acquired from the Company, have been owned by the Optionee no less than six (6) months and which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; (c) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of an Option equal in value to the Option Price or portion thereof to be satisfied pursuant to this clause (c); or (d) by a combination of the methods described in Sections 11.4(a), 11.4(b) and 11.4(c) hereof; provided, however, that the Committee may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in
Section 19 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

   11.5. Parachute Limitations

   Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Corporation or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation (or any such Subsidiary) for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Optionee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.

12.TRANSFERABILITY OF OPTIONS

   12.1. Transferability of Options

   Except as provided in Section 12.2, during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise an Option. Except as provided in Section 12.2, no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

   12.2. Family Transfers

   Subject to the terms of the applicable Option Agreement, an Optionee may transfer all or part of an Option which is not an Incentive Stock Option to any Family Member; provided that subsequent transfers of transferred Options are prohibited except those in accordance with this Section 12.2 or by will or the laws of descent and distribution; and, provided further, that, except with the consent of the Board or the Committee, there may be no consideration for any transfer made pursuant to this section. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section
12.2 hereof the term "Optionee" shall be deemed to refer to the transferee. The events of termination of the Service Relationship of Sections 13 and 14 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 11.3.

13.TERMINATION OF SERVICE RELATIONSHIP

   Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee or for Cause, any Option granted to an Optionee pursuant to the Plan shall continue to be exercisable only to the extent that it was exercisable immediately before such termination;

provided, however, such Option shall terminate thirty (30) days after the date of such termination of Service Relationship, unless earlier terminated pursuant to Section 11.1 hereof, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided further, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, any Option granted to an Optionee pursuant to the Plan shall terminate and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of Service Relationship for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, including without limitation this Section 13 and Section 14, unless otherwise provided in an Option Agreement, a termination of Service Relationship with the Corporation, a Subsidiary or an Affiliate shall not be deemed to occur if the Optionee immediately thereafter has a Service Relationship with the Corporation, any other Subsidiary or any other Affiliate.

14.RIGHTS IN THE EVENT OF DEATH OR DISABILITY

   14.1. Death

   If an Optionee dies while in a Service Relationship with the Corporation, a Subsidiary or an Affiliate or within the period following the termination of such Service Relationship during which the Option is exercisable under Section 13 or 14.2 hereof, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 11.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to
Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

   14.2. Disability

   If an Optionee terminates a Service Relationship with the Corporation, a Subsidiary or an Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of Service Relationship, whether or not such Option was exercisable immediately prior to such termination of Service Relationship; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of the termination of the Service Relationship of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of a Service Relationship is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

15.USE OF PROCEEDS

   The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

16.SECURITIES LAWS

   The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.EXCHANGE ACT: RULE 16b-3

   17.1. General

   The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") (and any successor thereto) under the Exchange Act. Any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 17.2 hereof), be inoperative and void.

   17.2. Compensation Committee

   The Committee appointed in accordance with Section 3.1 hereof shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3.

   17.3. Restriction on Transfer of Stock

   No director, officer or other "insider" of the Corporation subject to
Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

18.AMENDMENT AND TERMINATION

   The Board may, at any time and from time to time, suspend or terminate the Plan and make such changes in or additions to the Plan as it may deem proper, provided that, if and to the extent provided by applicable law or regulation, no such suspension or termination of, change in or addition to the Plan shall be made unless such suspension or termination of, or change in or addition to the Plan is authorized by the Company's stockholders. Except as permitted under
Section 19 hereof, no suspension or termination of the Plan or any change in or addition to the Plan shall, without the consent of any Optionee who is adversely affected thereby, alter any Options previously granted to the Optionee pursuant to the Plan.

19.EFFECT OF CHANGES IN CAPITALIZATION

   19.1. Changes in Stock

   If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares issuable under the Plan and for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Stock of the Corporation, the Corporation may, in such manner as the Corporation deems appropriate, adjust
(i) the number and kind of shares of Stock subject to outstanding Options and/or (ii) the exercise price of outstanding Options.

   19.2. Reorganization With Corporation Surviving

   Subject to Section 19.3 hereof, if the Corporation shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

   19.3. Other Reorganizations; Sale of Assets or Stock

   Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of substantially all of the assets of the Corporation to another person or entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

   19.4. Adjustments

   Adjustments under this Section 19 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

   19.5. No Limitations on Corporation

   The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20.WITHHOLDING

   The Corporation or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that an Optionee realizes ordinary income in connection with the exercise of an Option. The Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to an Optionee, and upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalents.

21.DISCLAIMER OF RIGHTS

   No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation, any Subsidiary or any Affiliate, or to interfere in any way with the right and authority of the Corporation, any Subsidiary or any Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation, any Subsidiary or any Affiliate. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

22.NONEXCLUSIVITY

   Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

23.GOVERNING LAW

   This Plan and all Options to be granted hereunder shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

   IN WITNESS WHEREOF, the Company caused its duly authorized officer to execute this Plan as of the 24th day of March, 1997 to evidence its adoption of this Plan, and the Company has caused its duly authorized officer to execute this Plan, amended and restated as of July 25, 2000.

                                          ITC/\DELTACOM, INC.

                                                   /s/ J. Thomas Mullis
                                          By___________________________________
                                                   Senior Vice President

                              ITC/\DELTACOM, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 18, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ITC/\DeltaCom, Inc. (the "Company") hereby appoints Douglas A. Shumate and J. Thomas Mullis, or either of them, with full power of substitution, as proxies to cast all votes, as designated on the reverse side of this proxy card, which the undersigned is entitled to cast at the 2001 annual meeting of stockholders of the Company (the "Annual Meeting") to be held on May 18, 2001, at 11:00 a.m., local time, at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia, and at any adjournment or postponement thereof, upon the following matters and any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.



           (Continued and to be dated and signed on the reverse side)

                       ANNUAL MEETING OF STOCKHOLDERS of

                              ITC/\DELTACOM, INC.

                                 May 18, 2001

                           PROXY VOTING INSTRUCTIONS



TO VOTE BY MAIL
---------------

Please date, sign and mail your proxy card in the envelope provided as soon as possible.



TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and proxy card available when you call.



TO VOTE BY INTERNET
-------------------

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


                         YOUR CONTROL NUMBER IS -----)  [______]


                Please Detach and Mail in the Envelope Provided

-------------------------------------------------------------------------------


[X] Please mark your votes as in this example.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Proposal 1.  To approve an Investment Agreement, dated as of February 27, 2001,
-----------
between the Company and ITC Holding Company, Inc. and the transactions contemplated by the Investment Agreement, including the issuance and sale by the Company of securities thereunder, as described in the accompanying Proxy Statement.

FOR:  [__]    AGAINST:  [__]    ABSTAIN:  [__]

Proposal 2.  To elect four directors to serve on the Board of Directors:
-----------

FOR all nominees listed      WITHHOLD AUTHORITY
(except as marked to the      to vote for all nominees listed
contrary below)

     [____]                           [____]

NOMINEES:  Donald W. Burton
           James V. Martin
           William T. Parr
           Larry F. Williams



(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------

Proposal 3.  To approve the ITC/\DeltaCom, Inc. 1997 Stock Option Plan.
-----------

FOR:  [__]    AGAINST:  [__]    ABSTAIN:  [__]

Proposal 4.  To approve an amendment to the ITC/\DeltaCom, Inc. 1997 Stock
-----------
Option Plan to increase the number of shares of the Company's common stock that may be issued under the plan from 9,815,000 shares to 13,815,000 shares.

FOR:  [__]    AGAINST:  [__]    ABSTAIN:  [__]

This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" THE NOMINEES LISTED IN PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting.

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Signature(s): ___________________  ___________________   Dated:________________

NOTE: (Please date and sign here exactly as name appears hereon. Where signing as attorney, executor, administrator, trustee, guardian or other fiduciary, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)